                                                                     Exhibit 1.1

        THIS CIRCULAR IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

IF YOU ARE IN ANY DOUBT about any of the contents of this circular, you should obtain independent professional advice.

IF YOU HAVE SOLD OR TRANSFERRED all your shares in China Eastern Airlines Corporation Limited, you should at once hand this circular to the purchaser or the transferee or to the bank, licensed securities dealer or other agent through whom the sale or transfer was effected for transmission to the purchaser or the transferee.

The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this circular, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this circular.

               [CHINA EASTERN AIRLINES CORPORATION LIMITED LOGO]

  (A joint stock limited company incorporated in the People's Republic of China with limited liability)

                                (Stock code: 670)

                          VERY SUBSTANTIAL ACQUISITION

A letter from the board of the directors of China Eastern Airlines Corporation Limited (the "COMPANY") is set out on pages 3 to 7 of this circular.

                                                                 31st July, 2006

                                    CONTENTS

                                                                             Pages
DEFINITIONS...............................................................       1

LETTER FROM THE BOARD OF DIRECTORS........................................       3

       1. Introduction....................................................       3

       2. Parties.........................................................       4

       3. The Agreement...................................................       4

       4. Implications under the Listing Rules............................       6

       5. Recommendation..................................................       6

       6. Procedure to demand a poll......................................       6

       7. Additional information..........................................       7

APPENDICES

Appendix I   Financial information of the Group...........................     I-1

Appendix II  Certain additional information required under the
 Listing Rules............................................................    II-1

Appendix III General information..........................................   III-1

                                   DEFINITIONS

      In this circular, unless the context otherwise requires, the following expressions have the following meanings:

"AIRBUS SAS"        means Airbus SAS, a company created and existing under the laws of France;

"AGREEMENT"         means the agreement entered into on 26th June, 2006 by the
                    Company with Airbus SAS regarding the purchase of the Aircraft;

"AIRCRAFT"          means the thirty brand new Airbus A320 series aircraft,
                    comprising Airbus A319 and Airbus A320 aircraft (with engines);

"CEA HOLDING"       means [CHINESE CHARACTER] (China Eastern Air Holding
                    Company), a wholly PRC state-owned enterprise and the controlling shareholder of the Company holding approximately
                    61.64% of its issued share capital;

"CEA NORTHWEST"     means [CHINESE CHARACTER] (China Eastern Air
                    Northwest Company), a company wholly-owned by CEA Holding;

"CEA YUNNAN"        means [CHINESE CHARACTER] (China Eastern Air
                    Yunnan Company), a company wholly-owned by CEA Holding;

"CHINA CARGO"       means [CHINESE CHARACTER] (China Cargo Airlines Co., Ltd.), a subsidiary of the Company whose registered capital is held as to 70% by the Company and 30% by [CHINESE CHARACTER]
                    (China Ocean Shipping (Group) Company), which is otherwise a third party independent of the Company;

"COMPANY"           means [CHINESE CHARACTER] (China Eastern Airlines
                    Corporation Limited), a joint stock limited company incorporated in the PRC with limited liability, whose H shares, A shares and American depositary shares are listed on the Stock Exchange, the Shanghai Stock Exchange and the New York Stock Exchange, Inc., respectively;

"DIRECTORS"         means the directors of the Company;

"EGM" means an extraordinary general meeting of the Company to be held to consider and approve, among other things if considered appropriate and/or required, the Agreement and all transactions contemplated thereunder;

"GROUP"             means the Company and its subsidiaries;

"HK$"               means Hong Kong dollar, the lawful currency of Hong
                    Kong;

"HONG KONG"         means the Hong Kong Special Administrative Region of the
                    People's Republic of China;

                                   DEFINITIONS

"LATEST PRACTICABLE DATE"      means 26th July, 2006, being the latest
                               practicable date for ascertaining certain information included in this circular;

"LISTING RULES"                means the Rules Governing the Listing of
                               Securities on The Stock Exchange of Hong Kong
                               Limited;

"PRC"                          means the People's Republic of China;

"SFO" means the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong);

"STOCK EXCHANGE"               means The Stock Exchange of Hong Kong Limited;

"US$" means United States dollar, the lawful currency of the United States of America.

      For illustration purpose only, translation of US$ to HK$ is made in this circular at the rate of US$1.00 to HK$7.78. No representation is made that any amount in HK$ or US$ could have been or could be converted at such rate or at any other rate or at all.

                       LETTER FROM THE BOARD OF DIRECTORS

               [CHINA EASTERN AIRLINES CORPORATION LIMITED LOGO]
  (A joint stock limited company incorporated in the People's Republic of China with limited liability)

                                (Stock code: 670)

DIRECTORS:                                        LEGAL ADDRESS:
Li Fenghua (Chairman, Executive Director)         66 Airport Street
Luo Chaogeng (President, Executive Director)      Pudong International Airport
Cao Jianxiong (Non-executive Director)            Shanghai
Wan Mingwu (Vice President, Executive Director)   The People's Republic of China
Zhong Xiong (Non-executive Director)
Luo Zhuping (Executive Director)                  HEAD OFFICE:
                                                  2550 Hongqiao Road
INDEPENDENT NON-EXECUTIVE DIRECTORS:              Shanghai
Hu Honggao                                        The People's Republic of China
Peter Lok
Wu Baiwang                                        PRINCIPAL PLACE OF BUSINESS
Zhou Ruijin                                         IN HONG KONG:
Xie Rong                                          5th Floor, McDonald's Building
                                                  48 Yee Wo Street
                                                  Hong Kong

                                                  HONG KONG SHARE REGISTRAR AND
                                                    TRANSFER office:
                                                  Hong Kong Registrars Limited
                                                  Rooms 1712-1716, 17th Floor
                                                  Hopewell Centre
                                                  183 Queen's Road East
                                                  Hong Kong

                                                  31st July, 2006

To the shareholders of the Company

Dear Sir or Madam,

                          VERY SUBSTANTIAL ACQUISITION

1.    INTRODUCTION

      As disclosed in the Company's announcement dated 26th June, 2006, the Company entered into the Agreement with Airbus SAS regarding the purchase of the Aircraft.

                       LETTER FROM THE BOARD OF DIRECTORS

      The Agreement constitutes a very substantial acquisition of the Company under the Listing Rules, and is therefore subject to shareholders' approval at the EGM as required under the Listing Rules.

2.    PARTIES

      The Company is principally engaged in the business of civil aviation.

      To the best knowledge, information and belief of the Company's directors having made all reasonable enquiry, Airbus SAS and its ultimate beneficial owner(s) are third parties independent of the Company and connected persons (as defined in the Listing Rules) of the Company, and are not connected persons of the Company.

3.    THE AGREEMENT

      On 26th June, 2006, the Company entered into the Agreement with Airbus SAS regarding the purchase of thirty brand new Airbus A320 series aircraft, comprising Airbus A319 and Airbus A320 aircraft (with engines) in accordance with the terms and conditions thereof.

CONSIDERATION

      The aircraft basic price of the Aircraft in aggregate is approximately US$1.74 billion (HK$13.5 billion) based on the relevant price catalog (January
2005). Such aircraft basic price comprises the airframe price (which is subject to price escalation by applying a formula), specification changes prices and engine price.

      The Agreement was negotiated and entered into in accordance with customary business and industry practice, under which Airbus SAS has granted to the Company significant price concessions with regard to the Aircraft. These will take the form of credit memoranda which may be used by the Company towards the purchase of the Aircraft or spare parts, goods and services or may be used towards the final delivery invoice payment of the Aircraft. Such credit memoranda were determined after arm's length negotiations between the parties and as a result, the actual consideration for the Aircraft is lower than the aircraft basic price of the Aircraft mentioned above.

      In respect of the transaction, the Company understands its disclosure obligations normally required under Chapter 14 of the Listing Rules, and has therefore on separate occasions raised the issue with Airbus SAS in order to seek its consent to the Company's disclosing certain otherwise required information (including the relevant consideration involved) in the relevant announcements and circulars. Nonetheless, Airbus SAS, for business reasons and from a commercial perspective,

                       LETTER FROM THE BOARD OF DIRECTORS

did not accede to the Company's request in this respect, and insisted preservation of the confidentiality carried with such information to the extent possible. The Company has made an application to the Stock Exchange for a waiver from strict compliance with the relevant provisions under the Listing Rules in respect of the disclosure of the actual consideration for the Aircraft.

      Taking into account all the factors relating to the purchase of aircraft by the Company, including the type, number and delivery schedule of aircraft being purchased, the Company considers that the extent of the price concessions granted to the Company under the Agreement is more favourable than the price concessions that the Company had obtained under its agreement entered into in May 2005 with Airbus SAS regarding the purchase of certain Airbus A320 series aircraft (the "2005 AIRBUS AIRCRAFT PURCHASE"), which amounts to an approximately 5% more discount on the aircraft basic price in addition to the price concessions obtained previously. The price concessions obtained by the Company under the Agreement; however, only accounted for an insignificant portion of the Company's operating costs. The Company believes that there is no material difference between the effect of the price concessions obtained under the Agreement and that under the 2005 Airbus Aircraft Purchase on the Company's operating costs taken as a whole.

PAYMENT TERMS AND SOURCE OF FUNDING

      The consideration under the Agreement is payable by cash in United States dollars in instalments, and is, as currently contemplated, being funded principally by way of bank loans, finance leases or other financial arrangements from banking institutions.

CONDITION PRECEDENT

      The Agreement is conditional upon shareholders' approval at the EGM.

DELIVERY

      The Aircraft are expected to be delivered to the Company in stages from May 2008 to November 2010.

REASONS FOR ENTERING INTO THE TRANSACTION AND BENEFITS EXPECTED TO ACCRUE TO THE
  COMPANY

      Approval of the Agreement has been obtained from the relevant PRC authority. The Company expects that the Aircraft will be introduced to satisfy the increasing demand in the domestic short to middle range passenger air-routes. It is also believed that the transaction will enhance the Company's market share and competitiveness in the market segment serving short to

                       LETTER FROM THE BOARD OF DIRECTORS

middle range passenger air-routes, thereby improving its aviation network coverage and profitability.

FINANCIAL IMPACT

      As mentioned above, the consideration is being funded principally by way of financial arrangements with banking institutions. The transaction may therefore result in an increase in the Company's debt-to-equity ratio, but is not expected to impact on the Company's cash-flow position or its business operations. It is anticipated that the transaction would result in an increase in the Group's fixed assets, with liabilities to be settled by financial arrangements with banking or financial institutions. Save as described above, the transaction is not expected to result in any material impact on the earnings, assets, and liabilities of the Group.

4.    IMPLICATIONS UNDER THE LISTING RULES

      Based on such actual consideration under the Agreement, the relevant "percentage ratio" calculated under Rule 14.07 of the Listing Rules, at the material time, exceeds 100%, the Agreement constitutes a very substantial acquisition of the Company under the Listing Rules, and is therefore subject to shareholders' approval at the EGM as required under the Listing Rules.

      CEA Holding, which holds approximately 61.64% of the issued share capital of the Company, does not have any interest in the Agreement (other than its indirect interest through the Company), and is not required to abstain from voting on the resolution approving the Agreement at the EGM.

5.    RECOMMENDATION

      The terms of the Agreement, including the consideration, were determined as a matter of commercial decision after arm's length negotiations, and the Directors therefore believe that such terms and the transaction are fair and reasonable and are in the interests of the Company and the Company's shareholders as a whole. Accordingly, the Directors recommend the shareholders of the Company to vote in favour of the ordinary resolution to be proposed at the EGM to approve the Agreement and the transaction.

6.    PROCEDURE TO DEMAND A POLL

      Pursuant to articles 73 to 75 of the Company's articles of association, a poll may (before or after any vote by show of hands) be demanded:

      (i)   by the chairman of the meeting;

                       LETTER FROM THE BOARD OF DIRECTORS

      (ii) by at least two shareholders entitled to vote present in person or by proxy;

      (iii) by one or more shareholders present in person or by proxy and representing 10% or more of all shares carrying the right to vote at the meeting.

      The demand for a poll may be withdrawn by the person who makes such demand.

      A poll demanded on the election of the chairman of the meeting, or on a question of adjournment of the meeting, shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with, pending the taking of the poll. The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

      On a poll taken at the meeting, a shareholder (including proxy) entitled to two or more votes need not cast all his or her votes in the same way.

7.    ADDITIONAL INFORMATION

      Your attention is also drawn to the additional information set out in the appendices to this circular.

                                          Yours faithfully,
                           For and on behalf of the board of Directors of
                             CHINA EASTERN AIRLINES CORPORATION LIMITED
                                             LI FENGHUA

                                              Chairman

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

THREE YEARS FINANCIAL SUMMARY

      The following is a consolidated income statement and a consolidated balance sheet of the Group for the three financial years ended 31st December, 2005 and the audited financial statements of the Group for the financial year ended 31st December, 2005. The financial information is extracted from the Company's annual reports. Certain comparative figures have been reclassified to conform with the presentation in the Company's 2005 financial statements.

CONSOLIDATED INCOME STATEMENT
(Prepared in accordance with International Financial Reporting Standards) For the year ended 31 December 2005

                                                               Restated     Restated
                                                     2005        2004         2003
                                                   RMB'000     RMB'000      RMB'000
Revenues                                          27,454,443   21,386,553   14,470,209
Other operating income                               245,279       85,004       50,302
Operating expenses
  Commissions                                       (969,587)    (772,219)    (465,147)
  Aircraft fuel                                   (8,888,873)  (5,429,658)  (3,044,956)
  Take-off and landing charges                    (3,718,846)  (3,019,742)  (2,254,456)
  Ground services and other charges                 (115,516)     (99,296)     (64,662)
  Civil aviation infrastructure levies              (466,191)    (251,185)
  Food and beverages                                (976,787)    (758,046)    (541,669)
  Wages, salaries and benefits                    (2,359,467)  (1,865,879)  (1,449,054)
  Aircraft maintenance                            (1,383,989)    (860,184)    (816,613)
  Aircraft depreciation and
    operating lease rentals                       (5,254,716)  (4,466,523)  (3,524,883)
  Other depreciation, amortisation
    and operating lease rentals                     (679,867)    (495,916)    (495,079)
  Ticket reservation fee                            (292,412)    (209,995)    (161,198)
  Insurance costs                                   (148,862)    (152,194)    (163,765)
  Office, administrative and other expenses       (2,430,361)  (1,858,336)  (1,472,956)
                                                  ----------  -----------  -----------
Total operating expenses                          27,685,474) (20,239,173) (14,454,438)
                                                  ----------  -----------  -----------

Operating profit                                      14,248    1,232,384       66,073
Interest income                                      128,700      129,020      147,846
Finance costs                                       (707,050)    (770,176)    (922,483)
Share of results in associates                        (9,030)     (50,524)     (32,738)
Share of results in jointly controlled entities       (4,300)      45,268            -
                                                  ----------  -----------  -----------

(Loss)/profit before income tax                     (577,432)     585,972     (741,302)
Taxation                                             138,704     (129,601)    (239,373)
                                                  ----------  -----------  -----------

(Loss)/profit for the year                          (438,728)     456,371     (980,675)
                                                  ==========  ===========  ===========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

Attributable to:
Equity holders of the Company                       (467,307)     320,691   (1,097,161)
Minority interest                                     28,579      135,680      116,486
                                                    --------      -------   ----------

                                                    (438,728)     456,371     (980,675)
                                                    ========      =======   ==========

Dividend payable to equity holders of the
  Company attributable to the year                         -       97,339            -
                                                    ========      =======   ==========

(Loss)/earnings per share for (loss)/profit
  attributable to the equity holders
    of the Company during the year
  - basic and diluted                               RMB(0.10)     RMB0.07     RMB(0.23)
                                                    ========      =======   ==========

CONSOLIDATED BALANCE SHEET
(Prepared in accordance with International Financial Reporting Standards) As at 31 December 2005

                                                                Restated      Restated
                                                    2005          2004          2003
                                                  RMB'000       RMB'000       RMB'000
NON-CURRENT ASSETS
  Property, plant and equipment                  38,347,516    29,743,886   26,620,761
  Construction in progress                          240,884       188,654      219,788
  Lease prepayments                                 972,771       828,808      847,319
  Advance payments on acquisition of aircraft     9,072,673     2,678,603    2,239,893
  Intangible assets                                 688,311        36,303       38,505
  Investments in associates                         629,746       633,212      665,979
  Investments in jointly controlled entities        100,520        52,948        4,090
  Available-for-sale financial assets                40,802        39,546       37,555
  Other long-term assets                          2,705,558     2,202,606    1,962,362
  Deferred tax assets                               434,839       395,465      399,771
  Derivative assets                                  70,886        11,571        2,814
                                                 ----------    ----------   ----------
                                                 53,304,506    36,811,602   33,038,837

CURRENT ASSETS
  Flight equipment spare parts                      978,922       523,186      552,172
  Trade receivables                               1,918,409     1,707,062    1,422,868
  Amounts due from related companies                205,712       122,253       45,389
  Prepayments, deposits and other receivables       997,271       611,959    1,156,289
  Cash and cash equivalents                       1,864,001     2,114,447    1,582,780
  Derivative assets                                  53,036             -            -
                                                 ----------    ----------   ----------
                                                  6,017,351     5,078,907    4,759,498

CURRENT LIABILITIES
  Sales in advance of carriage                      823,149       719,957      926,453
  Trade payables and notes payables               3,394,898     1,457,217    1,148,928

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

Amounts due to related companies                    295,030       138,968      771,643
Other payables and accrued expenses               6,021,481     4,466,024    3,165,810
Provision for aircraft overhaul expenses,
  current portion                                    15,589        52,798       47,408
Tax payable                                          47,259       162,606      106,113
Obligations under finance leases,
  current portion                                 2,428,037     1,189,648    1,692,084
Borrowings, current portion                      18,554,630     9,382,351    6,882,652
Derivative liabilities                               34,844             -
                                               ------------  ------------  -----------
                                                 31,614,917    17,569,569   14,741,091
                                               ------------  ------------  -----------
NET CURRENT LIABILITIES                         (25,597,566)  (12,490,662)  (9,981,593)
                                               ------------  ------------  -----------
TOTAL ASSETS LESS CURRENT LIABILITIES            27,706,940    24,320,940   23,057,244
                                               ============  ============  ===========

                                                                Restated     Restated
                                                     2005         2004         2003
                                                   RMB'000      RMB'000      RMB'000

NON-CURRENT LIABILITIES
  Provision for aircraft overhaul expenses          388,410       201,211      232,682
  Obligations under finance leases                8,180,460     7,472,638    5,408,802
  Borrowings                                      9,790,116     7,542,828    8,972,189
  Other long-term liabilities                       155,229       100,204      121,860
  Post-retirement benefit obligations             1,202,877       618,232      545,771
  Long-term portion of
    staff housing allowances                        444,196       276,248      254,669
  Deferred tax liabilities                          601,340       687,850      725,523
  Derivative liabilities                             25,770       119,643       94,437
                                                 ----------    ----------   ----------
                                                 20,788,398    17,018,854   16,355,933
                                                 ----------    ----------   ----------

NET ASSETS                                        6,918,542     7,302,086    6,701,310
                                                 ==========    ==========   ==========
EQUITY
Capital and reserves attributable to
  the Company's equity holders
Share capital                                     4,866,950     4,866,950    4,866,950
Reserves                                          1,229,115     1,614,301    1,307,592
                                                 ----------    ----------   ----------
                                                  6,096,065     6,481,251    6,174,542
Minority interest                                   822,477       820,835      526,768
                                                 ----------    ----------   ----------

TOTAL EQUITY                                      6,918,542     7,302,086    6,701,310
                                                 ==========    ==========   ==========

CONSOLIDATED INCOME STATEMENT
(Prepared in accordance with International Financial Reporting Standards) For the year ended 31 December 2005

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                                           Restated
                                                               2005           2004
                                                      Note    RMB'000       RMB'000
Revenues                                                5    27,454,443    21,386,553
Other operating income                                  6       245,279        85,004
Operating expenses

  Commissions                                                  (969,587)     (772,219)
  Aircraft fuel                                              (8,888,873)   (5,429,658)
  Take-off and landing charges                               (3,718,846)   (3,019,742)
  Ground services and other charges                            (115,516)      (99,296)
  Civil aviation infrastructure levies                         (466,191)     (251,185)
  Food and beverages                                           (976,787)     (758,046)
  Wages, salaries and benefits                          8    (2,359,467)   (1,865,879)
  Aircraft maintenance                                       (1,383,989)     (860,184)
  Aircraft depreciation and operating lease rentals          (5,254,716)   (4,466,523)
  Other depreciation, amortisation and operating lease
    rentals                                                    (679,867)     (495,916)
  Ticket reservation fee                                       (292,412)     (209,995)
  Insurance costs                                              (148,862)     (152,194)
  Office, administrative and other expenses                  (2,430,361)   (1,858,336)
                                                            -----------   -----------
Total operating expenses                                    (27,685,474)  (20,239,173)

Operating profit                                                 14,248     1,232,384
Interest income                                                 128,700       129,020
Finance costs                                           9      (707,050)     (770,176)
Share of results in associates                         20        (9,030)      (50,524)
Share of results in jointly controlled entities        21        (4,300)       45,268
                                                            -----------   -----------

(Loss)/profit before income tax                        10      (577,432)      585,972
Taxation                                               11       138,704      (129,601)
                                                            -----------   -----------

(Loss)/profit for the year                                     (438,728)      456,371
                                                            ===========   ===========

Attributable to:
Equity holders of the Company                                  (467,307)      320,691
Minority interest                                                28,579       135,680
                                                            -----------   -----------

                                                               (438,728)      456,371
                                                            ===========   ===========

Dividend payable to equity holders of the
  Company attributable to the year                     12             -        97,339
                                                            ===========   ===========

(Loss)/earnings per share for (loss)/profit
  attributable to the equity holders of the
  Company during the year
  - basic and diluted                                  13      RMB(0.10)      RMB0.07
                                                            ===========   ===========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

CONSOLIDATED BALANCE SHEET

(Prepared in accordance with International Financial Reporting Standards)

As at 31 December 2005

                                                                           Restated
                                                               2005          2004
                                                      Note    RMB'000       RMB'000
NON-CURRENT ASSETS
  Property, plant and equipment                        14    38,347,516    29,743,886
  Construction in progress                             15       240,884       188,654
  Lease prepayments                                    16       972,771       828,808
  Advance payments on acquisition of aircraft          17     9,072,673     2,678,603
  Intangible assets                                    18       688,311        36,303
  Investments in associates                            20       629,746       633,212
  Investments in jointly controlled entities           21       100,520        52,948
  Available-for-sale financial assets                            40,802        39,546
  Other long-term assets                               22     2,705,558     2,202,606
  Deferred tax assets                                  33       434,839       395,465
  Derivative assets                                    37        70,886        11,571
                                                            -----------   -----------
                                                             53,304,506    36,811,602

CURRENT ASSETS
  Flight equipment spare parts                                  978,922       523,186
  Trade receivables                                    23     1,918,409     1,707,062
  Amounts due from related companies                   41       205,712       122,253
  Prepayments, deposits and other receivables          24       997,271       611,959
  Cash and cash equivalents                            25     1,864,001     2,114,447
  Derivative assets                                    37        53,036             -
                                                            -----------   -----------
                                                              6,017,351     5,078,907

CURRENT LIABILITIES
  Sales in advance of carriage                                  823,149       719,957
  Trade payables and notes payables                    26     3,394,898     1,457,217
  Amounts due to related companies                     41       295,030       138,968
  Other payables and accrued expenses                  27     6,021,481     4,466,024
  Provision for aircraft overhaul expenses,
    current portion                                    28        15,589        52,798
  Tax payable                                                    47,259       162,606
  Obligations under finance leases, current portion    29     2,428,037     1,189,648
  Borrowings, current portion                          30    18,554,630     9,382,351
  Derivative liabilities                               37        34,844             -
                                                            -----------   -----------
                                                             31,614,917    17,569,569
                                                            -----------   -----------

NET CURRENT LIABILITIES                                     (25,597,566)  (12,490,662)
                                                            -----------   -----------

TOTAL ASSETS LESS CURRENT LIABILITIES                        27,706,940    24,320,940
                                                            ===========   ===========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                                      Restated
                                                            2005        2004
                                                   Note    RMB'000     RMB'000
NON-CURRENT LIABILITIES
  Provision for aircraft overhaul expenses          28       388,410     201,211
  Obligations under finance leases                  29     8,180,460   7,472,638
  Borrowings                                        30     9,790,116   7,542,828
  Other long-term liabilities                       34       155,229     100,204
  Post-retirement benefit obligations              35(b)   1,202,877     618,232
  Long-term portion of staff housing allowances    36(b)     444,196     276,248
  Deferred tax liabilities                          33       601,340     687,850
  Derivative liabilities                            37        25,770     119,643
                                                          ----------  ----------
                                                          20,788,398  17,018,854
                                                          ----------  ----------
NET ASSETS                                                 6,918,542   7,302,086
                                                          ==========  ==========

EQUITY
Capital and reserves attributable to
  the Company's equity holders

  Share capital                                     31     4,866,950   4,866,950
  Reserves                                          32     1,229,115   1,614,301
                                                          ----------  ----------
                                                           6,096,065   6,481,251
Minority interest                                            822,477     820,835
                                                          ----------  ----------

TOTAL EQUITY                                               6,918,542   7,302,086
                                                          ==========  ==========

      These financial statements have been approved for issue by the Board of Directors on 10 April 2006.

                         LI FENGHUA           LUO CHAOGENG
                          Director              Director

BALANCE SHEET

(Prepared in accordance with International Financial Reporting Standards)

As at 31 December 2005

                                                                          Restated
                                                               2005         2004
                                                      Note    RMB'000     RMB'000
NON-CURRENT ASSETS
  Property, plant and equipment                        14    32,136,603   25,215,378
  Construction in progress                             15        88,802       77,534
  Lease prepayments                                    16       481,600      396,481
  Advanced payments on acquisition of aircraft         17     8,157,515    2,678,603

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

  Intangible assets                                    18         688,311       36,303
  Investments in subsidiaries                          19       2,512,490    2,778,516
  Investments in associates                            20         620,659      615,095
  Investments in jointly controlled entities           21          59,552        7,680
  Available-for-sale financial assets                              35,282       13,508
  Other long-term assets                               22       2,596,521    2,181,581
  Deferred tax assets                                  33         372,206      344,711
  Derivative assets                                    37          70,886       11,571
                                                              -----------  -----------
                                                               47,820,427   34,356,961

CURRENT ASSETS
  Flight equipment spare parts                                    906,605      492,977
  Trade receivables                                    23       1,260,283    1,077,536
  Amounts due from related companies                   41         203,113      116,001
  Prepayments, deposits and other receivables          24         688,543      465,377
  Cash and cash equivalents                            25         940,609      921,252
  Derivative assets                                    37          53,036            -
                                                              -----------  -----------
                                                                4,052,189    3,073,143

CURRENT LIABILITIES
  Sales in advance of carriage                                    808,231      711,441
  Trade payables and notes payables                    26       2,975,827    1,411,385
  Amounts due to related companies                     41         205,189      164,216
  Other payables and accrued expenses                  27       5,132,878    3,839,401
  Provision for aircraft overhaul expenses,
    current portion                                    28          15,589       42,463
  Tax payable                                                       2,210            -
  Obligations under finance leases, current portion    29       2,361,974    1,189,648
  Borrowings, current portion                          30      15,375,864    7,441,075
  Derivative liabilities                               37          34,844            -
                                                              -----------  -----------
                                                               26,912,606   14,799,629
                                                              -----------  -----------
NET CURRENT LIABILITIES                                       (22,860,417) (11,726,486)
                                                              -----------  -----------

TOTAL ASSETS LESS CURRENT LIABILITIES                          24,960,010   22,630,475
                                                              ===========  ===========

                                                                             Restated
                                                                  2005         2004
                                                     Note        RMB'000     RMB'000
NON-CURRENT LIABILITIES
  Provision for aircraft overhaul expenses             28         333,246      158,262
  Obligations under finance leases                     29       7,409,981    7,472,638
  Borrowings                                           30       9,457,436    7,520,481
  Other long-term liabilities                          34         155,229      100,204
  Post-retirement benefit obligations                  35(b)    1,085,637      514,174
  Long-term portion of staff housing allowances        36(b)      415,735      252,476
  Deferred tax liabilities                             33         532,273      623,653
  Derivative liabilities                               37          25,770      119,643
                                                               ----------   ----------

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                           ----------  ----------
                                                           19,415,307  16,761,531
                                                           ----------  ----------

NET ASSETS                                                  5,544,703   5,868,944
                                                           ==========  ==========

EQUITY
Capital and reserves attributable to
  the Company's equity holders

  Share capital                                     31      4,866,950   4,866,950
  Reserves                                          32        677,753   1,001,994
                                                           ----------  ----------
TOTAL EQUITY                                                5,544,703   5,868,944
                                                           ==========  ==========

      These financial statements have been approved for issue by the Board of Directors on 10 April 2006.

                         LI FENGHUA                  LUO CHAOGENG
                          Director                     Director

CONSOLIDATED CASH FLOW STATEMENT

(Prepared in accordance with International Financial Reporting Standards)

For the year ended 31 December 2005

                                                                 2005         2004
                                                        Note    RMB'000      RMB'000
CASH FLOWS FROM OPERATING ACTIVITIES

  Cash generated from operations                         38     3,369,783    4,242,852
  Interest paid                                                (1,357,402)    (872,738)
  Income tax paid                                                 (59,932)    (104,009)
                                                              -----------   ----------
NET CASH INFLOW FROM OPERATING ACTIVITIES                       1,952,449    3,266,105
                                                              -----------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of aircraft, engines, flight equipment,
    buildings, other property, plant and equipment             (2,486,830)  (1,525,845)
  Additions of construction in progress                          (189,220)    (178,065)
  Proceeds on disposals of aircraft, engines,
    flight equipment, buildings, other property,
    plant and equipment                                            32,923      667,824
  Acquisition of land use rights                                  (31,780)           -
  Acquisition of available-for-sale financial assets               (1,256)           -
  Acquisition of financial asset held for trading                       -     (270,350)
  Advances payments on acquisition of aircraft                 (7,751,197)  (2,076,990)
  Repayments of advances payments on
    acquisition of aircraft                                             -       80,000
  Decrease/(increase) in long-term bank deposits                   69,000      (51,108)
  (Increase)/decrease in short-term bank deposits                 (68,730)      31,424
  Repayment of other payables (instalment payment

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

    for acquisition of an airlines business)                      (30,000)     (30,000)
  Investments in associates                                             -       (4,993)
  Investments in jointly controlled entities                            -       (7,680)
  Proceeds from maturity of
    US Treasury zero coupon bonds                                       -      585,736
  Proceeds from disposals of
    financial asset held for trading                                    -      275,585
  Interest received                                               128,700       71,900
  Business acquisitions, net cash outflow                40       (40,704)           -
                                                              -----------   ----------
  NET CASH OUTFLOW FROM INVESTING ACTIVITIES                  (10,369,094)  (2,432,562)
                                                              -----------   ----------

                                                                 2005          2004
                                                        Note    RMB'000       RMB'000
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from drawn down of
    short-term bank loans                                      14,307,315    8,988,970
  Repayments of short-term bank loans                          (8,872,754)  (7,431,931)
  Proceeds from drawn down of
    long-term bank loans                                        5,135,286    2,155,310
  Repayments of long-term bank loans                           (3,843,483)  (2,647,930)
  Principal repayments of
    finance lease obligations                                  (1,157,334)  (1,617,001)
  Proceeds from issuance of notes payables                      4,228,783    1,347,786
  Repayments of notes payables                                 (3,376,072)  (1,265,939)
  Capital injection from minority
    shareholders of subsidiaries                                        -      218,387
  Proceeds from issuance of debentures                          1,951,600            -
  Dividends paid                                                  (97,339)           -
  Dividends paid to minority shareholders
    of subsidiaries                                               (90,000)     (60,000)
                                                              -----------   ----------
NET CASH INFLOW/(OUTFLOW) FROM
  FINANCING ACTIVITIES                                          8,186,002     (312,348)
                                                              -----------   ----------
NET (DECREASE)/INCREASE IN CASH
  AND CASH EQUIVALENTS                                           (230,643)     521,195
  Cash and cash equivalents at 1 January                        2,114,447    1,582,780
  Exchange adjustment                                             (19,803)      10,472
                                                              -----------   ----------

CASH AND CASH EQUIVALENTS AT 31 DECEMBER                        1,864,001    2,114,447
                                                              ===========   ==========

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

(Prepared in accordance with International Financial Reporting Standards)

For the year ended 31 December 2005

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                             ATTRIBUTABLE TO EQUITY
                             HOLDERS OF THE COMPANY

                                             SHARE                                                      MINORITY      TOTAL
                                            CAPITAL              RESERVES              TOTAL            INTEREST     EQUITY
                                            RMB'000               RMB'000             RMB'000           RMB'000      RMB'000
Balance at 1 January 2004 as
  previously presented                     4,866,950             1,515,201           6,382,151                 -    6,382,151
As previously separately reported
  as minority interest (Note 2(a))                 -                     -                   -           522,713      522,713
Effect of changes in accounting policy
  on the adoption of IAS16 (Note 2(a))             -              (207,609)           (207,609)            4,055     (203,554)
                                           ---------             ---------           ---------          --------    ---------

Balance at 1 January 2004, as restated     4,866,950             1,307,592           6,174,542           526,768    6,701,310
Cash flow hedges, net of tax                       -               (13,982)            (13,982)                -      (13,982)
Contributions from minority interest
  of subsidiaries                                  -                     -                   -           218,387      218,387
Dividends paid to minority interest
  of subsidiaries                                  -                     -                   -           (60,000)     (60,000)
Profit for the year                                -               320,691             320,691           135,680      456,371
                                           ---------             ---------           ---------          --------    ---------

Balance at 31 December 2004                4,866,950             1,614,301           6,481,251           820,835    7,302,086
                                           ---------             ---------           ---------          --------    ---------

BALANCE AT 1 JANUARY 2005 AS
  PREVIOUSLY PRESENTED                     4,866,950             2,015,294           6,882,244                 -    6,882,244
AS PREVIOUSLY SEPARATELY REPORTED
  AS MINORITY INTEREST (NOTE 2(a))                 -                     -                   -           831,208      831,208
EFFECT OF CHANGES IN ACCOUNTING POLICY
  ON THE ADOPTION OF IAS16 (NOTE 2(a))             -              (400,993)           (400,993)          (10,373)    (411,366)
                                           ---------             ---------           ---------          --------    ---------

BALANCE AT 1 JANUARY 2005, AS RESTATED
  BEFORE OPENING ADJUSTMENT                4,866,950             1,614,301           6,481,251           820,835    7,302,086
OPENING ADJUSTMENT ON DERECOGNITION
  OF NEGATIVE GOODWILL ON THE
  ADOPTION OF IFRS 3 (NOTE 2(a))                   -                42,873              42,873                 -       42,873
                                           ---------             ---------           ---------          --------    ---------

BALANCE AT 1 JANUARY 2005, AS RESTATED     4,866,950             1,657,174           6,524,124           820,835    7,344,959
CASH FLOW HEDGES, NET OF TAX                       -               136,587             136,587                 -      136,587
DIVIDEND RELATING TO 2004                          -               (97,339)            (97,339)                -      (97,339)
DIVIDEND PAID TO MINORITY INTEREST
  OF SUBSIDIARIES                                  -                     -                   -           (90,000)     (90,000)
CONTRIBUTION FROM MINORITY
  INTEREST OF SUBSIDIARIES                         -                     -                   -            63,063       63,063
LOSS FOR THE YEAR                                  -              (467,307)           (467,307)           28,579     (438,728)
                                           ---------             ---------           ---------          --------    ---------

BALANCE AT 31 DECEMBER 2005                4,866,950             1,229,115           6,096,065           822,477    6,918,542
                                           =========             =========           =========          ========    =========

NOTES TO THE FINANCIAL STATEMENTS
(Prepared in accordance with International Financial Reporting Standards)

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

For the Year ended 31 December 2005

1.    CORPORATE INFORMATION

      China Eastern Airlines Corporation Limited (the "Company"), a joint stock company limited by shares was incorporated in the People's Republic of China ("PRC") on 14 April 1995. The address of its registered office is 66 Airport Street, Pudong International Airport, Shanghai, PRC. The Company and its subsidiaries (the "Group") are principally engaged in the operation of civil aviation, including the provision of passenger, cargo, and mail delivery and other extended transportation services.

      The Company is majority owned by China Eastern Air Holding Company ("CEA Holding"), a state-owned enterprise incorporated in the PRC.

      During the year ended 31 December 2005, the Company acquired certain assets and liabilities relating to the aviation businesses of China Eastern Air Northwest Company ("CEA Northwest") and China Eastern Air Yunnan Company ("CEA Yunnan"). Further details of the acquisitions are set out in Note 40.

2.    PRINCIPAL ACCOUNTING POLICIES

      The principal accounting policies applied in the preparation of these financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

(a)   Basis of preparation

      The financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS") and the disclosure requirements of the Hong Kong Companies Ordinance. This basis of accounting differs in certain material respects from that used in the preparation of the Group's statutory accounts in the PRC. The statutory accounts of the Group have been prepared in accordance with the accounting principles and the relevant regulations applicable to PRC joint stock limited companies ("PRC Accounting Regulations"). In preparing these financial statements in accordance with IFRS, appropriate adjustments have been made to the Group's statutory accounts to conform with IFRS.

      The financial statements have been prepared under the historical cost convention, as modified by the revaluation of property, plant and equipment and financial assets.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Company's accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements, are disclosed in Note 4. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Although these estimates are based on management's best knowledge of current event and actions, actual results ultimately may differ from those estimates.

      Standards, interpretations & amendments to published standards effective in 2005

      In 2005, the Group adopted the new and revised IFRS as described below, which are relevant to its operations. The 2004 comparatives have been adjusted as required, in accordance with the relevant requirements of the new/revised IFRS.

      - IAS 1 and 27 (both revised in 2003) have affected the presentation of minority interest. IAS 1 (revised in 2003) also has affected the presentation of share of profit of associates and other disclosures.

      -     IAS 2, 8, 10, 17, 21, 28, 32, 33 (all revised in 2003), 39 (revised in 2004) and IFRS 2 had no material effect on the Group's policies.

      - IAS 16 (amended 2004) replaces IAS 16 (revised 1998). The Group has adopted the revised IAS 16 and has amended the accounting policy applied to the costs of overhaul of owned and finance leased aircraft and engines. Under the Group's revised policy, these costs are capitalised as a component of property, plant and equipment, and are depreciated over the appropriate maintenance cycles. When each overhaul is performed, its cost is recognised in the carrying amount of the item of property, plant and equipment and is depreciated over the estimated period between overhauls on a straight-line basis. Upon completion of an overhaul, any remaining carrying amount of the cost of the previous overhaul is derecognised and charged to the income statement. In prior years, the costs of overhauls were expensed in the income statement as incurred. The adoption of the revised treatment of IAS 16 (amended 2004) has been accounted for retrospectively.

      The adoption of revised IAS 16 resulted in:

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                                            2005                      2004
Increase/(decrease)                                                       RMB'000                   RMB'000
Decrease in aircraft maintenance expenses                                (710,824)                 (536,099)
Increase in aircraft depreciation                                         820,555                   794,390
Decrease in taxation                                                      (19,658)                  (50,479)
Increase/(decrease) in profit for the year attributable
  to minority interest                                                     30,271                   (14,428)
Decrease in the profit attributable to equity holders
  of the Company                                                         (120,344)                 (193,384)
Decrease in aircraft, engines and flight equipment                       (586,163)                 (476,433)
Decrease in deferred tax liabilities                                      (84,725)                  (65,067)
Increase/(decrease) in minority interest                                   19,898                   (10,373)
Decrease in beginning retained profits                                   (400,993)                 (207,609)
Decrease in basic and diluted earnings per share                        RMB (0.02)                RMB (0.04)
                                                                        =========                 =========

- IAS 24 (revised in 2003) has extended the identification and disclosure of related parties to include state-owned enterprises. Related parties include CEA Holding and its subsidiaries, Civil Aviation Administration of China ("CAAC", a regulatory authority of the civil aviation industry in the PRC) and its affiliates, and other state-controlled enterprises and their subsidiaries, directly or indirectly controlled by the PRC government, corporations in which the Company is able to control or exercise significant influence, and key management personnel of the Company, CEA Holding, CAAC and other state-controlled enterprises, and their close family members.

- IFRS 3, IAS 36 (revised in 2004) and IAS 38 (revised in 2004) have resulted in a change in the accounting policy relating to the accounting for goodwill and negative goodwill. The Group ceased amortisation of goodwill and negative goodwill from 1 January 2005. Accumulated amortisation as at 31 December 2004 has been eliminated with a corresponding decrease in the costs of goodwill and negative goodwill. From 1 January 2005 onwards, positive goodwill arising from all acquisitions is no longer subject to amortisation but is tested annually for impairment, as well as when there are indications of impairment. The balance of negative goodwill as at 1 January 2005 is derecognised with a corresponding adjustment to the opening balance of retained profits. Negative goodwill amounted RMB42,873,000 has been derecognised to the opening balance of retained profits as at 1 January 2005. From 1 January 2005 onwards, IFRS 3 requires, the Group to recognise immediately in the income statement the excess of the net fair value of those items acquired over the cost of the acquisition.

      The adoption of IFRS 3, IAS 36 and IAS 38 resulted in:

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                       2005
                                      RMB'000
Increase in intangible assets         42,873
Increase in retained profits          42,873
                                      ======

      - IAS 32 (revised in 2003) has added the requirements to disclose information about the use of valuation techniques, including the sensitivities of fair value estimates, to significant valuation assumptions.

      - IFRS 5 has resulted in a change in the accounting policy relating to the recognition of assets held for sale or discontinued operations, which did not have any material impact on the results and financial positions of the Group as the Group did not hold material assets in this category during the periods presented.

Standards, interpretations and amendments to published standards that are not yet effective

      Certain new standards, amendments and interpretations to existing standards, which are relevant to the Group's operations, have been published that are mandatory for the Group's accounting periods beginning on or after 1 January 2006 or later periods, but which the Group has not early adopted, as follows:

      - IAS 19 (Amendment) introduces the option of an alternative recognition approach for actuarial gains and losses. It may impose additional recognition requirements for multi-employer plans where insufficient information is available to apply defined benefit accounting. It also adds new disclosure requirements. As the Group does not intend to change the accounting policy adopted for recognition of actuarial gains and losses and does not participate in any multi-employer plans, adoption of this amendment will only impact the format and extent of disclosures presented in the financial statements. The Group will apply this amendment from 1 January 2006.

      - IAS 39 (Amendment) changes the definition of financial instruments classified at fair value through profit or loss and restricts the ability to designate financial instruments as part of this category. The Group believes that this amendment should not have a significant impact on the classification of financial instruments, as the Group should be able to comply with the amended criteria for the designation of financial instruments at fair value through profit and loss. The Group will apply this amendment from 1 January 2006.

      - IFRS 7 introduces new disclosures to improve the information about financial instruments. It requires the disclosure of qualitative and quantitative information about exposure to risks arising from financial instruments, including specified minimum

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

            disclosures about credit risk, liquidity risk and market risk, including sensitivity analysis to market risk. It replaces IAS 30, Disclosures in the Financial Statements of Banks and Similar Financial Institutions, and disclosure requirements in IAS 32, Financial Instruments: Disclosure and Presentation. It is applicable to all entities that report under IFRS. The amendment to IAS 1 introduces disclosures about the level of an entity's capital and how it manages capital. The Group assessed the impact of IFRS 7 and the amendment to IAS 1 and concluded that the main additional disclosures will be the sensitivity analysis to market risk and the capital disclosures required by the amendment of IAS 1. The Group will apply IFRS 7 and the amendment to IAS 1 from 1 January 2007.

      - IFRIC 4 requires the determination of whether an arrangement is or contains a lease to be based on the substance of the arrangement. It requires an assessment of whether: (a) fulfillment of the arrangement is dependent on the use of a specific asset or assets (the asset); and (b) the arrangement conveys a right to use the asset. Management is currently assessing the impact of IFRIC 4 on the Group's operations.

(b)   Group accounting

      The consolidated financial statements include the financial statements of the Company and its subsidiaries made up to 31 December.

      (i)   Subsidiaries

            Subsidiaries are all entities (including special purpose entities) over which the Group has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity.

            Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are de-consolidated from the date that control ceases.

            The purchase method of accounting is used to account for the acquisition of subsidiaries by the Group. The cost of an acquisition is measured as the fair value of the assets given, equity instruments issued and liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date, irrespective of the extent of any minority interest.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      The excess of the cost of acquisition over the fair value of the Group's share of the identifiable net assets acquired is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognised directly in the income statement (see Note 2(k)).

            Inter-company transactions, balances and unrealised gains on transactions between group companies are eliminated. Unrealised losses are also eliminated but considered an impairment indicator of the asset transferred. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

            Minority interest represents the interests of outside members in the operating results and net assets of subsidiaries. The Group applies a policy of treating transactions with minority interest as transactions with parties external to the Group. Disposals to minority interest result in gains and losses for the Group that are recorded in the income statement. Purchases from minority interest result in goodwill, being the difference between any consideration paid and the relevant share acquired of the carrying value of net assets of the subsidiary.

            In the Company's balance sheet, the investments in subsidiaries are stated at cost less provision for impairment losses, if any. The results of subsidiaries are accounted for by the Company on the basis of dividends received and receivable.

      (ii)  Associates

            Associates are all entities over which the Group has significant influence but not control, generally accompanying a shareholding of between 20% and 50% of the voting rights. Investments in associates are accounted for using the equity method of accounting and are initially recognised at cost. The Group's investments in associates includes goodwill (net of any accumulated impairment loss) identified on acquisition (see Note 2(k)).

            The Group's share of its associates' post-acquisition profits or losses is recognised in the income statement, and its share of post-acquisition movements in reserves is recognised in reserves. The cumulative post-acquisition movements are adjusted against the carrying amount of the investment. When the Group's share of losses in an associate equals or exceeds its interest in the associate, including any other unsecured receivables, the Group does not recognise further losses, unless it has incurred obligations or made payments on behalf of the associate.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

            Unrealised gains on transactions between the Group and its associates are eliminated to the extent of the Group's interest in the associates. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of associates have been changed where necessary to ensure consistency with the policies adopted by the Group.

            In the Company's balance sheet, the investments in associates are stated at cost less provision for impairment losses, if any. The results of associates are accounted for by the Company on the basis of dividends received and receivable.

      (iii) Jointly Controlled Entities

            A jointly controlled entity is an entity in which the Group has joint control over its economic activity established under a contractual arrangement. The Group's investments in jointly controlled entities includes goodwill (net of any accumulated impairment loss) identified on acquisition (see note 2(k)).

            The Group's interests in jointly controlled entities are accounted for by the equity method of accounting based on the audited financial statements or management accounts of the jointly controlled entities. The Group's share of its jointly controlled entities' post-acquisition profits or losses is recognised in the income statement, and its share of post-acquisition movements is adjusted against the carrying amount of the investment. When the Group's share of losses in a jointly controlled entities' equals or exceeds its interest in the jointly controlled entities, including any other unsecured receivables, the Group does not recognise further losses, unless it has incurred obligations or made payments on behalf of the jointly controlled entities.

            Unrealised gains on transactions between the Group and its jointly controlled entities are eliminated to the extent of the Group's interest in the jointly controlled entities. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of jointly controlled entities have been changed where necessary to ensure consistency with the policies adopted by the Group.

            In the Company's balance sheet, the investments in jointly controlled entities are stated at cost less provision for impairment losses. The results of jointly controlled entities are accounted for by the Company on the basis of dividends received and receivable.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      (iv)  Common Control Transactions

            The Group adopts acquisition accounting for common control transactions.

(c)   Foreign currency translation

      Items included in the financial statements of each of the Group's entities are measured using the currency of the primary economic environment in which the entity operates ("the functional currency"). The financial statements are presented in Chinese Renminbi ("RMB"), which is the Company's functional and presentation currency.

      Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement, except when deferred in equity as qualifying cash flow hedges.

      Translation differences on non-monetary financial assets and liabilities are reported as part of the fair value gain or loss. When a gain or loss on a non-monetary item is recognised directly in equity, any exchange component of that gain or losses is recognised directly in equity. Conversely, when a gain or loss on a non-monetary item is recognised in the income statement, any exchange component of that gain or loss is recognised in the income statement.

(d)   Revenue recognition and sales in advance of carriage

      Passenger, cargo and mail revenues are recognised as traffic revenues when the transportation services are provided. The value of sold but unused tickets is included in current liabilities as sales in advance of carriage.

      Commission income represents amounts earned from other carriers in respect of sales made by the Group's agents on their behalf, and is recognised in the income statement upon ticket sales. Commission expense represents amounts payable to other carriers in respect of sales made by the other carriers for the Group, and is recognised in the income statement when the related revenue is recognised.

      Revenues from other operating businesses, including income derived from the provision of ground services and cargo handling services, are recognised when the services are rendered.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      Rental income from subleases of aircraft is recognised on a straight-line basis over the terms of the respective leases. Rental income from leasing office premises and cargo warehouses is recognised on a straight-line basis over the lease term.

      Interest income is recognised on a time-proportionate basis using the effective interest method.

      Revenues are presented net of business tax.

(e)   Segmental reporting

      A business segment is a group of assets and operations engaged in providing products or services that are subject to risks and returns that are different from those of other business segments. A geographical segment is engaged in providing products or services within a particular economic environment that is subject to risks and returns that are different from those of segments operating in other economic environments.

      In accordance with the Group's internal financial reporting, the Group has determined that business segments be presented as the primary reporting format and geographical as the secondary reporting format.

      In respect of the geographical segment, the analysis of turnover and operating profit by geographical segment is based on the following criteria:

      (i) Traffic revenue from services within the PRC (excluding Hong Kong Special Administrative Region ("Hong Kong")) is classified as domestic operation. Traffic revenue from inbound and outbound services between the PRC and Hong Kong or overseas markets is classified under Hong Kong or the relevant overseas locations.

      (ii) Revenues from ticket handling services, airport ground services and other miscellaneous services are classified on the basis of where the services are performed.

(f)   Retirement benefits

      The Group participates in defined contribution retirement schemes regarding pension and medical benefits for employees organised by the municipal governments of the relevant provinces. The contributions to the schemes are charged to the income statement as and when incurred.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      In addition, the Group provides retirees with post-retirement benefits including retirement subsidies, transportation subsidies, social function activity subsidies as well as other welfare. The liability recognised in the balance sheet in respect of defined benefit pension plans is the present value of the defined benefit obligation at the balance sheet date less the fair value of plan assets, together with adjustments for unrecognised actuarial gains or losses and past service costs. The defined benefit obligation is calculated annually using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of government bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity approximating to the terms of the related pension liability. Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions in excess of the greater of 10% of the value of plan assets or 10% of the defined benefit obligation are charged or credited to income over the employees' expected average remaining working lives.

      Past-service costs are recognised immediately in income, unless the changes to the pension plan are conditional on the employees remaining in service for a specified period of time (the vesting period). In this case, the past-service costs are amortised on a straight-line basis over the vesting period.

(g)   Maintenance and overhaul costs

      In respect of aircraft and engines under operating leases, the Group has the responsibility to fulfill certain return conditions under relevant leases. In order to fulfill these return conditions, major overhauls are required to be conducted on a regular basis. Accordingly, the present value of estimated costs of major overhauls for aircraft and engines under operating leases are provided at each balance sheet date. The provision in each period is estimated using historical major overhaul costs incurred during each overhaul and the estimated period between overhauls using the ratios of actual flying hours/cycles and estimated flying hours/cycles between overhauls. The costs of major overhauls comprise mainly labour and materials. Differences between the estimated cost and the actual cost of the overhaul are included in the income statement in the period of overhaul.

      In respect of aircraft and engines owned by the Group or held under finance leases, costs of overhaul are capitalised as a component of property, plant and equipment and are depreciated over the appropriate maintenance cycles. When each overhaul is performed, its cost is recognised in the carrying amount of the item of property, plant and equipment and is depreciated over the estimated period between overhauls, on a straight-line basis. Upon completion of an overhaul, any remaining carrying amount of the cost of the previous overhaul is derecognised and charged to the income statement.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      All other routine repairs and maintenance costs incurred in restoring such assets to their normal working condition are charged to the income statement as and when incurred.

      Improvements are capitalised and depreciated over their expected useful lives to the Group.

(h)   Government grants

      Grants from the government are recognised at their fair value where there is a reasonable assurance that the grant will be received and the Group will comply with all attached conditions.

      Government grants relating to costs are deducted from the related cost in the income statement as a reduction of the related cost.

      Government grants relating to the property, plant and equipment are recognised as a reduction of carrying amount of the asset. The grant is recognised as income over the life of a depreciable asset by way of a reduced depreciation charge.

(i)   Taxation

      The Group provides for income tax based on the results for the year as adjusted for items which are not assessable or deductible for income tax purposes. Taxation of the Group is determined in accordance with the relevant tax rules and regulations applicable in the jurisdictions where the group companies operate.

      Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. However, deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination. Deferred tax is measured using tax rates enacted, or substantively enacted at the balance sheet date.

      Deferred tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

      Deferred income tax is provided on temporary differences arising on investments in subsidiaries, associates and jointly controlled entities, except where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future.

(j)   Property, plant and equipment

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      Property, plant and equipment are recognised initially at cost which comprises purchase price, costs transferred from construction in progress and advance payments on acquisition, and any directly attributable costs of bringing the assets to the condition for their intended use.

      Subsequent to the initial recognition, property, plant and equipment are stated at revalued amount less accumulated depreciation and accumulated impairment losses, if any. Independent valuations are performed at least once every five years, or sooner if considered necessary by the directors. In the intervening years, the directors review the carrying values of the property, plant and equipment and adjustment is made where they are materially different from fair value. Increases in the carrying amount arising on revaluation are credited to the revaluation reserve. Decreases in valuation of property, plant and equipment are first offset against increases from earlier valuations of the same asset and are thereafter charged to the income statement. All other decreases in valuation are charged to the income statement. Any subsequent increases are credited to the income statement up to the amount previously charged. Any accumulated depreciation at the date of revaluation is eliminated against the gross carrying amount of the asset, and the net amount is restated to the revalued amount of the asset.

      Costs of overhaul for aircraft and engines owned by the Group or held under finance leases are capitalised as a component of property, plant and equipment when incurred (see Note 2(g)).

      Depreciation of property, plant and equipment is calculated on a straight-line basis to write off the cost or revalued amount of each asset to their residual value over their estimated useful lives. The estimated useful lives used for the calculation of annual depreciation charges are as follows:

Aircraft, engines and flight equipment

- Components related to overhaul costs          -   2 to 8 years
- Others                                        -       20 years
Buildings                                       - 15 to 35 years
Other property, plant and equipment             -  5 to 20 years

      The residual values and useful lives of each property, plant and equipment are reviewed, and adjusted if appropriate at each balance sheet date.

      An asset's carrying amount is written down immediately to its recoverable amount if the asset's carrying amount is greater than its estimated revalued amount (Note 2(l)).

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      Gains and losses on disposals are determined by comparing proceeds with carrying amounts and are included in operating profit. When revalued assets are sold, the relevant amounts included in the revaluation reserve are transferred from revaluation reserve to retained profits.

(k)   Goodwill

      Goodwill represents the excess of the cost of an acquisition over the fair value of the Group's share of the net identifiable assets of the acquired subsidiary, associate, jointly controlled entity or business at the date of acquisition. Goodwill on acquisition of subsidiaries and businesses is included in `intangible assets'. Goodwill on acquisition of associates and jointly controlled entities is included in `investments in associates' and `investments in jointly controlled entities'. Recognised goodwill is tested annually for impairment and carried at cost less accumulated impairment losses, if any. Impairment losses on goodwill are not reversed. Gains and losses on the disposals of an entity include the carrying amount of goodwill relating to the entity sold.

      Goodwill is allocated to cash-generating units for the purpose of impairment testing. The allocation is made to those cash-generating units or groups of cash-generating units that are expected to benefit from the business combination in which the goodwill arose.

(l)   Impairment of non-financial assets

      Assets that have an indefinite useful life are not subject to amortisation and are tested annually for impairment. Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset's carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset's fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units).

      Non-financial assets other than goodwill that suffered impairment are reviewed for possible reversal of the impairment at each reporting date.

(m)   Construction in progress

      Construction in progress represents buildings under construction and plant and equipment pending installation. This includes the costs of construction and acquisition and interest capitalised (Note 2(p)). No depreciation is provided on construction in progress until the asset is completed and ready to use.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

(n)   Lease prepayments

      Lease prepayments represent acquisition costs of land use rights less accumulated amortisation. Amortisation is provided over the lease period of land use rights on a straight-line basis.

(o)   Advanced payments on acquisition of aircraft

      Advanced payments on acquisition of aircraft represents payments to aircraft manufacturers to secure deliveries of aircraft in future years and the related interest capitalised (Note 2(p)). The balance is transferred to property, plant and equipment upon delivery of the aircraft.

(p)   Borrowing costs

      Interest attributable to loans for advance payments used to finance the acquisition of aircraft and other qualifying assets is capitalised as an additional cost of the related asset. Interest is capitalised at the Group's weighted average interest rate on borrowings or, where applicable, the interest rate related to specific borrowings during the period of time that is required to complete and prepare the asset for its intended use.

      All other borrowing costs are charged to the income statement in the period in which they are incurred.

(q)   Long-term bank deposits

      Long-term bank deposits placed to secure future lease obligations are classified as held-to-maturity financial assets. Held-to-maturity financial assets are initially recognised in the balance sheet at fair value plus transaction costs. Subsequently, they are stated in the balance sheet at amortised cost less impairment losses.

(r)   Flight equipment spare parts

      Flight equipment spare parts are stated at the lower of cost and net realisable value. Cost is determined using the weighted average method. The cost of flight equipment spare parts comprises the purchase price (net of discounts), freight charges, duty and value added tax and other miscellaneous charges. The net realisable value is the estimated replacement cost of the flight equipment spare parts.

(s)   Trade receivables

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      Trade receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less provision for impairment. A provision for impairment of trade receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of receivables. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganisation, and default or delinquency in payments are considered indicators that the trade receivable is impaired. The amount of the provision is the difference between the asset's carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate. The amount of the provision is recognised in the income statement.

(t)   Cash and cash equivalents

      Cash and cash equivalents includes cash in hand, deposits held at call with banks and other short-term highly liquid investments with original maturities of three months or less.

(u)   Borrowings

      Borrowings are recognised initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortised cost; any differences between the proceeds (net of transaction costs) and the redemption value is recognised in the income statement over the period of the borrowings using the effective interest method.

      Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the balance sheet date.

(v)   Provisions

      Provisions are recognised when the Group has a present legal or constructive obligation as a result of past events, it is more likely than not that an outflow of resources will be required to settle the obligation, and the amount can be reliably estimated. Where the Group expects a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognised as a separate asset but only when the reimbursement is virtually certain.

      Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognised even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation. The increase in the provision due to passage of time is recognised as interest expense.

(w)   Leases

      (i)   A Group company is the lessee

            Leases of assets where the Group has substantially all the risks and rewards of ownership are classified as finance leases. Finance leases are capitalised at the inception of the lease at the lower of the fair value of the leased asset or the present value of the minimum lease payments. Each lease payment is allocated between the liability and finance charges so as to achieve a constant rate on the finance balance outstanding. The interest element of the finance cost is charged to the income statement over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. Leased assets are depreciated using a straight-line basis over their expected useful lives to residual values.

            Leases of assets under which a significant portion of the lease risks and rewards of ownership are retained by the lessor are classified as operating leases. Lease payments made under operating leases are charged to the income statement on a straight-line basis over the period of the lease.

      (ii)  A Group company is the lessor

            When assets are leased out under a finance lease, the present value of the lease payments is recognised as a receivable. The difference between the gross receivable and the present value of the receivable is recognised as unearned finance income. Lease income is recognised over the term of the lease using the net investment method, which reflects a constant periodic rate of return.

            Assets leased out under operating leases are included in property, plant and equipment in the balance sheet. They are depreciated over their expected useful lives on a basis consistent with similar property, plant and equipment. Rental income is recognised on a straight-line basis over the lease term.

(x)   Derivative financial instruments

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      Derivative financial instruments are initially recognised in the balance sheet at fair value and are subsequently remeasured at their fair value. The accounting for subsequent changes in fair value depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged.

      The Group documents at the inception of the transaction the relationship between hedging instruments and hedged items, as well as its risk management objectives and strategy for undertaking various hedge transactions. The Group also documents its assessment, both at hedge inception and on an ongoing basis, of whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items.

      Derivative financial instrument that does not qualify for hedge accounting are accounted for as trading instruments and any unrealised gains or losses, being changes in fair value of the derivative, are recognised in the income statement immediately.

      Changes in the fair value of derivatives that are designated and qualify as fair value hedges and that are highly effective, are recorded in the income statement, along with any changes in the fair value of the hedged assets or liabilities that are attributable to the hedged risk.

      Derivative financial instrument that qualifies for hedge accounting and is designated as a specific hedge of the variability in cashflows of a highly probable forecast transaction, is accounted for as follows:

      (i) the effective portions of any change in fair value on the derivative financial instrument is recognised directly in equity. Where the forecasted transaction or firm commitment results in the recognition of an asset or a liability, the gains and losses previously deferred in equity are included in the initial measurement of the cost of the asset or liability. Otherwise, the cumulative gain or loss on the derivative financial instrument is removed from equity and recognised in the income statement in the same period during which the hedged forecast transaction affects net profit or loss.

      (ii) the ineffective portions of any change in fair value is recognised in the income statement immediately.

            When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised in the income statement when the committed or forecasted transaction ultimately occurs. When a committed or forecasted transaction is no

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      longer expected to occur, the cumulative gain or loss that was recorded in equity is immediately transferred to the income statement.

(y)   Dividend

      Dividend distribution to the Company's shareholders is recognised as a liability in the financial statements in the period in which the dividends are approved by the Company's shareholders.

(z)   Available-for-sale financial assets

      Investments in securities other than subsidiaries, associates and jointly controlled entities, being held for non-trading purposes, are classified as available-for-sale financial assets and are initially recognised at fair value plus transaction costs. At each balance sheet date, the fair value is remeasured, with any resulting gain or loss being recognised directly in equity in the fair value reserve, except for impairment losses. When these investments are derecognised, the cumulative gain or loss previously recognised directly in equity is recognised in the income statement.

      The Group assesses at each balance sheet date whether there is objective evidence that a financial asset is impaired. In the case of equity securities classified as available for sale, a significant or prolonged decline in the fair value of the securities below its cost is considered an indicator that the securities are impaired. If any such evidence exists for available-for-sale financial assets, the cumulative loss, measured as the difference between the acquisition cost and the current fair value less any impairment loss on that financial asset previously recognised in the income statement, is removed from equity and recognised in the income statement. Impairment losses recognised in the income statement on equity instruments are not reversed through the income statement.

(aa)  Comparatives

      Where necessary, prior year amounts have been reclassified to conform with changes in presentation in the current year. The major reclassifications for the 2004 comparative figures include reclassification of certain items from "other payables and accrued expenses" to "trade and notes payables", and certain items from "prepayments, deposits and other receivables" to "trade receivables".

3.    FINANCIAL RISK MANAGEMENT

(a)   Financial risk factors

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      Financial assets of the Group mainly includes bank deposits and balances, amounts due from related companies, trade receivables, long-term receivables, short-term investments and derivative assets. Financial liabilities of the Group include bank and other loans, obligations under finance leases, amounts due to related companies, trade payables, notes payables, derivative liabilities and other payables.

      (i)   Business risk

            The operations of the air transportation industry are substantially influenced by global political and economic development. Accidents, wars, natural disasters, etc. may have material impact on the Group's operations or the industry as a whole. In addition, the Group conducts its principal operations in the PRC and accordingly is subject to special considerations and significant risks not typically associated with companies in `Western' countries. These include risks associated with, among others, the political, economic and legal environment, competition and the influence of CAAC in the PRC civil aviation industry.

      (ii)  Price risk

            The Group's results of operations may be significantly affected by the fluctuation in fuel prices which is a significant expense for the Group. While the international fuel prices are determined by worldwide market demand and supply, domestic fuel prices are regulated by CAAC. The Group has entered into certain financial derivatives to hedge against the fuel prices risk (Note 37(c)).

      (iii) Interest rate risk

            The Group has significant bank borrowings at floating variable rates and is exposed to risk arising from changes in market interest rates. To hedge against the variability in the cashflow arising from a change in market interest rates, the Group has entered into certain interest rate swaps to swap variable rates into fixed rates. The interest rates and terms of repayment of borrowings made to the Group are disclosed in Note
      30. Details of interest rate swaps are disclosed in Note 37(a).

      (iv)  Credit risk

            The Group has no significant concentrations of credit risk. The Group has policies in place to ensure that blank tickets are made to sales agents with an appropriate credit history. A major portion of sales are conducted through sales agents and the majority of these agents

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      are connected to various settlement plans and/or clearing systems which have tight requirements on the credit standing of these agents.

            Transactions in relation to derivative financial instruments are only carried out with financial institutions of high reputation. The Group has policies that limit the amount of credit exposure to any one financial institution.

      (v)   Liquidity risk

            The Group's primary cash requirements have been for additions of and upgrades to aircraft, engines and flight equipment and payments on related borrowings/debts. The Group finances its working capital requirements through a combination of funds generated from operations and short-term bank loans. The Group generally acquires aircraft through long-term finance leases and long-term loans.

            The Group operates with a working capital deficit. As at 31 December 2005, the Group's net current liabilities amounted to RMB25,598 million (2004: RMB12,491 million). For the year ended 31 December 2005, the Group recorded a net cash inflow from operating activities of RMB1,952 million (2004: RMB3,266 million), a net cash outflow from investing activities and financing activities of RMB2,183 million (2004: RMB2,745 million), and an decrease in cash and cash equivalents of RMB231 million (2004: increase of RMB521 million).

            The directors of Company believe that cash from operations and short-term bank borrowings will be sufficient to meet the Group's operating cashflow. Due to the dynamic nature of the underlying businesses, the Group's treasury policy aims at maintaining flexibility in funding by keeping credit lines available. The directors of the Company believe that the Group has obtained sufficient general credit facilities from PRC banks for financing future capital commitments and for working capital purposes.

      (vi)  Foreign currency risk

            The Group's finance lease obligation as well as certain bank and other loans are denominated in US dollars, Japanese Yen and Euro, and certain expenses of the Group are denominated in currencies other than RMB. The Group generates foreign currency revenues from ticket sales made in overseas offices and would normally generate sufficient foreign currencies after payment of foreign currency expenses, to meet its foreign currency liabilities repayable within one year. The Group also enters into certain foreign currency forward contracts to hedge against foreign currency risk (Note 37(b)).

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

(b)   Fair value estimation

      The fair value of financial instruments traded in active markets (such as publicly traded derivatives, and trading and available-for-sale securities) is based on quoted market prices at the balance sheet date. The quoted market price used for financial assets held by the Group is the current bid price; the appropriate quoted market price for financial liabilities is the current ask price.

      The fair value of financial instruments that are not traded in an active market is determined by using valuation techniques. The Group uses a variety of methods and makes assumptions that are based on market conditions existing at each balance sheet date. Quoted market prices or dealer quotes for similar instruments are used for long-term debt. Other techniques, such as estimated discounted cash flows, are used to determine fair value for the remaining financial instruments. The fair value of interest-rate swaps is calculated as the present value of the estimated future cash flows. The fair value of forward foreign exchange contracts is determined using forward exchange market rates at the balance sheet date. The fair value of fuel option contracts is determined using quoted market values.

      The nominal value less impairment provision of trade receivables and payables are assumed to approximate their fair values. The fair values of other long-term receivables are based on cash flow discounted using a rate based on the borrowing rate. The fair value of financial liabilities for disclosure purpose is estimated by discounting the future contractual cash flows at the current market interest rate that is available to the Group for similar financial instruments.

4.    CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

      Estimates and judgements used in preparing the financial statements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

(a)   Estimated impairment of goodwill

      The Group tests annually whether goodwill has been impaired in accordance with the accounting policy stated in Note 2(l). The recoverable amounts of cash generating units have been determined based on value-in-use calculations. These calculations require the use of estimates (see

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

Note 18). In 2005, after reviewing the business environment as well as the Group's objectives and past performance, management concluded that there was no material impairment loss for goodwill.

(b)   Estimated impairment of property, plant and equipment

      The Group has made substantial investments in tangible long-lived assets. The Group conducts impairment reviews of these assets whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.

      Determining whether an asset is impaired requires significant judgement, including the Group's estimates of the future cash flows attributable to the asset and the appropriate discount rate. If different judgements or estimates had been utilised, material differences could have resulted in the amount and timing of the impairment charge, if any.

(c)   Property, plant and equipment

      The Group had approximately RMB38,000 million of property, plant and equipment as at 31 December 2005, including aircraft, engines and flight equipment with a value of approximately RMB34,740 million. As discussed in Note 2(j), property, plant and equipment are initially recognised at cost and are subsequently stated at revalued amount less accumulated depreciation. Their recorded value is impacted by management judgement, including valuations performed by the management and/or independent professional valuers, estimates of useful lives, residual value and impairment charges. If different judgements or estimates had been utilised, material differences could have resulted in the amount of revaluation and related depreciation charges.

      Management reviewed the carrying value of the Group's property, plant and equipment as at 31 December 2005 and are of the opinion that the carrying amount of the property, plant and equipment is not materially different from the estimated fair value and no impairment or changes in estimates of useful lives are necessary.

(d)   Fair value estimation

      The carrying amounts of the Group's current financial assets, including cash and cash equivalents, trade receivables, prepayments, other receivables, amounts due from related companies and current financial liabilities including trade payables and note payables, other payables and accrued expenses and amounts due to related companies, approximate their fair values due to their short maturities.

(e)   Revenue recognition

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      As discussed in Note 2(d), passenger, cargo and mail revenues are recognised as traffic revenues when the transportation services are provided. The value of unused passenger tickets is included in current liabilities as sales in advance of carriage. Unused tickets are recognised in traffic revenues based on current estimates. Management periodically evaluate the balance in sales in advance of carriage and record any adjustments, which can be material, in the period the evaluation is completed. These adjustments result from differences between the estimates of certain revenue transactions, the timing of recognising revenue for any unused air tickets and the related sales price, and are impacted by various factors, including a complex pricing structure and interline agreements throughout the industry, which affect the timing of revenue recognition.

(f)   Overhaul costs

      The amount of overhaul costs charged/amortised to operating profits is impacted by management's estimates of the expected flying hours/cycles and overhaul costs, which are largely based on past experience of overhauls of the same or similar models of aircraft and engines. Different judgements or estimates could significantly affect the estimated overhaul provision and materially impact the results of operations.

(g)   Retirement benefits

      The Group operates and maintains defined retirement benefit plans which provides retirees with benefits including transportation subsidies, social activity subsidies as well as other welfare. As discussed in Note 2(f), the cost of providing the aforementioned benefits in the defined retirement benefit plan is actuarially determined and recognised over the employees' service period by utilising various actuarial assumptions and using the projected unit credit method. These assumptions include, without limitation, the selection of discount rate, annual rate of increase of per capita benefit payment and employees' turnover rate. The discount rate is based on management's review of local high quality corporate bonds. The annual rate of increase of benefit payments is based on the general local economic conditions. The employees' turnover rate is based on historical trends of the Group. Additional information regarding the retirement benefit plans is discussed in Note 35.

(h)   Deferred taxation

      While deferred tax liabilities are provided in full on all taxable temporary differences, deferred tax assets are recognised only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised. In assessing the amount of deferred tax assets that need to be recognised, the Group considers future taxable income and

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

ongoing prudent and feasible tax planning strategies. In the event that the Group's estimates of projected future taxable income and benefits from available tax strategies are changed, or changes in current tax regulations are enacted that would impact the timing or extent of the Group's ability to utilise the tax benefits of net operating loss carryforwards in the future, adjustments to the recorded amount of net deferred tax assets and taxation expense would be made.

(i)   Current tax

      The Group makes provision for current tax based on the estimated income tax liabilities. The estimated income tax liabilities are primarily computed based on the tax filings as prepared by the Group and based on management's interpretation of relevant tax rulings. From time to time, there may be disagreements with the tax authorities on the tax treatments of certain items included in the tax computations.

5.    Revenues

      The Group is principally engaged in the operation of civil aviation, including the provision of passenger, cargo, mail delivery and other extended transportation services.

                                                                        GROUP
                                                           2005                        2004
                                                          RMB'000                     RMB'000
Revenues
  Traffic revenues (a)
    - Passenger                                         21,367,747                  15,925,933
    - Cargo and mail                                     5,087,244                   4,540,463
Commission income                                          185,827                     292,991
Ground service income                                      806,755                     695,433
Cargo handling income                                      292,488                     227,806
Rental income from operating subleases of aircraft         183,260                     121,480
Others                                                     198,175                     110,615
                                                        ----------                  ----------

                                                        28,121,496                  21,914,721
Less: Business tax (b)                                    (667,053)                   (528,168)
                                                        ----------                  ----------

                                                        27,454,443                  21,386,553
                                                        ==========                  ==========

      Notes:

(a) Since the terrorist attacks on the World Trade Centre in New York in September 2001, many airlines introduced insurance and security surcharges on passenger air tickets (collectively the "Surcharges"). Such Surcharges are generally recognised as revenue,

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

            together with the other components of the ticket price, when the transportation services are provided.

            For tickets that are issued by the Group but where the transportation services are provided by another carrier, there was
            (i) industry guidance which permitted the billing of such Surcharges on a negotiated basis and (ii) diversity in practice among the carriers on the billing of the Surcharges. Accordingly, the Company deferred recognition of the Surcharges as revenue. Management believes such Surcharges will no longer be payable based on general industry acceptance of non billing and industry guidance issued by the Accounting Centre of China Aviation, the sole agent for interline billing of PRC airlines, in December 2005. Accordingly, the Surcharges related to tickets uplifted between 2002 and 2004 in the amount of RMB131,023,000 were released from other payables and recognised as revenue in 2005.

            From 1 January 2005, the above insurance and security surcharges together with other surcharges are recognised as revenue once the transportation services are provided, or once the ticket price has been billed through interline billing in the case where transportation services are provided by another carrier.

      (b) Except for traffic revenues derived from inbound international and regional flights, which are not subject to PRC business tax, the Group's traffic revenues, commission income, ground service income, cargo handling income and other revenues are subject to PRC business tax levied at rates ranging from 3% to 5%, pursuant to PRC business tax rules and regulations.

6.    Other Operating Income

                                                                          GROUP
                                                                2005                 2004
                                                              RMB'000               RMB'000
Government subsidies (a)                                      193,069                73,506
Net fair value gains on financial instruments
  - forward foreign exchange contract                          25,002                11,498
  - fuel hedging income                                        27,208                     -
                                                              -------                ------

                                                              245,279                85,004
                                                              =======                ======

Note:

-----------
(a)   The government subsidies represent

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

            (i) subsidies granted by the local government to the Company from 2002 to 2005 in consideration of the relocation of the Company's international flights and related facilities from Shanghai Hongqiao Airport to Pudong International Airport; and

            (ii) subsidies granted by various local municipalities to encourage the Group to operate certain routes to the places where these municipalities are located.

7.    SEGMENT INFORMATION

(a)   Primary reporting format by business segment

      The Group principally operates in one business segment, which is the operation of civil aviation, including the provision of passenger, cargo, mail delivery and other extended transportation services.

(b)   Secondary reporting format by geographical segment

      The Group's revenues (net of business tax) and results by geographical segment are analysed as follows:

                                                                                                   OTHER
                                    DOMESTIC#           HONG KONG             JAPAN              COUNTRIES*             TOTAL
                                     RMB'000             RMB'000             RMB'000               RMB'000             RMB'000
2005
Traffic revenues
  - Passenger                      11,438,773           2,494,669           2,009,137             4,910,693           20,853,272
  - Cargo and mail                    346,428             641,686             623,678             3,354,998            4,966,790
                                   ----------           ---------           ---------             ---------           ----------
                                   11,785,201           3,136,355           2,632,815             8,265,691           25,820,062
Commission income                     124,037              13,768              11,557                36,285              185,647
Ground service income                 794,814                   -                   -                     -              794,814
Cargo handling income                 281,901                   -                   -                     -              281,901
Rental income from operating
  sublease of aircraft                183,260                   -                   -                     -              183,260
Other operating revenues              188,759                   -                   -                     -              188,759
                                   ----------           ---------           ---------             ---------           ----------

                                   13,357,972           3,150,123           2,644,372             8,301,976           27,454,443
Other operating income                214,277               6,000              25,002                     -              245,279
Segment results
  (operating profit)                 (658,153)            184,578            (451,742)              939,565               14,248
                                   ==========           =========           =========             =========           ==========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                                                                   OTHER
                                    DOMESTIC#           HONG KONG             JAPAN              COUNTRIES*             TOTAL
                                     RMB'000             RMB'000             RMB'000               RMB'000             RMB'000
2004
Traffic revenues
  - Passenger                       8,283,700           2,239,968           1,502,326             3,508,105           15,534,099
  - Cargo and mail                    298,846             592,008             647,181             2,890,325            4,428,360
                                   ----------           ---------           ---------             ---------           ----------

                                    8,582,546           2,831,976           2,149,507             6,398,430           19,962,459
Commission income                     201,146              22,297              16,924                50,376              290,743
Ground service income                 692,178                   -                   -                     -              692,178
Cargo handling income                 224,356                   -                   -                     -              224,356
Rental income from operating
  sublease of aircraft                121,480                   -                   -                     -              121,480
Other operating revenues               95,337                   -                   -                     -               95,337
                                   ----------           ---------           ---------             ---------           ----------

                                    9,917,043           2,854,273           2,166,431             6,448,806           21,386,553
Other operating income                 83,004               2,000                   -                     -               85,004
Segment results
  (operating profit)                  188,645             354,754             243,979               445,006            1,232,384
                                   ==========           =========           =========             =========           ==========

#: The People's Republic of China, excluding the Hong Kong Special Administrative Region.

*: include the United States of America, Europe and Asian countries other than Japan.

      The major revenue-earning assets of the Group are its aircraft, all of which are registered in the PRC. Since the Group's aircraft is deployed flexibly across its route network, there is no suitable basis of allocating such assets and the related liabilities to geographical segments and hence segment assets and capital expenditure by segment have not been presented.

8.    WAGES, SALARIES AND BENEFITS

                                                                           Group
                                                             2005                        2004
                                                           RMB'000                      RMB'000
Wages, salaries, bonus and allowances                     1,774,292                    1,549,339
Employee welfare and benefits                               166,267                       41,383
Staff housing allowance (Note 36(b))                         36,231                       29,253
Defined contribution retirement schemes (Note 35(a))        280,218                      194,200
Post-retirement benefits (Note 35(b))                       102,459                       51,704
                                                          ---------                    ---------

                                                          2,359,467                    1,865,879
                                                          =========                    =========

(a)   Emoluments of directors, supervisors and senior management

      Details of the emoluments paid to the Company's directors, supervisors and senior management are as follows:

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                                        2005
                                                 SALARIES AND
                                                  ALLOWANCES                 BONUS                    TOTAL
                                                    RMB'000                 RMB'000                  RMB'000
EXECUTIVE DIRECTORS
Li Fenghua*                                            -                       -                        -
Luo Chaogeng*                                          -                       -                        -
Cao Jainxiong*                                         -                       -                        -
Wan Mingwu*                                            -                       -                        -
Zhong Xiong*                                           -                       -                        -
Luo Zhuping                                          103                      59                      162

INDEPENDENT NON-EXECUTIVE DIRECTORS
Hu Honggao*                                            -                       -                        -
Peter Lok *                                            -                       -                        -
Wu Baiwang*                                            -                       -                        -
Zhou Ruijin*                                           -                       -                        -
Xie Rong*                                              -                       -                        -

                                                                        2005
                                                 SALARIES AND
                                                  ALLOWANCES                 BONUS                    TOTAL
                                                    RMB'000                 RMB'000                  RMB'000
SUPERVISORS
Li Wenxin*                                             -                       -                        -
Ba Shengji*                                            -                       -                        -
Yang Xingen                                           86                      55                      141
Yang Jie                                              66                      49                      115
Liu Jiashun*                                           -                       -                        -

VICE EXECUTIVE DIRECTORS
Wu Jiuhong                                           119                     231                      350
Zhou Liguo                                           126                     352                      478
Zhang Jianzhong                                      101                      93                      194
Tong Guozhao                                         121                     352                      473
Li Yangmin                                            90                      55                      145

FINANCE CONTROLLER
Luo Weide                                            111                      75                      186
                                                     ---                   -----                    -----

TOTAL                                                923                   1,321                    2,244
                                                     ===                   =====                    ======

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                                            2004
                                                 SALARIES AND
                                                  ALLOWANCES                BONUS                    TOTAL
                                                    RMB'000                RMB'000                  RMB'000
EXECUTIVE DIRECTORS
Li Fenghua*                                            -                       -                        -
Luo Chaogeng*                                          -                       -                        -
Cao Jainxiong*                                         -                       -                        -
Wan Mingwu                                           119                     187                      306
Zhong Xiong*                                           -                       -                        -
Luo Zhuping                                           78                      88                      166

INDEPENDENT NON-EXECUTIVE DIRECTORS
Hu Honggao*                                            -                       -                        -
Peter Lok*                                             -                       -                        -
Wu Baiwang*                                            -                       -                        -
Zhou Ruijin*                                           -                       -                        -
Xie Rong*                                              -                       -                        -

SUPERVISORS
Li Wenxin*                                             -                       -                        -
Ba Shengji*                                            -                       -                        -
Yang Xingen                                           72                      64                      136
Yang Jie                                              50                      55                      105
Liu Jiashun*                                           -                       -                        -

                                                                            2004
                                                 SALARIES AND
                                                  ALLOWANCES                BONUS                    TOTAL
                                                    RMB'000                RMB'000                  RMB'000
VICE EXECUTIVE DIRECTORS
Wu Jiuhong                                            89                     262                      351
Yang Xu                                               78                     123                      201
Zhou Liguo                                           121                     322                      443
Zhang Jianzhong                                       78                     123                      201
Wu Yunlin                                             91                     320                      411

FINANCE CONTROLLER
Luo Weide                                             84                     123                      207
                                                     ---                   -----                    -----

Total                                                860                   1,667                    2,527
                                                     ===                   =====                    =====

* Certain directors of the Company received emoluments from CEA Holding, the parent company, part of which is in respect of their services to the Company and its subsidiaries. No apportionment has been made as it is impracticable to apportion this amount between their services to the Group and their services to CEA Holding.

      During the year ended 31 December 2005, no directors and supervisors waived their emoluments (2004: nil).

(b)   Five highest paid individuals

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      None (2004: one) of the directors, whose emoluments reflected in the above analysis was among the five highest paid individuals in the Group for the year. The emoluments payable to the five (2004: remaining four) highest paid individuals are as follows:

                                                                                                        GROUP
                                                                                                2005            2004
                                                                                               RMB'000         RMB'000
Wages, salaries, bonus and allowances                                                            1,679           1,412
                                                                                               =======          ======

      The emoluments fell within the following band:

                                                                                                  NUMBER OF INDIVIDUALS
EMOLUMENT BAND                                                                                    2005             2004
Below HK$1,000,000                                                                                    5               4
                                                                                                    ===             ===

      During the year ended 31 December 2005, no emoluments were paid by the Group to the directors, supervisors or the five highest paid individuals as an inducement to join or upon joining the Group, or as a compensation for loss of office (2004: nil).

9.    FINANCE COSTS

                                                                                              GROUP
                                                                                      2005               2004
                                                                                     RMB'000            RMB'000
Interest relating to obligations under finance leases
  - wholly repayable within five years                                               195,764            265,949
  - not wholly repayable within five years                                           128,869             73,327
                                                                                   ---------           --------
                                                                                     324,633            339,276
                                                                                   ---------           --------

Interest on loans from bank and financial institutions
  - wholly repayable within five years                                               729,698            410,998
  - not wholly repayable within five years                                           243,433            144,693
                                                                                   ---------           --------
                                                                                     973,131            555,691
Interest relating to note payables                                                    52,639             22,148
Amortisation of the discount on zero coupon debentures                                22,944                  -
Interest relating to a long-term payable (Note 34)                                     6,999              8,344
                                                                                   ---------           --------

                                                                                   1,380,346            925,459
Less: amounts capitalised into advance payments
       on acquisition of aircraft (Note 17)                                         (279,989)           (57,120)
                                                                                   ---------           --------

                                                                                   1,100,357            868,339
Net foreign exchange (gains)/losses (a)                                             (414,640)            32,207

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

Waiver of amounts due to related companies                                                 -           (133,029)
Fair value losses on financial instruments
  - transfer from equity in respect of interests rate swap
     qualified as cash flow hedges                                                    21,333              2,659
                                                                                     -------           --------

                                                                                     707,050            770,176
                                                                                     =======           ========

Note:

(a) The exchange gain for the year ended 31 December 2005 primarily relates to revaluation of the Group's foreign currency denominated borrowings and obligations under finance leases.

10.   (LOSS)/PROFIT BEFORE INCOME TAX

      (Loss)/profit before income tax is stated after:

                                                                                            GROUP
                                                                                   2005                 2004
                                                                                  RMB'000              RMB'000
Charging:

Depreciation of property, plant and equipment                                    3,911,722            3,076,585
Operating lease rentals
  - aircraft                                                                     1,785,615            1,720,736
  - land and buildings                                                             212,027              146,704
Amortisation of lease prepayments                                                   25,219               18,414
Amortisation of goodwill                                                                 -                5,654
Consumption of flight equipment spare parts                                        239,134              139,711
Allowances for obsolescence of flight
  equipment spare parts                                                                  -               73,406
Provision for impairment of trade and other receivables                             25,325               24,250
Auditors' remuneration                                                              10,000                7,380
                                                                                 =========            =========

and crediting:
Amortisation of negative goodwill                                                        -                3,452
Reversal of allowances for obsolescence
  of flight equipment spare parts                                                   13,930                    -
Gain on disposals of property, plant and equipment                                   8,073               47,819
Gain on disposals of financial asset held for trading                                    -                5,235
                                                                                 =========            =========

11.   TAXATION

      Taxation (credited)/charged to the consolidated income statement is as follows:

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                                                             GROUP
                                                                                     2005               2004
                                                                                    RMB'000            RMB'000
Provision for PRC income tax, net of reversal                                       (81,734)           160,502
Deferred taxation (Note 33)                                                         (56,970)           (30,901)
                                                                                   --------            -------

                                                                                   (138,704)           129,601
                                                                                   ========            =======

      The Company is subject to PRC income tax at a reduced rate of 15%, pursuant to the Circular Hu Shui Er Cai (2001) No. 104 issued by the Shanghai Municipal State Tax Bureau. Two of the major subsidiaries of the Group, namely China Cargo Airlines Co. Ltd., and Shanghai Eastern Flight Training Co., Ltd , are subject to PRC income tax at a reduced rate of 15%, pursuant to the preferential tax policy in Pudong, Shanghai. Shanghai Eastern Logistics Co., Ltd. is exempted from PRC income tax in 2005 pursuant to the circular Hu Di Shui Er Shui (2004) No.68 issued by Shanghai Municipal State Tax Bureau. Other subsidiaries of the Group are subject to PRC corporate income tax at the standard rate of 33%.

      The tax on the Group's consolidated income statement differs from the theoretical amount that would arise using the taxation rate of the home country of the Company as follows:

                                                                                               GROUP
                                                                                        2005            2004
                                                                                       RMB'000         RMB'000
(Loss)/profit before taxation                                                         (577,432)        585,972
Adjusted:
Share of result of associates and jointly
  controlled entities                                                                   13,330           5,256
                                                                                      --------        --------

                                                                                      (564,102)        591,228
                                                                                      --------        --------

Tax calculated at enacted tax rate of 15%                                               84,615         (88,684)
Effect attributable to subsidiaries charged
  at tax rate of 33%                                                                    18,334         (17,578)
Effect attributable to subsidiaries with income
  tax exemption                                                                         33,852               -
Income not subject to taxation                                                           4,462               -
Expenses not deductible for tax purposes                                                (5,642)        (27,673)
Reversal of income tax provision made in prior years
   as a result of tax clearance with local tax bureau                                   81,807               -
Unrecognised tax losses                                                                (86,074)              -
Utilisation of previously unrecognised tax losses                                            -           6,395
Others                                                                                   7,350          (2,061)
                                                                                      --------        --------

Tax credit/(charge)                                                                    138,704        (129,601)
                                                                                      ========        ========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      The Group operates international flights to overseas destinations. There was no material overseas taxation for the years ended 31 December 2005 and 2004, as there are double tax treaties between the PRC and the corresponding jurisdictions (including Hong Kong) relating to aviation business.

12.   DIVIDEND

      Dividend of RMB97,339,000 (RMB0.02 per share) in respect of the year ended 31 December 2004 were paid in 2005.

      The Board of Directors of the Company has recommended not to pay any dividend in respect of the year ended 31 December 2005.

13.   (LOSS)/EARNINGS PER SHARE

      The calculation of basic (loss)/earnings per share is based on the loss attributable to equity holders of RMB467,307,000 (2004: profit of RMB320,691,000) and 4,866,950,000 (2004: 4,866,950,000) weighted average number of shares in issue during the year. The Company has no potential dilutive ordinary shares.

14.   PROPERTY, PLANT AND EQUIPMENT

                                                                        GROUP
                                         AIRCRAFT, ENGINES AND
                                           FLIGHT EQUIPMENT
                                      ------------------------
                                                        HELD                           OTHER
                                                       UNDER                         PROPERTY,
                                                      FINANCE                        PLANT AND
                                        OWNED          LEASES         BUILDINGS      EQUIPMENT           TOTAL
                                       RMB'000        RMB'000          RMB'000        RMB'000           RMB'000
VALUATION
  At 1 January 2004, as restated      24,519,802     10,082,423       2,224,520       2,038,181       38,864,926
  Reclassification and rebate
    upon a purchase (a)                  569,935       (668,856)              -               -          (98,921)
  Transfers from construction in
    progress (Note 15)                         -              -          84,847         124,352          209,199
  Transfers from advance
    payments on acquisition
    of aircraft (Note 17)                535,548      1,079,852               -               -        1,615,400
  Additions                            1,842,596      2,959,232          22,159         227,428        5,051,415
  Disposals                           (1,325,196)             -         (77,511)        (68,604)      (1,471,311)
                                      ----------     ----------       ---------       ---------       ----------

  At 31 December 2004                 26,142,685     13,452,651       2,254,015       2,321,357       44,170,708
                                      ==========     ==========       =========       =========       ==========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                                       GROUP
                                        AIRCRAFT, ENGINES AND
                                           FLIGHT EQUIPMENT
                                      -------------------------
                                                        HELD                            OTHER
                                                       UNDER                          PROPERTY,
                                                      FINANCE                         PLANT AND
                                         OWNED         LEASES         BUILDINGS       EQUIPMENT          TOTAL
                                        RMB'000       RMB'000          RMB'000         RMB'000          RMB'000
ACCUMULATED DEPRECIATION
  At 1 January 2004, as restated       8,154,254      2,774,749         334,951         937,589       12,201,543
  Reclassification upon a purchase       328,373       (328,373)              -               -                -
  Charge for the year                  1,927,554        818,233          85,761         245,037        3,076,585
  Disposals                             (771,710)             -         (28,503)        (51,093)        (851,306)
                                      ----------     ----------       ---------       ---------       ----------

  At 31 December 2004                  9,638,471      3,264,609         392,209       1,131,533       14,426,822
                                      ==========     ==========       =========       =========       ==========

NET BOOK AMOUNT
  At 31 December 2004                 16,504,214     10,188,042       1,861,806       1,189,824       29,743,886
  At 1 January 2004                   16,365,548      7,307,674       1,889,569       1,100,592       26,663,383
                                      ==========     ==========       =========       =========       ==========

                                                                        GROUP
                                         AIRCRAFT, ENGINES AND
                                           FLIGHT EQUIPMENT
                                      -------------------------
                                                        HELD                            OTHER
                                                       UNDER                          PROPERTY,
                                                      FINANCE                         PLANT AND
                                        OWNED          LEASES         BUILDINGS       EQUIPMENT          TOTAL
                                       RMB'000        RMB'000          RMB'000         RMB'000          RMB'000
VALUATION
  AT 1 JANUARY 2005                   26,142,685     13,452,651       2,254,015       2,321,357       44,170,708
  TRANSFERS FROM CONSTRUCTION
    IN PROGRESS (NOTE 15)                      -              -          33,582         116,985          150,567
  TRANSFERS FROM ADVANCE
    PAYMENTS ON ACQUISITION OF
    AIRCRAFT (NOTE 17)                   445,949      1,191,167               -               -        1,637,116
  ADDITIONS THROUGH BUSINESS
    ACQUISITIONS (NOTE 40)             4,781,327      2,155,855          72,222         293,429        7,302,833
  OTHER ADDITIONS                      1,952,356        991,640          71,451         463,023        3,478,470
  DISPOSALS                              (67,354)             -          (6,281)       (125,299)        (198,934)
                                      ----------     ----------       ---------       ---------       ----------

  AT 31 DECEMBER 2005                 33,254,963     17,791,313       2,424,989       3,069,495       56,540,760
                                      ==========     ==========       =========       =========       ==========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                                        GROUP
                                         AIRCRAFT, ENGINES AND
                                           FLIGHT EQUIPMENT
                                      -------------------------
                                                        HELD                            OTHER
                                                       UNDER                          PROPERTY,
                                                      FINANCE                         PLANT AND
                                         OWNED         LEASES         BUILDINGS       EQUIPMENT         TOTAL
                                        RMB'000       RMB'000          RMB'000         RMB'000         RMB'000
ACCUMULATED DEPRECIATION
  AT 1 JANUARY 2005                    9,638,471      3,264,609         392,209       1,131,533       14,426,822
  CHARGE FOR THE YEAR                  2,307,706      1,161,395          87,284         355,337        3,911,722
  DISPOSALS                              (66,030)             -            (159)        (79,111)        (145,300)
                                      ----------     ----------       ---------       ---------       ----------

  AT 31 DECEMBER 2005                 11,880,147      4,426,004         479,334       1,407,759       18,193,244
                                      ==========     ==========       =========       =========       ==========

NET BOOK AMOUNT
  AT 31 DECEMBER 2005                 21,374,816     13,365,309       1,945,655       1,661,736       38,347,516
  AT 1 JANUARY 2005                   16,504,214     10,188,042       1,861,806       1,189,824       29,743,886
                                      ==========     ==========       =========       =========       ==========

                                                                       COMPANY
                                         AIRCRAFT, ENGINES AND
                                           FLIGHT EQUIPMENT
                                      -------------------------
                                                        HELD                            OTHER
                                                       UNDER                          PROPERTY,
                                                      FINANCE                         PLANT AND
                                        OWNED          LEASES         BUILDINGS       EQUIPMENT         TOTAL
                                       RMB'000        RMB'000          RMB'000         RMB'000         RMB'000
VALUATION
  At 1 January 2004, as restated      19,416,360     10,082,423       1,347,425       1,392,428       32,238,636
  Reclassification and rebate
    upon a purchase (a)                  569,935       (668,856)              -               -          (98,921)
  Transfer to a subsidiary              (569,935)             -               -               -         (569,935)
  Transfers from construction in
    progress (Note 15)                         -              -          75,659          13,218           88,877
  Transfers from advance
    payments on acquisition
    of aircraft (Note 17)                535,548      1,079,852               -               -        1,615,400
  Additions                            1,441,588      2,959,232          20,812         188,199        4,609,831
  Disposals                           (1,325,196)             -         (72,901)        (57,072)      (1,455,169)
                                      ----------     ----------       ---------       ---------       ----------

  At 31 December 2004                 20,068,300     13,452,651       1,370,995       1,536,773       36,428,719
                                      ==========     ==========       =========       =========       ==========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                                       COMPANY
                                         AIRCRAFT, ENGINES AND
                                           FLIGHT EQUIPMENT
                                      -------------------------
                                                        HELD                            OTHER
                                                       UNDER                          PROPERTY,
                                                      FINANCE                         PLANT AND
                                        OWNED          LEASES         BUILDINGS       EQUIPMENT         TOTAL
                                       RMB'000        RMB'000          RMB'000         RMB'000         RMB'000
ACCUMULATED DEPRECIATION
  At 1 January 2004, as restated       6,193,716      2,774,749         235,517         698,722        9,902,704
  Reclassification upon a purchase       328,373       (328,373)              -               -                -
  Transfer to a subsidiary              (328,373)             -               -               -         (328,373)
  Charge for the year                  1,425,509        818,233          56,878         179,772        2,480,392
  Disposals                             (771,710)             -         (28,021)        (41,651)        (841,382)
                                      ----------     ----------       ---------       ---------       ----------

  At 31 December 2004                  6,847,515      3,264,609         264,374         836,843       11,213,341
                                      ==========     ==========       =========       =========       ==========

NET BOOK AMOUNT
  At 31 December 2004                 13,220,785     10,188,042       1,106,621         699,930       25,215,378
  At 1 January 2004                   13,222,644      7,307,674       1,111,908         693,706       22,335,932
                                      ==========     ==========       =========       =========       ==========

                                                                       COMPANY
                                         AIRCRAFT, ENGINES AND
                                           FLIGHT EQUIPMENT
                                      -------------------------
                                                        HELD                            OTHER
                                                       UNDER                          PROPERTY,
                                                      FINANCE                         PLANT AND
                                        OWNED          LEASES         BUILDINGS       EQUIPMENT         TOTAL
                                       RMB'000        RMB'000          RMB'000         RMB'000         RMB'000
VALUATION
  AT 1 JANUARY 2005                   20,068,300     13,452,651       1,370,995       1,536,773       36,428,719
  TRANSFER TO A SUBSIDIARY              (779,895)             -               -               -         (779,895)
  TRANSFERS FROM CONSTRUCTION
    IN PROGRESS (NOTE 15)                      -              -          18,847          16,582           35,429
  TRANSFERS FROM ADVANCE
  PAYMENTS ON ACQUISITION OF
    AIRCRAFT (NOTE 17)                   445,949        682,020               -               -        1,127,969
  ADDITIONS THROUGH BUSINESS
    ACQUISITIONS (NOTE 40)             4,781,327      2,155,855          72,222         293,429        7,302,833
  OTHER ADDITIONS                      1,138,394        375,995          14,195         379,907        1,908,491
  DISPOSALS                              (67,354)             -          (2,836)       (106,801)        (176,991)
                                      ----------     ----------       ---------       ---------       ----------

  AT 31 DECEMBER 2005                 25,586,721     16,666,521       1,473,423       2,119,890       45,846,555
                                      ==========     ==========       =========       =========       ==========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                                       COMPANY
                                         AIRCRAFT, ENGINES AND
                                           FLIGHT EQUIPMENT
                                      -------------------------
                                                        HELD                           OTHER
                                                       UNDER                          PROPERTY,
                                                      FINANCE                         PLANT AND
                                         OWNED         LEASES         BUILDINGS       EQUIPMENT         TOTAL
                                        RMB'000       RMB'000          RMB'000         RMB'000         RMB'000
ACCUMULATED DEPRECIATION
  AT 1 JANUARY 2005                    6,847,515      3,264,609         264,374         836,843       11,213,341
  TRANSFER TO A SUBSIDIARY              (599,975)             -               -               -         (599,975)
  CHARGE FOR THE YEAR                  1,780,387      1,119,334          53,914         279,078        3,232,713
  DISPOSALS                              (66,030)             -            (104)        (69,993)        (136,127)
                                      ----------     ----------       ---------       ---------       ----------

  AT 31 DECEMBER 2005                  7,961,897      4,383,943         318,184       1,045,928       13,709,952
                                      ==========     ==========       =========       =========       ==========

NET BOOK AMOUNT
  AT 31 DECEMBER 2005                 17,624,824     12,282,578       1,155,239       1,073,962       32,136,603
  AT 1 JANUARY 2005                   13,220,785     10,188,042       1,106,621         699,930       25,215,378
                                      ==========     ==========       =========       =========       ==========

       Notes:

      (a) In January 2004, the Company exercised its right to terminate a finance lease arrangement and purchased an aircraft at a consideration equal to the present value of the remaining minimum lease payments on the date of the purchase. In this connection, the Company was entitled to a rebate of RMB98,921,000, as it had met certain conditions as defined in the original lease arrangement. Such a rebate was recognised as a reduction is the cost of the aircraft.

      (b) The Group's property, plant and equipment is stated at fair value. The latest independent valuation was performed at 30 June 2001.

            Had the property, plant and equipment of the Group and the Company been stated at cost less accumulated depreciation and impairment losses, the carrying amounts of property, plant and equipment would have been as follows:

                                                GROUP                          COMPANY
                                        2005           2004             2005            2004
                                       RMB'000        RMB'000          RMB'000         RMB'000
At 31 December                        37,354,833     28,352,959       31,388,179      23,994,364
                                      ----------     ----------       ----------      ----------

      (c) As at 31 December 2005, aircraft owned by the Group/the Company with an aggregate net book amount of approximately RMB9,843,773,000 (2004: RMB9,737,032,000) were pledged as collateral under certain loan arrangements (see Note 30).

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

15.   CONSTRUCTION IN PROGRESS

                                                             GROUP                           COMPANY
                                                      2005            2004            2005               2004
                                                     RMB'000         RMB'000         RMB'000            RMB'000
AT 1 JANUARY                                         188,654         219,788          77,534             92,520
Additions through business
  acquisitions (Note 40)                              13,577               -          13,577                  -
Other additions                                      189,220         178,065          33,120             73,891
Transfer to property, plant and
  equipment (Note 14)                               (150,567)       (209,199)        (35,429)           (88,877)
                                                    --------        --------         -------            -------

AT 31 DECEMBER                                       240,884         188,654          88,802             77,534
                                                    --------        --------         -------            -------

Representing:
Buildings                                            103,418          81,599          66,591             60,952
Other property, plant and equipment                  137,466         107,055          22,211             16,582
                                                    --------        --------         -------            -------

                                                     240,884         188,654          88,802             77,534
                                                    ========        ========         =======            =======

16.   LEASE PREPAYMENTS

                                                             GROUP                           COMPANY
                                                      2005            2004            2005               2004
                                                    RMB'000          RMB'000         RMB'000            RMB'000
COST
At 1 January                                         965,462         965,462         486,168            486,168
Additions through business
  acquisitions (Note 40)                              74,339               -          74,339                  -
Other additions                                       94,843               -          22,114                  -
                                                   ---------         -------         -------            -------

At 31 December                                     1,134,644         965,462         582,621            486,168
                                                   ---------         -------         -------            -------

ACCUMULATED AMORTISATION
At 1 January                                         136,654         118,240          89,687             81,061
Amortisation charge                                   25,219          18,414          11,334              8,626
                                                   ---------         -------         -------            -------

At 31 December                                       161,873         136,654         101,021             89,687
                                                   ---------         -------         -------            -------

NET BOOK AMOUNT
At 31 December                                       972,771         828,808         481,600            396,481
                                                   =========         =======         =======            =======

      Lease prepayments represent unamortised prepayments for land use rights.

      The Group's land use rights are located in the PRC and the majority of these land use rights have terms of 50 years from the date of grant. As at 31 December 2005, the majority of these land use rights had remaining terms ranging from 41 to 49 years (2004: from 42 to 48 years).

      Certificates of certain land use rights owned by the Group, with nil carrying value (2004: nil), are currently registered under the name of CEA Holding and held by CEA Holding on behalf of the Group. The Group is entitled to lawfully and validly occupy and use these lands for its daily operations. The procedures to change the registration of the land use rights certificates with the

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

relevant municipal land bureaus are currently being addressed by CEA Holding. Until the completion of these transfer procedures, the Group is unable to assign or pledge these land use right. The Company's directors do not believe the lack of certificates of certain land use rights has any material impact on the financial position of the Group.

17.   ADVANCE PAYMENTS ON ACQUISITION OF AIRCRAFT

                                                           GROUP                             COMPANY
                                                    2005            2004             2005               2004
                                                   RMB'000         RMB'000          RMB'000            RMB'000
At 1 January                                      2,678,603       2,239,893        2,678,603          2,239,893
Additions                                         7,751,197       1,996,990        6,341,709          1,996,990
Interest capitalised (Note 9)                       279,989          57,120          265,172             57,120
Transfers to property, plant and
  equipment (Note 14)                            (1,637,116)     (1,615,400)      (1,127,969)        (1,615,400)
                                                 ----------      ----------       ----------         ----------

At 31 December                                    9,072,673       2,678,603        8,157,515          2,678,603
                                                 ==========      ==========       ==========         ==========

      Included in the Group's and the Company's balance as at 31 December 2005 is accumulated interest capitalised of RMB409,530,000 (2004: RMB160,016,000), at an average interest rate of 4.0% (2004: 4.0%).

18.   INTANGIBLE ASSETS

                                                                           GROUP AND COMPANY
                                                                                 NEGATIVE                 NET
                                                              GOODWILL           GOODWILL               BALANCE
                                                               RMB'000            RMB'000               RMB'000
At 1 January 2004
Cost                                                           113,105            (55,245)                57,860
Accumulated amortisation and impairment                        (28,275)             8,920                (19,355)
                                                              --------           --------               --------

Net book amount, at end of year                                 84,830            (46,325)                38,505
                                                              --------           --------               --------

Year ended 31 December 2004
Net book amount, at beginning of year                           84,830            (46,325)                38,505
Amortisation (charge)/credit                                    (5,654)             3,452                 (2,202)
                                                              --------           --------               --------

Net book amount, at end of year                                 79,176            (42,873)                36,303
                                                              --------           --------               --------

At 31 December 2004
Cost                                                           113,105            (55,245)                57,860
Accumulated amortisation and impairment                        (33,929)            12,372               (21,557)
                                                              --------           --------               --------

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

Net book amount, at end of year                                 79,176            (42,873)                36,303
                                                               -------            -------                -------
YEAR ENDED 31 DECEMBER 2005
Net book amount, at beginning of year
  as previously presented                                       79,176            (42,873)                36,303
Opening adjustment on derecognition
  of negative goodwill                                               -             42,873                 42,873
                                                               -------            -------                -------

                                                                79,176                  -                 79,176
Additions through business acquisitions
  (Note 40)                                                    609,135                  -                609,135
NET BOOK AMOUNT, AT END OF YEAR                                688,311                  -                688,311
                                                               =======            =======                =======

      The amortisation of goodwill of RMB5,654,000 and negative goodwill of RMB3,452,000 for the year ended 31 December 2004 is included in "other depreciation, amortisation and operating lease" in the consolidated income statement.

Impairment tests for goodwill

      The Company operates in one cash-generating unit ("CGU") which is the carriage of passenger, cargo and mail over various routes.

      The recoverable amount of a CGU is determined based on value-in-use calculations. These calculations use cash flow projections based on financial budgets approved by management covering a five-year period. Cash flows beyond the five-year period are extrapolated using the estimated growth rates stated below. The growth rate does not exceed the long-term average growth rate for the aviation business in which the CGU operates.

      Key assumptions used for value-in-use calculations

      -  Gross margin                     20%
      -  Growth rate                      10%
      -  Discount rate                     5%

      Management determined budgeted gross margin based on past performance and its expectations for market development. The weighted average growth rate used is consistent with the forecasts included in industry reports. The discount rate used is pre-tax and reflects specific risks relating to the Company's business.

19.   INVESTMENTS IN SUBSIDIARIES

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                              COMPANY
                                                     2005                 2004
                                                    RMB'000              RMB'000
Unlisted shares, at cost                            2,163,864            2,163,864
Amounts due from subsidiaries                         348,626              614,652
                                                    ---------            ---------

                                                    2,512,490            2,778,516
                                                    =========            =========

      Amounts due from subsidiaries are unsecured, non-interest bearing and are not repayable before 1 January 2007.

      Particulars of the principal subsidiaries, all of which are limited liability companies established and operating in the PRC, are as follows:

                        PLACE AND                                   ATTRIBUTABLE
                         DATE OF               PAID-UP                 EQUITY              PRINCIPAL
COMPANY               ESTABLISHMENT            CAPITAL                INTEREST             ACTIVITIES
                                          2005        2004      2005           2004
                                         RMB'000    RMB'000
China Cargo Airlines  PRC                500,000    500,000      70%            70%       Provision of
  Co., Ltd.           22 July 1998                                                          cargo carriage
                                                                                            services

Shanghai Eastern      PRC                200,000    200,000      70%            70%       Provision of
  Airlines Logistics  23 August                                                             cargo logistics
  Co., Ltd.           2004                                                                  services

China Eastern         PRC                880,000    803,666      63%            63%       Provision of
  Airlines Jiangsu    3 May 1993                                                            airline services
  Co., Ltd.

Eastern Airlines      PRC                 70,000     70,000      86%            86%       Provision of
  Hotel Co., Ltd.     18 March                                                              hotel services
                      1998                                                                  primarily to
                                                                                            crew members

Shanghai Eastern      PRC                412,500    412,500      99%            99%       Investment
  Airlines Investment 8 May 2002                                                            holding
  Co., Ltd.

Shanghai Eastern      PRC                473,000    473,000      95%            95%       Provision of
  Flight Training     18 December                                                           flight training
  Co., Ltd.           1995                                                                  services

Shanghai Eastern      PRC                 25,658     25,658      60%            60%       Provision of
  Maintenance         27 November                                                           aircraft
  Co.,  Ltd.          2002                                                                  repairment
                                                                                            and maintenance

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

China Eastern Fudart  PRC                  5,714      5,714      51%            51%       Provision
  Transportation      1 April 1993                                                          of agency
  Service Co., Ltd.                                                                         services for
                                                                                            transportation
                                                                                            of import and
                                                                                            export cargo
                                                                                            by air or sea

20.   INVESTMENTS IN ASSOCIATES

                                                             GROUP                            COMPANY
                                                      2005             2004             2005              2004
                                                    RMB'000          RMB'000          RMB'000           RMB'000
Unlisted investments, at cost                       763,240          757,676          620,659           615,095
Goodwill                                             47,060           47,060                -                 -
Share of post acquisition
  results/reserves                                 (180,554)        (171,524)               -                 -
                                                   --------         --------          -------           -------

                                                    629,746          633,212          620,659           615,095
                                                   ========         ========          =======           =======

      Movement of investments in associates is as follows:

                                                             GROUP                            COMPANY
                                                     2005             2004             2005              2004
                                                    RMB'000          RMB'000          RMB'000           RMB'000
At 1 January                                        633,212          656,054          615,095           602,422
Cost of additional investment                         5,564           27,682            5,564            12,673
Share of results                                     (9,030)         (44,318)               -                 -
Amortisation of goodwill                                  -           (6,206)               -                 -
                                                    -------          -------          -------           -------

At 31 December                                      629,746          633,212          620,659           615,095
                                                    =======          =======          =======           =======

      Particulars of the principal associates, all of which are limited liability companies established and operating in the PRC, are as follows:

                            PLACE AND                             ATTRIBUTABLE
                             DATE OF            PAID-UP              EQUITY             PRINCIPAL
COMPANY                   ESTABLISHMENT         CAPITAL             INTEREST            ACTIVITIES
                                                RMB'000        2005         2004
China Eastern Airlines    PRC                   600,000        40%           40%      Provision of air
  Wuhan Co., Ltd. (a)     16 August 2002                                                transportation services
  ("CEA Wuhan")

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                            PLACE AND                             ATTRIBUTABLE
                             DATE OF            PAID-UP              EQUITY             PRINCIPAL
COMPANY                   ESTABLISHMENT         CAPITAL             INTEREST            ACTIVITIES
                                                RMB'000        2005         2004
Eastern Air Group         PRC                   400,000        25%           25%      Provision of
  Finance Co., Ltd.       6 December 1995                                               financial services to
  ("EAGF")                                                                              group companies of
                                                                                        CEA Holding

Eastern Aviation          PRC                    10,000        45%           45%      Provision of aviation
  Advertising Services    4 March 1986                                                  advertising agency
  Co., Ltd.                                                                             services

China Eastern Air         PRC                   350,000        45%           45%      Provision of air
                                                                                      catering
  Catering Investment     17 November 2003                                              services
  Co., Ltd.

Eastern Aviation Import   PRC                    80,000        45%           45%      Provision of aviation
  & Export Co., Ltd.      9 June 1993                                                   equipment, spare parts
  ("EAIEC")                                                                             and tools trading

Shanghai Dongmei          PRC                    31,000        45%           45%      Provision of travelling
  Aviation Travel Co.,    17 October 2004                                               and accommodation
  Ltd. ("SDATC")                                                                        agency services

Qingdao Liuting           PRC                   450,000        25%           25%      Provision of airport
  International           1 December 2000                                               operation services
  Airport Co., Ltd.

Collins Aviation          PRC                    57,980        35%           35%      Provision of airline
  Maintenance Service     27 September 2002                                             electronics products
  Shanghai Ltd.                                                                         maintenance services

Shanghai Hongpu           PRC                    25,000        30%           30%      Provision of cable
  Civil Airport           18 October 2002                                               and wireless
  Communication                                                                         communication
  Co., Ltd.                                                                             services

China Eastern Airlines    PRC                    10,162        40%           40%      Provision of ticket
  Development (HK)        20 May 1995                                                   sales and goods
  Co., Ltd.                                                                              logistics

Jiangsu Huayu General     PRC                   110,000        27%           27%      Provision of aviation
  Aviation Co., Ltd.      1 Dec 2004                                                    supporting services

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      (a) Subsequent to 31 December 2005, the Company completed acquisitions amounting in aggregate to an additional 56% interest in China Eastern Airlines Wuhan Co., Ltd. (Note 44).

      (b) The Group's aggregated share of the revenues, results, assets and liabilities of its associates are as follows:

                                            ASSETS        LIABILITIES         REVENUES           LOSS
                                           RMB'000          RMB'000            RMB'000          RMB'000
2005                                       1,807,387        1,177,641          887,928           (9,030)
2004                                       2,098,974        1,465,762          915,174          (44,318)
                                           =========        =========          =======          =======

21.    INVESTMENTS IN JOINTLY CONTROLLED ENTITIES

                                                                GROUP                           COMPANY
                                                       2005            2004            2005              2004
                                                      RMB'000         RMB'000         RMB'000           RMB'000
Unlisted investments, at cost                          59,552           7,680          59,552             7,680
Share of post-acquisition
  results/reserves                                     40,968          45,268               -                 -
                                                      -------         -------          ------            ------

                                                      100,520          52,948          59,552             7,680
                                                      =======         =======          ======            ======

      The Group's aggregated share of the revenues, results, assets and liabilities of its jointly controlled entities is as follows:

                                                                                                        (LOSS)/
                                                       ASSETS         LIABILITIES      EVENUES           PROFIT
                                                       RMB'000          RMB'000        RMB'000           RMB'000
2005                                                   142,667           42,147        133,570           (4,300)
2004                                                    65,813           12,865        102,587           45,268
                                                       =======        =========        =======           ======

      Movement of investments in jointly controlled entities is as follows:

                                                                 GROUP                          COMPANY
                                                         2005           2004            2005             2004
                                                        RMB'000        RMB'000         RMB'000          RMB'000
At 1 January                                             52,948              -           7,680                -
Cost of additional investment                            51,872          7,680          51,872            7,680
Share of results                                         (4,300)        45,268               -                -
                                                        -------         ------          ------            -----

At 31 December                                          100,520         52,948          59,552            7,680
                                                        =======         ======          ======            =====

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      Particulars of the principal jointly controlled entities, all of which are limited liability companies established and operating in the PRC are as follows:

                               PLACE AND                              ATTRIBUTABLE
                                DATE OF              PAID-UP              EQUITY              PRINCIPAL
COMPANY                      ESTABLISHMENT           CAPITAL             INTEREST             ACTIVITIES
                                                     RMB'000         2005        2004
Shanghai Technologies        PRC                     113,843         51%           -      Provision of repair
  Aerospace Co., Ltd.        28 September 2004                                              and maintenance
  ("STA") (a)

Shanghai Eastern             PRC                      17,484         40%          40%     Provision of spare
  Union Aviation             28 December 1995                                               parts repair and
  Wheels & Brakes                                                                           maintenance
  Overhual Engineering
  Co., Ltd
  ("Wheels & Brakes")

Eastern China Kaiya          PRC                      10,000         41%          41%     Provision of computer
  System Integration         21 May 1999                                                  systems development
  Co., Ltd.

      Note:

      (a) Under a Joint Venture Agreement dated 10 March 2003, the Company has agreed to share control over the economic activities of STA. Any strategic financial and operating decisions relating to the activities of STA require the unanimous consent of the Company and the other joint venture partner.

22.   OTHER LONG-TERM ASSETS

                                                           GROUP                             COMPANY
                                                    2005             2004             2005               2004
                                                  RMB'000          RMB'000          RMB'000            RMB'000
Long-term bank deposits (a)                      2,026,220        1,908,398        2,026,220          1,908,398
Deposits relating to aircraft under
  operating leases (b)                             446,323          133,159          425,850            133,159
Prepaid customs duty and
  value added tax                                    4,756           21,083            4,756             21,083
Rental and renovation deposits                      34,777           18,558           34,777             18,558
Prepaid staff benefits (c)                          62,096           28,439           54,178             20,691

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

Other long-term receivables                        131,386           92,969           50,740             79,692
                                                 ---------        ---------        ---------          ---------

                                                 2,705,558        2,202,606        2,596,521          2,181,581
                                                 =========        =========        =========          =========

       Notes:

      (a) The long-term bank deposits are pledged as collateral under certain finance lease arrangements (see Note 29). As at 31 December 2005, the effective interest rate on the long-term bank deposits was 3.6% (2004: 5.0%) per annum. The deposits have average maturities of 4.4 years. The fair value of long-term bank deposits of both the Group and the Company are RMB2,114 million (2004: RMB1,991 million), which are determined using the expected future payments discounted at market interest rates prevailing at the year end of 2.5% to 6.5% (2004: 2.5% to 7.0%).

      (b) The fair value of deposits relating to aircraft under operating leases of both the Group and the Company are RMB446 million and RMB426 million (2004: RMB133 million and RMB133 million), which are determined using the expected future payments discounted at market interest rates prevailing at the year end of 4.4% (2004: 2.4%).

      (c) This represents subsidies to certain employees as an encouragement to purchase motor vehicles. The employees are required to serve the Group for six years from the date of receipt of the subsidies in order not to be required to repay the Group for the subsidy. If the employee leaves before the end of the six-year period, a refund by the employee is required calculated on a pro-rata basis. These subsidies are amortised over six years on the straight-line basis.

23.   TRADE RECEIVABLES

      The credit terms given to trade customers are determined on an individual basis, with the credit periods generally ranging from half a month to three months.

      The aging analysis of trade receivables is as follows:

                                                     GROUP                         COMPANY
                                                     2005            2004            2005               2004
                                                    RMB'000         RMB'000         RMB'000            RMB'000
Less than 31 days                                  1,580,082       1,223,059       1,031,946            801,485
31 to 60 days                                        134,095         259,086          56,918            133,839
61 to 90 days                                        122,377         116,048         108,014             61,520
91 to 180 days                                        34,097          93,587          14,603             68,646
181 to 365 days                                       13,302           4,047          11,523              2,711

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

Over 365 days                                        127,466          89,208         118,986             81,155
                                                   ---------       ---------       ---------          ---------

                                                   2,011,419       1,785,035       1,341,990          1,149,356
Less: provision for impairment
         of receivables                              (93,010)        (77,973)        (81,707)           (71,820)
                                                   ---------       ---------       ---------          ---------

Trade receivables, net                             1,918,409       1,707,062       1,260,283          1,077,536
                                                   =========       =========       =========          =========

24.   PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES

                                                               GROUP                           COMPANY
                                                        2005           2004             2005             2004
                                                       RMB'000        RMB'000          RMB'000          RMB'000
Prepaid aircraft operating
  lease rentals                                         21,279         19,373           13,338           19,373
Prepayment for acquisition of flight
  equipments and other assets                          179,206        126,645          179,206          111,862
Deposits with banks and a financial
  institution with original maturity
  over three months
  but less than a year (a)                             175,332         77,446            8,888           12,721
Custom duties and value added
  tax recoverable (b)                                  114,781              -           66,887                -
Rebate receivable on aircraft
  acquisitions                                         102,582         31,136           78,314           31,136
Rental deposits                                         49,303         43,674           37,116           32,930
Others                                                 354,788        313,685          304,794          257,355
                                                       -------        -------          -------          -------

                                                       997,271        611,959          688,543          465,377
                                                       =======        =======          =======          =======

       Notes:

       (a) As at 31 December 2005, the effective interest rate on deposits with banks and a financial institution is 0.7% (2004: 0.7%).

       (b) Pursuant to the Caiguanshui [2004] No. 63 issued by the Ministry of Finance on 29 December 2004, PRC airlines (including the Company, China Cargo Airlines Co., Ltd. and China Eastern Airlines Jiangsu Co., Ltd.) are subject to reduced custom duties and value added tax on imported flight equipment and overseas repair costs in relation to those aircraft flying on international and regional routes with effect from 1 January 2005. During the year ended 31 December 2005, the Group paid the related custom duties and value added tax at the standard rates and hence is entitled to a refund of over payment. As at 31 December 2005, the Group has aggregated recoverable balances of RMB114,781,000.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

25.   CASH AND CASH EQUIVALENTS

      The carrying amounts of the Group's and Company's cash and cash equivalents are denominated in the following currencies:

                                                            GROUP                           COMPANY
                                                     2005            2004             2005               2004
                                                    RMB'000         RMB'000          RMB'000            RMB'000
Renminbi                                           1,281,206       1,821,638          415,462           693,685
US Dollars                                           333,099         105,448          306,254            67,833
Japanese Yen                                          76,591          55,203           55,803            34,023
Euro                                                  37,420          27,760           28,163            21,313
Pound Sterling                                        22,979          17,534           22,979            17,534
Australian Dollars                                    18,969          13,601           18,969            13,601
Singapore Dollars                                     15,943          15,063           15,943            15,063
Canadian Dollars                                      14,187           4,977           14,187             4,977
Others                                                63,607          53,223           62,849            53,223
                                                   ---------       ---------          -------           -------

                                                   1,864,001       2,114,447          940,609           921,252
                                                   =========       =========          =======           =======

26.   TRADE PAYABLES AND NOTES PAYABLES

      The aging analysis of trade payables and notes payables is as follows:

                                                            GROUP                           COMPANY
                                                     2005           2004             2005               2004
                                                    RMB'000        RMB'000          RMB'000            RMB'000
Less than 31 days                                  1,697,293        923,041        1,593,009            882,811
31 to 60 days                                        397,187         69,163          364,480             69,061
61 to 90 days                                        195,869         74,533          163,058             74,349
91 to 180 days                                       846,775        369,478          605,039            371,693
181 to 365 days                                      212,025              -          212,025                  -
Over 365 days                                         45,749         21,002           38,216             13,471
                                                   ---------      ---------        ---------          ---------

                                                   3,394,898      1,457,217        2,975,827          1,411,385
                                                   =========      =========        =========          =========

      As at 31 December 2005, all notes payables totaling RMB 1,775,048,000 were unsecured. Discount rates ranged from 2.9% to 3.2% (2004: 3.8% to 4.1%) and all notes are repayable within six months.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

27.   OTHER PAYABLES AND ACCRUED EXPENSES

                                                                GROUP                           COMPANY
                                                       2005           2004            2005              2004
                                                      RMB'000        RMB'000         RMB'000           RMB'000
Accrued fuel cost                                    1,415,797      1,239,930       1,262,586         1,086,235
Accrued take-off and landing
  charges                                              810,226        724,164         607,370           604,654
Accrued aircraft overhaul expenses                     745,627        461,200         587,400           396,554
Accrued salaries, wages and
  benefits                                             271,963        242,195         238,234           219,927
Other accrued operating expenses                       739,415        492,109         605,902           356,523
Duties and levies payable                              755,373        431,922         707,060           393,473
Current portion of provision for
  staff housing allowances
  (Note 36 (b))                                         13,270         93,427          13,121            85,387
Current portion of other long-term
  liabilities (Note 34)                                 66,029         30,000          66,029            30,000
Current portion of post-retirement
  benefit obligations (Note 35(b))                      35,825         27,500          34,528            25,771
Staff housing fund payable
  (Note 36(a))                                         136,510         75,364         136,510            75,364
Deposit received from ticketing
  agents                                               353,805        215,335         299,218           172,398
Current portion of operating
  lease payable                                         52,268              -          52,268                 -
Staff welfare payable                                   39,433         25,666          31,915            18,761
Others                                                 585,940        407,212         490,737           374,354
                                                     ---------      ---------       ---------         ---------

                                                     6,021,481      4,466,024       5,132,878         3,839,401
                                                     =========      =========       =========         =========

28.   PROVISION FOR AIRCRAFT OVERHAUL EXPENSES

                                                             GROUP                            COMPANY
                                                      2005            2004            2005               2004
                                                     RMB'000         RMB'000         RMB'000            RMB'000
At 1 January                                         254,009         266,093         200,725            213,019
Additions through business
  acquisitions (Note 40)                             196,122               -         196,122                  -
Additional provisions                                 64,700          75,897          54,767             65,137
Reversal resulting from
  change in estimate (a)                             (58,577)        (20,814)        (58,577)           (20,814)
Utilisation                                          (52,255)        (67,167)        (44,202)           (56,617)
                                                     -------         -------         -------            -------

At 31 December                                       403,999         254,009         348,835            200,725
Less: current portion                                (15,589)        (52,798)        (15,589)           (42,463)
                                                     -------         -------         -------            -------

Long-term portion                                    388,410         201,211         333,246            158,262
                                                     =======         =======         =======            =======

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      Provision of aircraft overhaul expenses represents the present value of estimated costs of major overhauls for aircraft and engines under operating leases as the Group has the responsibility to fulfill certain return conditions under relevant leases.

       Note:

       (a) Prior to 2005, the overhauls for Company's certain aircraft models under operating leases were performed by overseas service providers. In 2005, the Company identified domestic facilities to carry out overhauls for certain aircraft models. The cost of the overhauls carried out domestically was lower than that in overseas. Accordingly, the Company changed its estimate for provision for aircraft overhauls as related those aircraft models.

29.   OBLIGATIONS UNDER FINANCE LEASES

      At 31 December 2005, the Group and the Company had 26 and 24 aircraft (2004: 22 and 22 aircraft) respectively under finance leases. Under the terms of the leases, the Group/the Company has the option to purchase, at or near the end of the lease terms, certain aircraft at fair market value and others at either fair market value or a percentage of the respective lessors' defined cost of the aircraft. The obligations under finance leases are principally denominated in US Dollars.

      The future minimum lease payments (including interest), and the present value of the minimum lease payments under finance leases are as follows:

                                                                   GROUP
                                              2005                                      2004
                                                          PRESENT                                     Present
                                                          VALUE OF                                    value of
                                MINIMUM                   MINIMUM       Minimum                       minimum
                                 LEASE                     LEASE         lease                         lease
                                PAYMENTS    INTEREST      PAYMENTS      payments       Interest       payments
                                RMB'000      RMB'000       RMB'000       RMB'000        RMB'000        RMB'000
Within one year                2,885,047     457,010      2,428,037     1,526,981        337,333      1,189,648
In the second year             2,870,162     300,106      2,570,056     1,962,208        262,372      1,699,836
In the third to fifth year
  inclusive                    3,487,110     472,914      3,014,196     3,924,600        168,346      3,756,254
After the fifth year           2,934,000     337,792      2,596,208     2,401,578        385,030      2,016,548
                              ----------   ---------     ----------    ----------      ---------     ----------

Total                         12,176,319   1,567,822     10,608,497     9,815,367      1,153,081      8,662,286
                              ----------   ---------     ----------    ----------      ---------     ----------

Less: amount repayable
      within one year         (2,885,047)   (457,010)    (2,428,037)   (1,526,981)      (337,333)    (1,189,648)
                              ----------   ---------     ----------    ----------      ---------     ----------

Long-term portion              9,291,272   1,110,812      8,180,460     8,288,386        815,748      7,472,638
                              ==========   =========     ==========    ==========      =========     ==========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                                  COMPANY
                                              2005                                      2004
                                                           PRESENT                                    Present
                                                           VALUE OF                                   value of
                                MINIMUM                    MINIMUM      Minimum                       minimum
                                 LEASE                      LEASE        lease                         lease
                                PAYMENTS    INTEREST       PAYMENTS     payments       Interest       payments
                                RMB'000      RMB'000        RMB'000      RMB'000        RMB'000        RMB'000
Within one year                2,779,448     417,474      2,361,974     1,526,981        337,333      1,189,648
In the second year             2,764,563     263,806      2,500,757     1,962,208        262,372      1,699,836
In the third to fifth year
  inclusive                    3,170,314     384,958      2,785,356     3,924,600        168,346      3,756,254
After the fifth year           2,394,194     270,326      2,123,868     2,401,578        385,030      2,016,548
                              ----------   ---------     ----------    ----------      ---------     ----------

Total                         11,108,519   1,336,564      9,771,955     9,815,367      1,153,081      8,662,286
Less: amount repayable
      within one year         (2,779,448)   (417,474)    (2,361,974)   (1,526,981)      (337,333)    (1,189,648)
                              ----------   ---------     ----------    ----------      ---------     ----------

Long-term portion              8,329,071     919,090      7,409,981     8,288,386        815,748      7,472,638
                              ==========   =========     ==========    ==========      =========     ==========

       The fair value of obligations under finance leases of the Group and the Company are RMB10,432 million and RMB9,690 million (2004: RMB8,382 million and RMB8,382 million), which are determined using the expected future payments discounted at market interest rates prevailing at the year end of 2.5% to 7.0% (2004: 2.5% to 7.0%).

       At 31 December 2005, the Group and the Company had long-term bank deposits totaling RMB2,026,220,000 (2004: RMB1,908,398,000) pledged as collateral under certain finance lease arrangements (Note 22). In addition, the finance lease obligations are secured by the related aircraft, assignments of all benefits of the relevant insurance policies relating to the aircraft together with guarantees provided by certain banks in the PRC.

30.   BORROWINGS

                                                          GROUP                             COMPANY
                                                   2005           2004               2005               2004
                                                  RMB'000        RMB'000            RMB'000            RMB'000
Non-current
  Long-term bank borrowings
    - secured                                    5,809,678      2,987,920          5,526,998          2,987,920
    - unsecured                                  3,980,438      4,554,908          3,930,438          4,532,561
                                                 ---------      ---------          ---------          ---------

                                                 9,790,116      7,542,828          9,457,436          7,520,481
                                                 ---------      ---------          ---------          ---------

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

Current
  Long-term bank borrowings
    - secured                                 1,555,313      2,925,038      1,516,173      2,925,038
    - unsecured                               1,313,917        268,394      1,313,917        260,118
  Short-term bank borrowings
    - secured                                    33,000              -              -              -
    - unsecured                              13,677,856      6,188,919     10,571,230      4,255,919
  Debentures                                  1,974,544              -      1,974,544              -
                                            -----------    -----------     ----------     ----------

                                             18,554,630      9,382,351     15,375,864      7,441,075
                                             ----------      ---------     ----------      ---------

Total borrowings                             28,344,746     16,925,179     24,833,300     14,961,556
                                             ==========     ==========     ==========     ==========

The borrowings are repayable as follows:

Within one year                              18,554,630      9,382,351     15,375,864      7,441,075
In the second year                            2,663,434      2,386,862      2,631,154      2,370,309
In the third to fifth year inclusive          5,517,473      3,216,181      5,217,073      3,210,387
After the fifth year                          1,609,209      1,939,785      1,609,209      1,939,785
                                             ----------     ----------     ----------     ----------

                                             28,344,746     16,925,179     24,833,300     14,961,556
                                             ==========     ==========     ==========     ==========

      The fair value of long-term borrowings of the Group and the Company are RMB12,044 million and RMB11,696 million (2004: RMB9,909 million and RMB9,879 million), which are determined using the expected future payments discounted at market interest rates prevailing at the year end of 4.5% (2004: 7.6%).

      The terms of the long-term bank loans are summarised as follows:

                                                                        GROUP                       COMPANY
                     INTEREST RATE AND FINAL MATURITIES           2005         2004           2005          2004
                                                                RMB'000       RMB'000        RMB'000      RMB'000
RMB denominated bank loans:
Loans for         Fixed interest rates ranging
  working           from 4.94% to 5.76%
  capital           per annum as at 31 December
                    2005; 3-year loans with final
                    maturity through to 2008.                   3,253,500     1,710,100     3,153,500     1,710,100

Loans for the     Fixed interest rates of 5.18%
  purchases of      per annum as at 31 December
  aircraft          2005; 2 to 8-year loans with final
                    maturity through to 2012                    1,455,000       880,000     1,455,000       880,000

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

Loans for         Fixed interest rates of 5.76% per
  construction      annum as at 31 December
  projects          2005; 7 to 10-year loans with
                    final maturities through to 2007              200,000       412,500       200,000       412,500

U.S. dollar denominated bank loans:

Loans for the     Fixed interest rates ranging
  purchases of      from 4.01% to 6.86% per annum
  aircraft          2 to 10-year loans with final
                    maturities through to 2013                    296,120             -       296,120             -

Loans for the     Floating interest rates ranging from
  purchases of      3 months LIBOR+0.25% to 6 months
  aircraft          LIBOR+0.75% as at 31 December
                    2005; 2 to 10-year loans with final
                    maturities through to 2015                  7,295,480     7,703,037     7,135,480     7,703,037

Loan for the      Floating interest rates of 6
  purchase of       months LIBOR +0.6% as at
  an aircraft       31 December 2005; 3-year
  simulator         loans with final maturity in 2007             111,820        30,623             -             -

Loan for          Fixed interest rates ranging from 6.46%
  finance*          to 8.62% per annum, repayable
  leases of         by instalments up to 2008
  aircraft                                                         47,426             -        47,426             -
                                                               ----------    ----------    ----------    ----------

Total long-term bank loans                                     12,659,346    10,736,260    12,287,526    10,705,637
                                                               ==========    ==========    ==========    ==========

* These loans are secured by the related aircraft.

      Short-term borrowings of the Group and the Company are repayable within one year with interest charged at the prevailing market rates based on the rates quoted by the People's Bank of China. As at 31 December 2005, the interest rates relating to such borrowings were ranging from 2.22% to 5.04% per annum (2004:
2.06% to 5.04% per annum). During the year ended 31 December 2005, the weighted average interest rate on short-term bank loans was 4.62% per annum (2004: 3.34% per annum).

      On 5 August 2005, the Company issued debentures with a face value of RMB1,000,000,000 at an issue price of RMB971,600,000, being 97.16% of the face value, and repayable on 4 August 2006. On 23 August 2005, the Company issued additional debentures with face value of RMB1,000,000,000 at an issue price of RMB980,000,000, being 98% of the face value, and repayable on 22 May 2006.

      The zero coupon debentures are accounted for in the balance sheets of the Group and the Company as follows:

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                  2005
                                RMB'000
Nominal value                   2,000,000
Less: Unamortised discount        (25,456)
                               ----------

                                1,974,544
                               ==========

      The carrying amounts of the borrowings are denominated in the following currencies:

                                                                                   GROUP                        COMPANY
                                                                            2005           2004           2005           2004
                                                                          RMB'000        RMB'000         RMB'000       RMB'000
Renminbi                                                                 13,112,485      7,295,601     10,521,485      5,362,601
US Dollars                                                               15,232,261      9,430,325     14,311,815      9,399,704
Japanese Yen                                                                      -        199,253              -        199,251
                                                                         ----------     ----------     ----------     ----------

                                                                         28,344,746     16,925,179     24,833,300     14,961,556
                                                                         ==========     ==========     ==========     ==========

      As at 31 December 2005, the secured bank borrowings of the Group and the Company for the purchases of aircraft were secured by the related aircraft with an aggregate net book amount of RMB9,843,773,000 (2004: RMB9,737,032,000) (Note
14). Certain secured bank borrowings with aggregate amount of RMB2,899,386,000 (2004: RMB1,162,186,000) were also guaranteed by Export-Import Bank of the United States, China Industrial and Commercial Bank and China Construction Bank.

      Certain unsecured bank borrowings of the Group and the Company totalling of RMB2,122,600,000 (2004: RMB2,122,600,000) were guaranteed by CEA Holding (Note 41).

31.   SHARE CAPITAL

                                                                  2005          2004
                                                                 RMB'000       RMB'000
Registered, issued and fully paid of RMB1.00 each
  Unlisted shares held by CEA Holding and employees             3,000,000     3,000,000
  A shares listed on The Shanghai Stock Exchange                  300,000       300,000
  H shares listed on The Stock Exchange of
      Hong Kong Limited                                         1,566,950     1,566,950
                                                                ---------     ---------

                                                                4,866,950     4,866,950
                                                                =========     =========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      Pursuant to articles 49 and 50 of the Company's Articles of Association, each of the unlisted shares, the listed A shares and the listed H shares are all registered ordinary shares and carry the same rights.

32.   RESERVES

                                                        STATUTORY
                                                           AND
                                                      DISCRETIONARY                  CAPITAL     HEDGING
                                            SHARE       RESERVES      REVALUATION    RESERVE     RESERVE   RETAINED
                                           PREMIUM     (NOTE (a))       RESERVE     (NOTE (b))  (NOTE 37)   PROFITS    TOTAL
                                           RMB'000       RMB'000        RMB'000      RMB'000     RMB'000    RMB'000    RMB'000
Group
  At 1 January 2004, as
    previously presented                  1,006,455      314,035        490,688      (720,057)   (77,879)   501,959    1,515,201
  Effect of changes in accounting
    policy on the adoption of IAS 16              -            -              -             -          -   (207,609)    (207,609)
                                          ---------      -------        -------     ---------   --------   --------   ----------

  At 1 January 2004, restated             1,006,455      314,035        490,688      (720,057)   (77,879)   294,350    1,307,592
  Unrealised losses on cashflow
    hedges (Note 37)
    - gross                                       -            -              -             -     (7,610)         -       (7,610)
    - tax                                         -            -              -             -      1,141          -        1,141
  Realised gains on cashflow
    hedges (Note 37)
    - gross                                       -            -              -             -     (8,839)         -       (8,839)
    - tax                                         -            -              -             -      1,326          -        1,326
  Profit attributable to equity holders
    of the Company                                -            -              -             -          -    320,691      320,691
  Transfer from retained profits
    to reserves (a)                               -       67,136              -             -          -    (67,136)           -
                                          ---------      -------        -------     ---------   --------   --------   ----------

  At 31 December 2004                     1,006,455      381,171        490,688      (720,057)   (91,861)   547,905    1,614,301
                                          =========      =======        =======     =========   ========   ========   ==========

                                                        STATUTORY
                                                           AND
                                                      DISCRETIONARY                  CAPITAL     HEDGING
                                            SHARE       RESERVES      REVALUATION    RESERVE     RESERVE   RETAINED
                                           PREMIUM     (NOTE (a))       RESERVE     (NOTE (b))  (NOTE 37)   PROFITS    TOTAL
                                           RMB'000       RMB'000        RMB'000      RMB'000     RMB'000    RMB'000    RMB'000
Group
  At 1 January 2005, as previously
    presented                             1,006,455      381,171        490,688      (720,057)   (91,861)   948,898    2,015,294
  Effect of changes in accounting
    policy on the adoption of
    IAS 16                                        -            -              -             -          -   (400,993)    (400,993)
                                          ---------      -------        -------     ---------   --------   --------   ----------

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

  At 1 January 2005, restated             1,006,455      381,171        490,688      (720,057)   (91,861)   547,905    1,614,301
  Recognition of negative goodwill
    in retained profits on the
    adoption of IFRS 3                            -            -              -             -          -     42,873       42,873
                                          ---------      -------        -------     ---------   --------   --------   ----------

                                          1,006,455      381,171        490,688      (720,057)   (91,861)   590,778    1,657,174
  Unrealised gains on cashflow
    hedges (Note 37)
      - gross                                     -            -              -             -    181,449          -      181,449
      - Tax                                       -            -              -             -    (27,217)         -      (27,217)
  Realised gains on cashflow
    hedges (note 37)
      - Gross                                     -            -              -             -    (20,759)         -      (20,759)
      - Tax                                       -            -              -             -      3,114          -        3,114
  Dividend relating to 2004                       -            -              -             -          -    (97,339)     (97,339)
  Loss attributable to equity
    holders of the company                        -            -              -             -          -   (467,307)    (467,307)
  Transfer from retained profits
    to reserves (a)                               -       26,671              -             -          -    (26,671)           -
                                          ---------      -------        -------     ---------   --------   --------   ----------

  At 31 December 2005                     1,006,455      407,842        490,688      (720,057)    44,726       (539)   1,229,115
                                          =========      =======        =======     =========   ========   ========   ==========

                                                        STATUTORY
                                                           AND
                                                      DISCRETIONARY                  CAPITAL     HEDGING
                                            SHARE       RESERVES      REVALUATION    RESERVE     RESERVE   RETAINED
                                           PREMIUM     (NOTE (a))       RESERVE     (NOTE (b))  (NOTE 37)   PROFITS    TOTAL
                                           RMB'000       RMB'000        RMB'000      RMB'000     RMB'000    RMB'000    RMB'000
Company
  At 1 January 2004, as previously
    presented                             1,006,455      182,336        448,859      (720,057)   (77,879)   131,249      970,963
  Effect of changes in accounting
    policy on the adoption of IAS 16              -            -              -             -          -   (141,674)    (141,674)
                                          ---------      -------        -------     ---------   --------   --------   ----------

  At 1 January 2004, restated             1,006,455      182,336        448,859      (720,057)   (77,879)   (10,425)     829,289
  Unrealised losses on cashflow
    hedges (Note 37)
    - gross                                       -            -              -             -     (7,610)         -       (7,610)
    - tax                                         -            -              -             -      1,141          -        1,141
  Realised gains on cashflow
    hedges (Note 37)
    - gross                                       -            -              -             -     (8,839)         -       (8,839)
    - tax                                         -            -              -             -      1,326          -        1,326
  Release of reserves upon disposals
    of aircraft, net of tax                       -            -        (13,782)            -          -     13,782            -
  Profit for the year                             -            -              -             -          -    186,687      186,687
                                          ---------      -------        -------     ---------   --------   --------   ----------

  At 31 December 2004                     1,006,455      182,336        435,077      (720,057)   (91,861)   190,044    1,001,994
                                          =========      =======        =======     =========   ========   ========   ==========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

Company

  At 1 January 2005, as previously
    presented                             1,006,455      182,336        435,077      (720,057)   (91,861)   538,322    1,350,272
  Effect of changes in accounting
    policy on the adoption of
    IAS 16                                        -            -              -             -          -   (348,278)    (348,278)
                                          ---------      -------        -------     ---------   --------   --------   ----------

  At 1 January 2005, restated             1,006,455      182,336        435,077      (720,057)   (91,861)   190,044    1,001,994
  Recognition of negative goodwill
    in retained profits on the
     adoption of IFRS 3                           -            -              -             -          -     42,873       42,873
                                          ---------      -------        -------     ---------   --------   --------   ----------
                                          1,006,455      182,336        435,077      (720,057)   (91,861)   232,917    1,044,867
  Unrealised gains on cashflow
    hedges (Note 37)
    - Gross                                       -            -              -             -    181,449          -      181,449
    - Tax                                         -            -              -             -    (27,217)         -      (27,217)
  Realised gains on cashflow
    hedges (Note 37)
    - gross                                       -            -              -             -    (20,759)         -      (20,759)
    - tax                                         -            -              -             -      3,114          -        3,114
  Dividend relating to 2004                       -            -              -             -          -    (97,339)     (97,339)
  Loss for the year                               -            -              -             -          -   (406,362)    (406,362)
                                          ---------      -------        -------     ---------   --------   --------   ----------

  At 31 December 2005                     1,006,455      182,336        435,077      (720,057)    44,726   (270,784)     677,753
                                          =========      =======        =======     =========   ========   ========   ==========

(a)   Statutory and Discretionary Reserves

                                          GROUP               COMPANY
                                     2005      2004      2005      2004
                                    RMB'000   RMB'000   RMB'000   RMB'000
Statutory common reserve fund       196,746   178,797    77,214    77,214
Statutory common welfare fund       183,107   174,385    77,214    77,214
Discretionary common reserve fund    27,989    27,989    27,908    27,908
                                    -------   -------   -------   -------

                                    407,842   381,171   182,336   182,336
                                    =======   =======   =======   =======

      Pursuant to the PRC regulations and the Group companies' Articles of Association, each of the Group companies is required to transfer 10% of its profit for the year, as determined under the PRC Accounting Regulations, to a statutory common reserve fund until the fund balance exceeds 50% of the Group company's registered capital. The statutory common reserve fund can be used to make good previous years' losses, if any, and to issue new shares to shareholders in proportion to their existing shareholdings or to increase the par value of the shares currently held by them, provided that the balance after such issue is not less than 25% of the registered capital.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      Pursuant to the PRC regulations and the Group companies' Articles of Association, each of the companies is required to transfer 5% to 10% of its profit for the year, as determined under the PRC Accounting Regulations, to the statutory common welfare fund. This fund can only be used to provide staff welfare facilities and other collective benefits to the Group companies employees. This fund is non-distributable other than in liquidation.

      Each of the Group company is allowed to transfer 5% of its profit for the year as determined under the PRC Accounting Regulations, to a discretionary common reserve fund. The transfer to this reserve is subject to approval at shareholders' meetings.

      For the year ended 31 December 2005, under the PRC Accounting Regulations, the Company recorded a loss for the year. Accordingly, no profit appropriation of the Company to reserves has been made for the year ended 31 December 2005 (2004: nil). The transfer from retained profits to reserves for the year represents the profit appropriation to reserves of certain subsidiaries of the Company.

(b)   Capital reserve

      Capital reserve represents the difference between the fair value of the net assets injected and the nominal amount of the Company's share capital issued in respect of a group restructuring in June 1996.

33.   DEFERRED TAXATION

      Deferred income tax assets and liabilities are offset when there is a legally enforceable right of offset and when the deferred income taxes relate to the same authority. The following amounts, determined after appropriate offsetting, are shown in the balance sheets:

                                                                     GROUP                  COMPANY
                                                                2005        2004        2005        2004
                                                               RMB'000     RMB'000    RMB'000     RMB'000
Deferred tax assets
  - Deferred tax asset to be
     utilised after 12 months                                  286,764     286,780     271,442     274,007
  - Deferred tax asset to be
     utilised within 12 months                                 148,075     108,685     100,764      70,704
                                                              --------    --------    --------    --------

                                                               434,839     395,465     372,206     344,711
                                                              --------    --------    --------    --------

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

Deferred tax liabilities
  - Deferred tax liability to be
     realised after 12 months                                 (601,340)   (687,850)   (532,273)   (623,653)
  - Deferred tax liability to be
     realised within 12 months                                       -           -           -           -
                                                              --------    --------    --------    --------

                                                              (601,340)   (687,850)   (532,273)   (623,653)
                                                              --------    --------    --------    --------

Deferred tax liabilities, net                                 (166,501)   (292,385)   (160,067)   (278,942)
                                                              ========    ========    ========    ========

      Movements in net deferred taxation liability is as follows:

                                                                     GROUP                  COMPANY
                                                                2005        2004        2005        2004
                                                               RMB'000     RMB'000    RMB'000     RMB'000

At 1 January as restated                                       292,385     325,753     278,942     289,635
Additions through business
  acquisitions (Note 40)                                       (93,017)          -     (93,017)          -
Credited to income statement
  (Note 11)                                                    (56,970)    (30,901)    (49,961)     (8,226)
Charged/(credited) to equity
   - gain/(losses) on cashflow
    hedges (Note 32)                                            24,103     (2,467)      24,103      (2,467)
                                                              --------    --------    --------    --------

At 31 December                                                 166,501     292,385     160,067     278,942
                                                              ========    ========    ========    ========

      The deferred tax assets and liabilities (prior to offsetting of balances within the same tax jurisdiction) were made up of taxation effects of the followings:

                                                 GROUP                  COMPANY
                                            2005        2004        2005       2004
                                           RMB'000     RMB'000     RMB'000    RMB'000
Deferred tax assets:
  Tax losses carried forward               451,659     349,562     414,529     349,562
  Provision for obsolete flight
    equipment spare parts                   33,192      54,014      32,748      53,108
  Repair cost on flight equipment           64,454     119,039      65,486     120,071
  Provision for post-retirement
    benefits                               185,102      95,252     168,842      82,027
  Other accrued expenses and
    derivative financial instruments       139,949     120,704      92,988      83,049
                                          --------    --------    --------    --------

                                           874,356     738,571     774,593     687,817
Less: unrecognised assets                 (338,194)   (252,120)   (301,064)   (252,120)
                                          --------    --------    --------    --------

                                           536,162     486,451     473,529     435,697
                                          --------    --------    --------    --------

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

Deferred tax liabilities:
  Provision for aircraft overhauls        (143,517)   (106,128)   (111,579)    (60,619)
  Depreciation and amortisation           (559,146)   (672,708)   (522,017)   (654,020)
                                          --------    --------    --------    --------

                                          (702,663)   (778,836)   (633,596)   (714,639)
                                          --------    --------    --------    --------

Net deferred tax liabilities              (166,501)   (292,385)   (160,067)   (278,942)
                                          ========    ========    ========    ========

            Movements of net deferred tax liabilities of the Group for the year ended 31 December 2004:

                                                       (CHARGED)/
                                            AT 31       CREDITED     (CHARGED)/         AT 31
                                          DECEMBER     TO INCOME      CREDITED       DECEMBER
                                            2003       STATEMENT      TO EQUITY         2004
                                          RMB'000       RMB'000        RMB'000        RMB'000

Tax losses carried forward                  54,401       43,041             -          97,442
Provision for obsolete flight
  equipment spare parts                     41,960       12,054             -          54,014
Repair cost on flight equipment            160,541      (41,502)            -         119,039
Provision for post-retirement
  benefits                                  89,733        5,519             -          95,252
Other accrued expenses and
  derivative financial instruments         122,262       (4,025)        2,467         120,704
                                          --------       ------         -----        --------
                                           468,897       15,087         2,467         486,451
                                          --------       ------         -----        --------
Provision for aircraft overhauls          (103,853)      (2,275)            -        (106,128)
Depreciation and amortisation             (690,797)      18,089             -        (672,708)
                                          --------       ------         -----        --------
                                          (794,650)      15,814             -        (778,836)
                                          --------       ------         -----        --------
Movement of deferred tax liabilities      (325,753)      30,901         2,467        (292,385)
                                          ========       ======         =====        ========

            MOVEMENTS OF NET DEFERRED TAX LIABILITIES OF THE GROUP FOR THE YEAR ENDED 31 DECEMBER 2005:

                                                                                           ADDITIONS
                                                       (CHARGED)/                          THROUGH
                                         AT 31          CREDITED        (CHARGED)/          BUSINESS           AT 31
                                       DECEMBER         TO INCOME        CREDITED         ACQUISITIONS       DECEMBER
                                         2004           STATEMENT         TO EQUITY         (NOTE 40)          2005
                                        RMB'000         RMB'000           RMB'000           RMB'000          RMB'000
Tax losses carried forward               97,442          16,023                 -                 -          113,465
Provision for obsolete flight
  equipment spare parts                  54,014         (20,628)                -              (194)          33,192
Repair cost on flight equipment         119,039         (54,585)                -                 -           64,454
Provision for post-retirement
  benefits                               95,252          12,066                 -            77,784          185,102

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

Other accrued expenses and
  derivative financial instruments      120,704          35,081         (24,103)              8,267          139,949
                                       --------         -------         -------             -------        ---------

                                        486,451         (12,043)        (24,103)             85,857          536,162
                                       --------         -------         -------             -------        ---------

Provision for aircraft overhauls       (106,128)          5,185               -             (42,574)        (143,517)
Depreciation and amortisation          (672,708)         63,828               -              49,734         (559,146)
                                       --------         -------         -------             -------        ---------

                                       (778,836)         69,013               -               7,160         (702,663)
                                       --------         -------         -------             -------        ---------

Net deferred tax liabilities           (292,385)         56,970         (24,103)             93,017         (166,501)
                                       ========         =======         =======             =======        =========

      In accordance with the PRC tax law, tax losses can be carried forward to off against future taxable income for a period of five years. As at 31 December 2005, the Group and the Company had tax losses carried forward of approximately RMB3,011,000,000 and RMB2,764,000,000 respectively (2004: RMB2,330,000,000 and
RMB2,330,000,000 respectively) which will expire between 2006 and 2010, available to set off against the Group and the Company's future taxable income. As at 31 December 2005, the Group and the Company did not recognise RMB338,194,000 and RMB301,064,000 respectively (2004: RMB252,120,000 and
RMB252,120,000 respectively) of deferred tax assets arising from the tax losses available as management did not consider it probable that such tax losses would be realised before they expire.

34. OTHER LONG-TERM LIABILITIES

                                                              GROUP AND COMPANY
                                                             2005          2004
                                                            RMB'000       RMB'000
Deferred credit on aircraft operating lease rental (a)       43,645             -
Deferred credit on government grants (b)                     70,410             -
Other long-term payable (c)                                 107,203       130,204
                                                           --------      --------

                                                            221,258       130,204
                                                           --------      --------

Less: Current portion (Note 27)                             (66,029)      (30,000)
                                                           --------      --------

Long-term portion                                           155,229       100,204
                                                           ========      ========

Notes:

(a) Deferred credit on aircraft operating lease rental represents the unamortised portion of lease incentives from lessors.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

(b) Deferred credit on government grants represents government grants received for construction and acquisition of safety and security facilities. As at 31 December 2005, the related facilities have not been constructed or purchased.

(c) The balance is unsecured, bearing interest at an effective rate of 6.21% per annum and is repayable by annual instalments of RMB30,000,000 (before taking into account of time value) up to year 2009.

35.   RETIREMENT BENEFIT PLANS AND POST-RETIREMENT BENEFITS

(a)   Defined contribution retirement schemes

      (i)   Pension

            The Group companies participate in defined contribution retirement schemes organised by municipal governments of the various provinces in which the Group companies operate, and substantially all of the Group's PRC employees are eligible to participate in the Group companies' retirement schemes. The Group companies are required to make annual contributions to the schemes at rates ranging from 20% to 22% on the employees' prior year salary and allowances. Employees are required to contribute to the schemes at rates ranging from 7% to 8% of their basic salaries. The Group has no other material obligation for the payment of retirement benefits beyond the annual contributions under these schemes. For the year ended 31 December 2005, the Group's pension cost charged to the consolidated income statement amounted to RMB228,264,000 (2004:
      RMB146,500,000).

      (ii)  Medical insurance

            The majority of the Group's PRC employees participate in the medical insurance schemes organised by the municipal governments, under which the Group and its employees are required to contribute to the scheme approximately 12% and 2%, respectively, of the employee's basic salaries. For those employees who participate in these schemes, the Group has no other obligation for the payment of medical expense beyond the annual contributions. For the year ended 31 December 2005, the Group's medical insurance contribution charged to the income statement amounted to RMB51,954,000 (2004: RMB47,700,000).

(b)   Post-retirement benefits

      In addition to the above retirement schemes, the Group provides retirees with other post-retirement benefits including transportation subsidies, social function activities subsidies and others.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

The expected cost of providing these post-retirement benefits is actuarially determined and recognised by using the projected unit credit method, which involves a number of assumptions and estimates, including inflation rate, discount rate and employees' turnover ratio.

      The post-retirement benefit obligations recognised in the balance sheets are as follows:

                                                           GROUP                      COMPANY
                                                     2005          2004          2005          2004
                                                    RMB'000       RMB'000       RMB'000       RMB'000
Present value of unfunded
  post-retirement benefit obligations              1,970,292       731,077     1,792,522       611,568
Unrecognised actuarial gain                         (731,590)      (85,345)     (672,357)      (71,623)
                                                  ----------    ----------    ----------    ----------
Post-retirement benefit obligations                1,238,702       645,732     1,120,165       539,945
Less: current portion (Note 27)                      (35,825)      (27,500)      (34,528)      (25,771)
                                                  ----------    ----------    ----------    ----------
Long-term portion                                  1,202,877       618,232     1,085,637       514,174
                                                  ==========    ==========    ==========    ==========

Changes in post-retirement benefit obligations are as follows:

                                                              GROUP                        COMPANY
                                                         2005          2004          2005          2004
                                                       RMB'000       RMB'000       RMB'000       RMB'000

At 1 January                                            645,732       621,121       539,945       531,064
Additions through business
  acquisition (Note 40)                                 519,881             -       519,881             -
Total expenses charged in the
  income statement                                      102,459        51,704        89,467        43,553
Payments                                                (29,370)      (27,093)      (27,778)      (26,067)
Others                                                        -             -        (1,350)       (8,605)
                                                     ----------    ----------    ----------    ----------

At 31 December                                        1,238,702       645,732     1,120,165       539,945
                                                     ==========    ==========    ==========    ==========

      The costs of post-retirement benefits are recognised under wages, salaries and benefits in the income statement as follows:

                                                      GROUP                         COMPANY
                                               2005           2004           2005             2004
                                             RMB'000        RMB'000        RMB'000          RMB'000

Current service cost                          56,436         20,849         50,775           17,497
Interest cost                                 45,200         29,857         38,009           25,058
Actuarial losses recognised                      823            998            683              998
                                             -------        -------         ------          -------
Total (Note 8)                               102,459         51,704         89,467           43,553
                                             =======        =======         ======          =======

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      Principal actuarial assumptions at the balance sheet date are as follows:

                                                              GROUP AND COMPANY
                                                              2005          2004

Discount rate                                                  3.5%          5.0%
Annual rate of increase of per capita benefit payment          1.5%          1.5%
Employees turnover rate                                        3.0%          3.0%
                                                              ====          ====

36.   STAFF HOUSING BENEFITS

(a)   Staff housing fund

      In accordance with the PRC housing reform regulations, the Group is required to contribute to the State-sponsored housing fund at rates ranging from 1% to 15% (2004: 1% to 15%) of the specified salary amount of its PRC employees. At the same time, the employees are required to contribute an amount equal to the Group's contribution. The employees are entitled to claim the entire sum of the fund contributed under certain specified withdrawal circumstances. For the year ended 31 December 2005, the Group's contributions to the housing funds amounted to RMB102,472,000 (2004: RMB94,200,000) which has been charged to the income statement. The staff housing fund payable as at 31 December 2005 amounted to RMB136,510,000 (2004: RMB75,364,000) (Note 27). The Group has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods.

(b)   Staff housing allowances

      The Company also provides staff housing allowances to eligible employees who joined in the Group prior to 1998 according to the Group's staff housing allowance policy introduced in October 2003 (the "Staff Housing Allowance Policy").

      Under the Staff Housing Allowance Policy, employees who have not been allocated with any housing quarters or who have not been allocated with a quarter above the minimum area as set out in the Staff Housing Allowance Policy, are entitled to a cash allowance based on the area of quarter entitled and the unit price as set out in the Staff Housing Allowance Policy. The total entitlement is principally vested over a period of 20 years. Upon an employee's resignation, his or her entitlement will cease and any unpaid entitlement related to past service up to the date of resignation will be paid. Upon the establishment of the Staff Housing Allowance Policy, employees are entitled to a portion of the total entitlement already accrued based on his or her past service period. Such entitlement would be paid over a period of 4 to 5 years. As at 31 December

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

2005, the present obligation of the provision for the employee's staff housing entitlement is RMB457,466,000 (2004: RMB369,675,000), of which RMB13,270,000
(2004: RMB93,427,000) is classified as current portion in `other payables and accrued expenses'.

      For the year ended 31 December 2005, the staff housing benefit provided under the Staff Housing Allowance Policy amounted to RMB36,231,000 (2004:
RMB29,253,000) which has been charged to the income statement.

37.   DERIVATIVE FINANCIAL INSTRUMENTS

                                                   GROUP AND COMPANY
                                              ASSETS               LIABILITIES
                                        2005           2004     2005        2004
                                      RMB'000        RMB'000  RMB'000      RMB'000
AT 31 DECEMBER

INTEREST RATE SWAPS (a)                71,260      11,571      19,821      19,447
FORWARD FOREIGN EXCHANGE
  CONTRACTS (b)                         2,469           -      17,808     100,196
FUEL OPTION CONTRACTS (c)              50,193           -      22,985           -
                                      -------      ------      ------    --------

TOTAL                                 123,922      11,571      60,614     119,643
                                      -------      ------      ------    --------

LESS: NON-CURRENT PORTION
INTEREST RATE SWAPS                   (70,292)    (11,571)     (2,731)    (19,447)
FORWARD FOREIGN EXCHANGE CONTRACTS       (594)          -     (10,380)   (100,196)
FUEL OPTION CONTRACTS                       -           -     (12,659)          -
                                      -------      ------      ------    --------

                                      (70,886)    (11,571)    (25,770)   (119,643)
                                      -------      ------      ------    --------
CURRENT PORTION                        53,036           -      34,844           -
                                      =======      ======      =======   ========

Notes:

(a)   Interest rate swaps

      The Group uses interest rate swaps to reduce the risk of changes in market interest rates (Note 3(a)(iii)). The interest rate swaps entered into by the Group are generally for swapping variable rates, usually reference to LIBOR, into fixed rates. The Group's interest rate swaps qualify for hedge accounting and are accounted for as cashflow hedge. As at 31 December 2005, the notional amount of the outstanding interest rate swap agreements was approximately US$661 million (2004: US$437 million). These agreements will expire between 2006 and 2016. For the year ended 31 December 2005, a net gain of RMB78,546,000 (2004: RMB29,700,000) arising from changes in the fair

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

            value of the interest rate swaps subsequent to initial recognition has been recognised directly in the hedging reserve (Note 32).

      (b)   Forward foreign exchange contracts

            The Group uses currency forward contracts to reduce risk of changes in currency exchange rates in respect of ticket sales and expenses denominated in foreign currencies (Note 3(a)(vi)). These contracts are generally for selling of Japanese Yen and purchasing of U.S. dollars at fixed exchange rates. On 21 July 2005, the People's Bank of China revalued the RMB with reference to an undisclosed basket of currencies. Prior to the revaluation, the Group's currency forward contracts qualified for hedge accounting and were accounted for as cashflow hedge of firm commitments. After the revaluation, the Group discontinued the hedge relationship and did not apply hedge accounting on forward foreign exchange contracts from 1 July 2005. As at 31 December 2005, the notional amount of the outstanding currency forward contracts was approximately US$92 million (2004:
            US$226 million), which will expire between 2006 and 2010. For the year ended 31 December 2005, a net gain of RMB82,144,000 (2004: a net loss of RMB46,149,000) arising from changes in the fair value of these foreign currency forwards between the initial recognition up to 30 June 2005 was recognised directly in the hedging reserve (Note
            32). The change in the fair value between 1 July 2005 and 31 December 2005 of RMB13,299,000 has been recognised in the income statement.

      (c)   Fuel option contracts

            The Group uses fuel option contracts to reduce the risk of changes in market oil/petroleum prices in connection with aircraft fuel costs. As at 31 December 2005, the Group had outstanding fuel option contracts to buy approximately 2,600,000 barrels of crude oil at prices which ranging from US$ 41 to US$ 70 per barrel and sell approximately 6,840,000 barrels of crude oil at prices which ranging from US$ 33.5 to US$ 87.25 per barrel, all of which will expire between 2006 and 2007. Management did not designate these fuel option contracts for hedge accounting and changes in fair values have been recognised directly in the income statement.

38.   NOTES TO CONSOLIDATED CASH FLOW STATEMENT

(a)    Cash generated from operations

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                                                                                      Restated
                                                                                                         2005          2004
                                                                                                        RMB'000       RMB'000
(Loss)/profit before income tax                                                                         (577,432)      585,972
Adjustments for:
  Depreciation of property, plant and equipment                                                        3,911,722     3,076,585
  Gains on disposals of property, plant and equipment                                                     (8,073)      (47,819)
  Share of results in associates                                                                           9,030        50,524
  Share of results in jointly controlled entities                                                          4,300       (45,268)
  Amortisation of lease prepayments                                                                       25,219        18,414
  Amortisation of goodwill and negative goodwill                                                               -         2,202
  Net foreign exchange (gains)/loss                                                                     (414,640)       32,207
  Gains on disposals of financial assets held for trading                                                      -        (5,235)
  Fair value gains on financial assets at fair value
    through profit or loss                                                                               (30,877)       (8,839)
  Consumption of flight equipment spare parts                                                            239,134       139,711
  (Reversal of allowance)/allowance for obsolescence
    of flight equipment spare parts                                                                      (13,930)       73,406
  Provision for impairment of trade and other receivables                                                 25,325        24,250
  Provision for post-retirement benefits                                                                 102,459        51,704
  Provision for staff housing allowance                                                                   36,231        29,253
  Provision for aircraft overhaul expenses                                                                64,700        75,897
  Interest income                                                                                       (128,700)     (129,020)
  Interest expenses                                                                                    1,100,357       868,339
                                                                                                      ----------    ----------

Operating profit before working capital changes                                                        4,344,825     4,792,283
                                                                                                      ----------    ----------

                                                              Restated
                                                 2005           2004
                                                RMB'000       RMB'000
Changes in working capital
 Flight equipment spare parts                   (294,969)     (110,725)
 Trade receivables                              (112,027)     (136,995)
 Amount due from related companies               (83,459)     (122,253)
 Prepayments, deposits and other receivables    (306,283)     (361,345)
 Sales in advance of carriage                    101,490      (206,496)
 Trade payables and notes payables               821,222       509,638
 Amount due to related companies                 156,062       138,968
 Other payables and accrued expenses          (1,030,806)     (120,900)
 Other long-term liabilities                     (67,764)        8,344
 Provision for aircraft overhaul expenses       (110,832)      (91,321)
 Post-retirement benefit obligations             (29,370)      (27,093)
 Staff housing allowances                        (18,306)      (29,253)
                                              ----------    ----------

                                                (975,042)     (549,431)
                                              ----------    ----------

Cash generated from operations                 3,369,783     4,242,852
                                              ==========    ==========

(b)   Non-cash transaction

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

Investing activities not affecting cash
  Injection of land use right from minority
    shareholder of a subsidiary                         63,063           -
  Capital contribution to a jointly controlled
    entity in form of property, plant and equipment     51,872           -
  Utilisation of rebates from aircraft acquisition
    for purchases of flight equipment spare parts            -      98,921
                                                       -------     -------

Financing activities not affecting cash
  Finance lease obligations incurred for acquisition
    of aircraft                                        991,640   3,525,570
                                                       =======   =========

39.   COMMITMENTS

(a)   Capital commitments

      The Group and the Company had the following capital commitments:

                                               GROUP                    COMPANY
                                         2005         2004         2005         2004
                                       RMB'000      RMB'000      RMB'000      RMB'000
Authorised and contracted for:
  - Aircraft, engines and flight
     equipment                       47,259,446    8,791,472   44,408,107    8,791,472
  - Other property, plant and
     equipment                           96,827      129,440       70,170       98,360
  - Acquisition of a subsidiary
     (Note 44)                          390,000      308,134      390,000      308,134
                                     ----------   ----------   ----------   ----------

                                     47,746,273    9,229,046   44,868,277    9,197,966
                                     ----------   ----------   ----------   ----------

Authorised but not contracted for:
  - Aircraft, engines and flight
     equipment                          723,000    3,533,000            -    1,900,000
  - Others property, plant and
     equipment                       13,424,055    2,381,710   13,281,864    2,117,727
                                     ----------   ----------   ----------   ----------

                                     14,147,055    5,914,710   13,281,864    4,017,727
                                     ----------   ----------   ----------   ----------

                                     61,893,328   15,143,756   58,150,141   13,215,693
                                     ==========   ==========   ==========   ==========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      Contracted expenditures for the above aircraft and flight equipment, including deposits prior to delivery, subject to future inflation increases built in the contracts and any discounts available upon delivery of the aircraft, if any, were expected to be paid as follows:

                              GROUP             COMPANY
                              2005                2005
                             RMB'000            RMB'000
2006                       9,006,906           7,301,334
2007                      12,703,578          11,557,811
2008                      13,523,589          13,523,589
2009                       6,256,592           6,256,592
2010                       5,768,781           5,768,781
                          ----------          ----------

                          47,259,446          44,408,107
                          ==========          ==========

(b)   Operating lease commitments

      The Group and the Company had commitments under operating leases to pay future minimum lease rentals as follows:


                                               GROUP                  COMPANY
                                         2005         2004        2005        2004
                                        RMB'000     RMB'000     RMB'000     RMB'000
AIRCRAFT, ENGINES AND
  FLIGHT EQUIPMENT
Within one year                        1,633,301   1,024,857   1,444,458     831,187
In the second year                     1,550,209   1,095,792   1,361,362     902,122
In the third to fifth year inclusive   4,075,691   3,094,495   3,632,279   2,397,661
After the fifth year                   2,015,670     550,310   2,015,670     550,310
                                       ---------   ---------   ---------   ---------

                                       9,274,871   5,765,454   8,453,769   4,681,280
                                       ---------   ---------   ---------   ---------
LAND AND BUILDINGS

Within one year                           68,739      19,287      67,799      19,207
In the second year                        60,330      14,874      59,190      14,794
In the third to fifth year inclusive      44,951      25,401      44,463      25,379
After the fifth year                       2,846      22,139       2,846      22,139
                                       ---------   ---------   ---------   ---------

                                         176,866      81,701     174,298      81,519
                                       ---------   ---------   ---------   ---------

                                       9,451,737   5,847,155   8,628,067   4,762,799
                                       =========   =========   =========   =========

40.    BUSINESS ACQUISITIONS

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      On 30 June 2005, pursuant to an acquisition agreement entered into between the Company, CEA Holding, China Eastern Air Northwest Company ("CEA Northwest"; a wholly owned subsidiary of CEA Holding) and China Eastern Air Yunnan Company ("CEA Yunnan"; a wholly owned subsidiary of CEA Holding), and upon approval by the Company's shareholders in a General Meeting, the Company acquired certain assets and liabilities relating to the aviation business of CEA Northwest and CEA Yunnan. The aggregate acquisition price paid and payable by the Company is RMB639,749,000.

      The goodwill is attributable to an increase in the Company's competitiveness as a result of its increased size and the extension of the business scope geographically to the north-western and southern-western regions of the PRC.

      The acquired businesses contributed revenues of RMB4,269,745,000 and profit after taxation of RMB23,552,000 to the Group for the period from 1 July 2005 to 31 December 2005. If the acquisition had occurred on 1 January 2005, the acquired businesses would have contributed revenues of RMB7,740,744,000, and net loss of RMB510,870,000 to the Group for the year ended 31 December 2005.

      Details of net assets acquired and related goodwill are as follows:

                                                     RMB'000
Purchase consideration:
  - Cash                                              639,749
  - Direct costs relating to the acquisition           29,968
                                                     --------

Total purchase consideration                          669,717
Fair value of net assets acquired - shown as below    (60,582)
                                                     --------

Goodwill (Note 18)                                    609,135
                                                     ========

      The assets and liabilities arising from the acquisition are as follows:


                                                  FAIR VALUE OF NET ASSET ACQUIRED
                                                                           RMB'000

Property, plant and equipment                                            7,302,833
Construction in progress                                                    13,577
Lease prepayments                                                           74,339
Investments in associates                                                    5,564
Other long-term assets                                                     777,644
Deferred tax assets                                                         93,017
Flight equipment spare parts                                               385,971
Trade receivables                                                          124,645

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

Prepayment, deposits and other receivables                                   74,993
Cash and cash equivalents                                                   629,013
Trade payables and notes payables                                          (263,748)
Sales in advance of carriage                                                 (1,702)
Other payables and accrued expenses                                      (2,600,738)
Borrowings, current portion                                              (2,163,898)
Borrowings, long-term portion                                              (814,220)
Taxation                                                                    (26,319)
Derivative Liabilities                                                      (16,151)
Obligations under finance leases                                         (2,515,423)
Provision for aircraft overhaul expenses                                   (196,122)
Post retirement benefit obligations                                        (519,881)
Staff housing allowance                                                    (150,023)
Other long-term liabilities                                                (152,789)
                                                                         ----------

Net assets acquired                                                          60,582
                                                                         ----------

Purchase consideration settled in cash                                      669,717
Cash and cash equivalents in businesses acquired                           (629,013)
                                                                         ----------

Cash outflow on business acquisition                                         40,704
                                                                         ==========

      See Note 44 for details regarding a business acquisition completed after the balance sheet but before the approval of these financial statements.

41.   RELATED PARTY TRANSACTIONS

      The Group is controlled by CEA Holding, which owns approximately 61.64% of the Company's shares as at 31 December 2005. The aviation industry in the PRC is administrated by the CAAC. CEA Holding and the Group is ultimately controlled by the PRC government, which also controls a significant portion of the productive assets and entities in the PRC (collectively referred as "the state-controlled enterprises").

(a)   Related party transactions

      The Group sells air tickets through sales agents and is therefore likely to have extensive transactions with other state-controlled enterprises, and the employees of state-controlled enterprises while such employees are on corporate business as well as their close family members. These transactions are carried out on normal commercial terms that are consistently applied to all of the Group's customers. Due to the large volume and the pervasiveness of these transactions, the management is unable to determine the aggregate amount of the transactions for disclosure. Therefore, retail transactions with these related parties are not disclosed herein. Management believes that meaningful related party disclosures on these retail transactions have been adequately made.

'
APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      The other related party transactions are:

                                                                                                INCOME/
                                                                                         (EXPENSES OR PAYMENTS)
                                                                                           2005            2004
NATURE OF TRANSACTION                           RELATED PARTY                            RMB'000         RMB'000
WITH CEA HOLDING OR COMPANIES
  DIRECTLY OR INDIRECTLY HELD BY CEA
  HOLDING:

Interest income on deposits                     EAGF**                                     5,341           4,897
  at an average rate
  of 0.72% per annum
  (2004: 0.72% per annum)

Interest expense on loans at rate of            EAGF**                                   (14,855)         (1,150)
  4.50% per annum
  (2004: 4.54% per annum)

Commission income on carriage                   CEA Northwest*                            39,247          93,062
  service provided by other airlines            CEA Yunnan*                               38,817          81,517
  with air tickets sold                         CEA Wuhan ***                             46,412          32,396
  by the Group, at rates
  ranging from 3% to 9% of the
  value of tickets sold

Commission expense on air tickets               CEA Northwest*                            (2,374)        (14,181)
  sold on behalf of the Group, at               CEA Yunnan*                               (6,238)        (22,494)
  rates ranging from 3% to 9% of                CEA Wuhan***                              (9,550)        (32,396)
  the value of tickets sold                     SDATC**                                   (7,402)         (8,228)
                                                China Eastern Air
                                                Development (HK) Co., Ltd                (34,225)              -
                                                Shanghai Tourism (HK) Co., Ltd           (21,815)        (13,201)

Handling charges of 0.1% to 2% for              EAIEC**                                  (40,590)        (34,270)
  purchase of aircraft, flight equipment,
  flight equipment spare parts,
  other property, plant and equipment

Ticket reservation service charges for          Travel Sky Technology Limited           (124,677)        (86,311)
  utilisation of computer
  reservation system

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                                                                  INCOME/
                                                                                          (EXPENSES OR PAYMENTS)
                                                                                           2005           2004
NATURE OF TRANSACTION                           RELATED PARTY                            RMB'000         RMB'000
Repairs and maintenance expense                 CEA Northwest *                                -          (9,535)
  for ground service facilities

Repairs and maintenance expense
  for aircraft and engines                      Wheels & Brakes                         (63,972)         (25,445)
                                                STA                                    (104,853)               -
                                                EAIEC**                                  (6,969)               -

Lease rental income from operating              CEA Wuhan Airlines***                     41,327          38,239
  lease of aircraft

Lease rental charges for operating              CEA Northwest*                                 -        (199,188)
  lease of aircraft                             CEA Yunnan*                                    -         (86,341)

Supply of food and beverages                    Eastern Air (Shantou) Economic           (61,701)        (57,623)
                                                  Development Co., Ltd.
                                                CEACI                                   (231,759)       (188,406)
                                                Shanghai Eastern                        (184,306)       (165,643)
                                                  Air Catering Co., Ltd
                                                Qingdao Eastern Air Catering             (15,055)        (14,291)
                                                  Investment Co.,Ltd.
                                                Xian Eastern Air Catering                (15,079)            (50)
                                                  Investment Co.,Ltd.
                                                Yunnan Eastern Air Catering              (17,451)           (244)
                                                  Investment Co.,Ltd.

Advertising expense                             CAASC                                     (8,611)         (5,629)

Purchase of aviation equipment                  Shanghai Eastern Aviation                 (8,987)        (14,850)
                                                  Equipment Manufacturing
                                                  Corporation

Rental expenses                                 Shanghai Eastern Aviation                 (4,909)         (5,582)
                                                  Equipment Manufacturing
                                                  Corporation

* The Group acquired the aviation business of CEA Northwest and CEA Yunnan with effect from 30 June 2005. Transactions with CEA Northwest and CEA Yunnan up to 30 June 2005 are regarded as related party transactions.

** EAGF is also a 25% owned associate of the Group; SDATC and EAIEC are both a 45% owned associates of the Group.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

*** CEA Wuhan was a 40% owned associate of the Group for the year ended 31 December 2005. On 8 December 2005, the Company entered into agreement to acquire an additional 56% equity interest in CEA Wuhan and the acquisitions were completed after 31 December 2005.

                                                                                      INCOME/
                                                                              (EXPENSES OR PAYMENTS)
                                                                                 2005        2004
NATURE OF TRANSACTION                        RELATED PARTY                     RMB'000      RMB'000
WITH CAAC AND ITS AFFILIATES:

Civil aviation infrastructure levies         CAAC                              466,191      251,185
  paid to CAAC

Aircraft insurance premium paid              CAAC                              201,653      154,086
  through CAAC who entered
  into the insurance policy on
  behalf of the Group

WITH OTHER STATE-CONTROLLED ENTERPRISES:

Take-off and landing fees charges            State-controlled airports       2,461,858    1,579,115

Purchase of aircraft fuel                    State-controlled fuel           4,571,155    3,447,336
                                             suppliers

Interest income on deposits at an average    State-controlled banks             30,948       15,025
  rates of 0.72% per annum
  (2004: 0.72% per annum)

Interest expense on loans                    State-controlled banks            790,478      588,842
  at an average rate of
  4.54% per annum
  (2004: 4.54% per annum)

Commission expense on air tickets            other PRC airlines                153,528       78,232
  sold on behalf of the Group at
  rates ranging from 3% to 9% of
  the value of tickets sold

Supply of food and beverages                 other state-control               368,120      236,102
                                             enterprises

(b)   Balances with related companies

      (i)   Amounts due from related companies

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                          GROUP                  COMPANY
                                     2005        2004        2005        2004
                                   RMB'000     RMB'000     RMB'000     RMB'000
COMPANY
China Eastern Air Development
  (HK)  Co., Ltd                    66,457          --      66,457          --
CEA Holding                         57,773      23,835      57,773      23,835
SDATC**                             43,223      39,485      43,223      39,485
Shanghai Tourism (HK) Co., Ltd      23,177          --      23,177          --
CEA Wuhan ***                        3,541          --       3,541
EAIEC**                              4,956          --       2,357          --
STA                                  4,927          --       4,927          --
CEA Yunnan*                             --      52,161          --      52,161
Other related companies              1,658       6,772       1,658         520
                                   -------     -------     -------     -------

TOTAL                              205,712     122,253     203,113     116,001
                                   =======     =======     =======     =======

* The Group acquired the aviation business of CEA Northwest and CEA Yunnan with effect from 30 June 2005. Transactions with CEA Northwest and CEA Yunnan up to 30 June 2005 are regarded as related party transactions.

** EAGF is a 25% owned associate of the Group; SDATC is a 45% owned associate of the Group;

      EAIEC is a 45% owned associate of the Group.

*** CEA Wuhan was a 40% owned associate of the Group for the year ended 31 December 2005. On 8 December 2005, the Company entered into agreement to acquire an additional 56% equity interest in CEA Wuhan and the acquisitions were completed after 31 December 2005.

      Except for amount due from CEA Holding, which is reimbursement in nature, all other amounts due from related companies are trade in nature, interest free and payable within normal credit terms given to trade customers.

(ii)  Amounts due to related companies

                                     GROUP                     COMPANY
                               2005         2004          2005           2004
                             RMB'000       RMB'000       RMB'000       RMB'000
COMPANY
EAIEC**                      (90,123)      (47,093)       (8,773)      (72,341)
EAGF**                        (4,328)           --        (4,328)           --
CEA Wuhan ***                (80,407)      (19,063)      (80,407)      (19,063)
STA                           (8,491)           --            --            --

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

CEA Holding                  (94,216)           --       (94,216)           --
CEA Northwest*                    --       (69,380)           --       (69,380)
Other related companies      (17,465)       (3,432)      (17,465)       (3,432)
                            --------      --------      --------      --------
TOTAL                       (295,030)     (138,968)     (205,189)     (164,216)
                            ========      ========      ========      ========

* The Group acquired the aviation business of CEA Northwest and CEA Yunnan with effect from 30 June 2005. Transactions with CEA Northwest and CEA Yunnan up to 30 June 2005 are regarded as related party transactions.

** EAGF is a 25% owned associate of the Group; SDATC is a 45% owned associate of the Group; EAIEC is a 45% owned associate of the Group.

*** CEA Wuhan was a 40% owned associate of the Group for the year ended 31 December 2005. On 8 December 2005, the Company entered into agreement to acquire an additional 56% equity interest in CEA Wuhan and the acquisitions were completed after 31 December 2005

      Except for amounts due to EAGF and CEA Holding, which is reimbursement in nature, all other amounts due to related companies are trade in nature, interest free and payable within normal credit terms given by trade creditors.

(iii) Short-term deposits and short-term loans with an associate

                                                                    AVERAGE
                                                                 INTEREST RATE            GROUP               COMPANY
                                                                2005      2004       2005        2004       2005      2004
                                                                                   RMB'000     RMB'000    RMB'000    RMB'000
COMPANY
SHORT-TERM DEPOSITS (INCLUDED IN PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES)
  "EAGF"                                                        0.7%      0.7%     475,078     413,870     31,238     43,207

SHORT-TERM LOANS (INCLUDED IN BORROWINGS)
  "EAGF"*                                                       4.5%      4.5%     213,702     140,765    180,702    132,765

      * EAGF is a 25% owned associate of the Group;

(iv)  State-controlled banks and other financial institutions

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                                    AVERAGE
                                                                 INTEREST RATE            GROUP                  COMPANY
                                                                2005      2004      2005        2004        2005         2004
                                                                                   RMB'000     RMB'000     RMB'000      RMB'000
COMPANY
BANK DEPOSITS (INCLUDED IN CASH AND CASH  EQUIVALENT)           0.7%      0.7%    1,196,963   1,814,207      755,225     687,401

LONG-TERM BANK BORROWINGS                                       4.6%      3.2%   10,438,483  10,736,260   10,066,664  10,705,637

(c)   Guarantees by holding company

      As at 31 December 2005, long-term bank loans of the Group/the Company with an aggregate amount of RMB2,122,600,000 (2004: RMB2,122,600,000) were guaranteed by CEA Holding (Note 30).

(d)   Key management compensation

                                                                                         2005         2004
                                                                                       RMB'000       RMB'000
Salaries, bonus, allowances and benefits                                                 1,825         1,813
                                                                                       =======       =======

42.   ULTIMATE HOLDING COMPANY

      The directors regard CEA Holding, a company established in the PRC, as being the ultimate holding company.

43.   CONTINGENT LIABILITIES

      In 2005, the Company received a legal claim in the United States of America for unspecified damages by family members of certain victims in the air crash of an aircraft of CEA Yunnan occurred on 21 November 2004 in Baotou, Neimonggol, the PRC.

      Management has engaged legal representatives to vigorously contest the proceedings. The proceedings is still in an early stage and in the opinion of the Directors, based on professional advice, it is unlikely that there will be any significant adverse effect to the financial position of the Group.

44.   POST BALANCE SHEET EVENT

            On 8 December 2005, the Company entered into agreements with each of Wuhan Municipality State-owned Assets Supervision and Administration Commission ("Wuhan SASAC")

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

and Shanghai Junyao Aviation Investment Company Limited ("Shanghai Junyao") to acquire (i) a 38% equity interest in CEA Wuhan from Wuhan SASAC for a consideration of RMB278,000,000, and (ii) a 18% equity interest in CEA Wuhan from Shanghai Junyao for a consideration of RMB140,000,000, totaling RMB418,000,000, respectively. Based on an independent valuation conducted on 31 December 2005, a 56% share of the fair value of the net assets acquired amounted to approximately RMB214,159,000. The acquisitions were conditional upon approvals of the agreements from relevant governmental and regulatory authorities. On 4 January 2006, all the necessary approvals were obtained and the acquisitions were completed.

      Pursuant to the acquisition agreement between the Company and Wuhan SASAC, after receipt of the purchase consideration from the Company, Wuhan SASAC would settle RMB152,000,000 for an amount it owed to CEA Wuhan. On 23 March 2006, Wuhan SASAC paid the aforesaid amount to CEA Wuhan.

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

INDEBTEDNESS

BORROWINGS

            As at the close of business on 31st May, 2006, being the latest practicable date for the purpose of this indebtedness statement prior to the printing of this circular, the Group had the following borrowings:

                                                                     UNSECURED
                                                            -----------------------------
                                                SECURED     GUARANTEED     NON-GUARANTEED      TOTAL
                                                RMB'000       RMB'000          RMB'000        RMB'000
Short-term bank loans                            213,352             -         12,222,519    12,435,871
Notes payable                                          -             -          3,491,806     3,491,806
Long-term bank loans                           7,559,683       325,211          5,536,421    13,421,315
Debentures                                             -             -            995,267       995,267
Finance lease obligations                     11,079,911             -                  -    11,079,911
Loans from an associate
  - Eastern Air Group Finance Co., Ltd.                -        57,000            205,188       262,188
                                              ----------    ----------     --------------    ----------

                                              18,852,946       382,211         22,451,201    41,686,358
                                              ==========    ==========     ==============    ==========

      Secured long-term bank loans were secured by certain aircraft with an aggregate carrying amount of RMB11,353,901,000 and certain buildings with an aggregate carrying amount of RMB66,139,000. In addition, secured long-term bank loans of RMB2,867,535,000 were guaranteed by Export-Import Bank of the United States, China Industrial and Commercial Bank and China Construction Bank.

      The unsecured guaranteed long-term bank loans and the unsecured guaranteed loans from associate were guaranteed by CEA Holding.

      Finance lease obligations were secured by the related aircraft under finance leases with an aggregate carrying amount of RMB14,373,740,000 and assignments of all benefits of the relevant insurance policies relating to the aircraft, long-term bank deposits amounting to RMB2,090,282,000 and bank guarantees.

      Secured short-term bank loans were secured by discounted bills receivable with an aggregate carrying amount of RMB213,352,000.

CONTINGENT LIABILITIES

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

      In 2005, the Group received a legal claim in the United States of America for unspecified damages by family members of certain victims in the air crash of an aircraft of CEA Yunnan which occurred on 21st November, 2004 in Baotou, Neimonggol, the PRC. Management has engaged legal representatives to contest the proceedings. In the opinion of the Directors, based on professional advice, it is unlikely that there will be any significant adverse effect to the financial position of the Group.

MATERIAL CAPITAL COMMITMENTS

      Other than the capital commitments of the Group as at 31st December, 2005 disclosed in Note 39(a) of the audited consolidated financial statements of the Group set out in appendix I to this circular, the Group has, subsequent to 31st December, 2005 and up to the Latest Practical Date, received two Airbus A319 on 27th February, 2006 and 15th May, 2006 and two Boeing B737-700 on 27th March, 2006 and 26th May, 2006 respectively, entered into sale and leaseback arrangements with third parties for three Airbus A330-300 which were delivered in January and March 2006, and entered into aircraft purchase agreement with a vendor under which the Group has agreed to purchase sixteen Boeing 737 NG series aircraft as disclosed in its announcement dated 10th April, 2006 and circular dated 30th May, 2006, the aggregate of which have the effect of increasing the capital commitments of the Group as at 31st December, 2005 by approximately RMB1,925 million. In addition, the Group has entered into an agreement to purchase thirty Airbus A320 series aircraft, which is the subject of this circular.

DISCLAIMER

      Save as aforesaid and apart from intra-group liabilities and normal trade payables in the ordinary course of business, as at the close of business on 31st May, 2006, the Group did not have any outstanding debt securities issued and outstanding or authorised or otherwise created but unissued, term loans, other borrowings or indebtedness in the nature of borrowings including bank overdrafts, liabilities under acceptances (other than normal trade bills), acceptance credits, hire purchase commitments, mortgages and charges, material contingent liabilities or guarantees.

SUFFICIENCY OF WORKING CAPITAL

      The Directors are of the opinion that, after taking into account the Group's present internal resources and available banking facilities, the Group has sufficient working capital for its present requirements for at least 12 months from the date of this circular.

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

MANAGEMENT DISCUSSION AND ANALYSIS

OPERATING RESULTS

2005 COMPARED TO 2004

Revenues

      The Group's revenues increased 28.4% from RMB21,387 million in 2004 to RMB27,454 million in 2005 (net of the applicable PRC business tax). This increase was primarily due to an increase in its capacity resulting from its acquisition of the assets and liabilities relating to the aviation businesses of CEA Northwest and CEA Yunnan and its acquisition of other aircraft.

      Traffic revenues increased 29.3% from RMB19,962 million in 2004 to RMB25,820 million in 2005. Compared to 2004, the average aircraft daily utilization rate decreased by 0.3 hours to 9.4 hours in 2005 partially due to a decrease in the aircraft daily utilization rate of certain older aircraft.

      Passenger revenues, which accounted for 80.8% of the Group total traffic revenues in 2005, increased 34.2% from RMB15,534 million in 2004 to RMB20,853 million in 2005 primarily due to the expansion of its operations.

      The Group's domestic passenger revenues (excluding Hong Kong passenger revenues), which accounted for 54.9% of its total passenger revenues in 2005, increased 38.1% from RMB8,284 million in 2004 to RMB11,439 million in 2005. This increase was primarily due to an increase of its domestic passenger traffic following increases in its capacity and in its domestic passenger load factor. Compared to 2004, the Group's domestic passenger traffic increased (as measured in revenue passenger-kilometers, or RPKs) by 39.9% in 2005. As a result of the completion of the Group's acquisition of certain assets and liabilities relating to the aviation businesses of CEA Northwest and CEA Yunnan in the second half of 2005 and its acquisition of other aircraft in 2005, the capacity of the Group's domestic routes increased by 33.1% in 2005. The Group's domestic passenger load factor increased from 70.3% in 2004 to 73.8% in 2005 primarily due to an increase in market demands. The Group's domestic passenger yield decreased from RMB0.57 in 2004 to RMB0.56 in 2005 per passenger-kilometer primarily as a result of the escalating pricing competition in the domestic traffic market.

      Hong Kong passenger revenues, which accounted for 12.0% of the Group's total passenger revenues in 2005, increased 11.4% from RMB2,240 million in 2004 to RMB2,495 million in 2005. This increase was primarily due to an increase in its Hong Kong passenger traffic resulting from an

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

increase of its capacity. An increase in the passenger yield on Hong Kong routes also contributed to the increase of the Group's Hong Kong passenger revenues. Hong Kong passenger traffic (as measured in RPKs) increased by 8.1% in 2005, compared to 2004. The Group increased the passenger capacity on its Hong Kong routes by 8.9% in 2005. The Group's Hong Kong passenger load factor decreased from 62.6% in 2004 to 62.1% in 2005 primarily due to intensified competition. The Group's Hong Kong passenger yield increased from RMB0.74 in 2004 to RMB0.76 in 2005 per passenger-kilometer, reflecting increases in air fares.

      International passenger revenues, which accounted for 33.2% of the Group's total passenger revenues in 2005, increased 38.1% from RMB5,010 million in 2004 to RMB6,920 million in 2005. This increase was primarily due to an increase in its international passenger traffic resulting from increases in its capacity and in its international passenger load factor. An increase of the Group's international passenger yield also contributed to the increase of its international passenger revenues. The Group's International passenger traffic (as measured in RPKs) increased by 27.6% in 2005, compared to 2004. The Group's international passenger capacity increased by 22.1% in 2005, compared to 2004. The Group's international passenger load factor increased from 62.4% in 2004 to 65.2% in 2005. The Group's international passenger yield increased from RMB0.50 in 2004 to RMB0.54 in 2005 per passenger-kilometer, reflecting increases in air fares.

      The Group generates cargo and mail revenues from the transportation of cargo and mail on its designated cargo aircraft as well as from the carriage of cargo and mail on its passenger aircraft. Revenues from cargo and mail operations, which accounted for 19.2% of its total traffic revenues in 2005, increased 12.2% from RMB4,428 million in 2004 to RMB4,967 million in 2005 primarily due to an increase in its cargo and mail traffic following an increase in its capacity. The Group's cargo and mail traffic (as measured in revenue freight tonne-kilometers, or RFTKs) increased 14.8% from 1,875 million RFTKs in 2004 to 2,152 million RFTKs in 2005. The Group's cargo and mail capacity (as measure in available freight tonne-kilometers, or AFTKs) increased 21.2% from 3,327 million AFTKs in 2004 to 4,033 million AFTKs in 2005. Cargo yield decreased from RMB2.36 in 2004 to RMB2.31 in 2005 per cargo tonne-kilometer primarily due to fare decreases resulting from intensified market competition.

      The Group's other revenues are primarily generated from airport ground services and ticket handling services. Airport ground services include loading and unloading of aircraft, aircraft cleaning and ground transportation of cargo and passenger luggage for airlines flying to or from Hong Qiao International Airport and Pudong International Airport. The Group is currently the principal provider of airport ground services at both Hong Qiao International Airport and Pudong International Airport. The Group's other revenues increased 14.7% from RMB1,424 million in 2004 to RMB1,634 million in 2005 primarily due to the increased revenue from its airport ground

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

services and other services from RMB692 million and RMB95 million, respectively, in 2004 to RMB795 million, and RMB189 million, respectively, in 2005.

Operating Expenses

      The Group's total operating expenses increased 36.8% from RMB20,239 million in 2004 to RMB27,685 million in 2005 primarily due to its business expansion and a significant increase in aviation fuel expenses resulting from increased fuel prices. The Group's total operating expenses as a percentage of our revenues increased from 94.6% in 2004 to 100.8% in 2005.

      Aviation fuel expenses increased 63.7% from RMB5,430 million in 2004 to RMB8,889 million in 2005. This increase was primarily a result of rising fuel prices and the Group's business expansion in 2005. In 2005, the Group consumed a total of 1,893,700 tonnes of aviation fuel, representing an increase of 30.2% compared to 2004. Compared to 2004, the weighted average domestic and international fuel prices paid by the Group in 2005 increased by approximately 24.5% and 39.8%, respectively. Aviation fuel expense accounted for 32.1% of its total operating expenses in 2005, as compared to 26.8% in 2004.

      Aircraft depreciation and operating lease expenses increased 17.7% from RMB4,467 million in 2004 to RMB5,255 million in 2005 primarily due to an expansion of the Group's fleet size, while partially offset by the termination of certain operating leases between CEA Northwest and the Group. The number of the aircraft operated by the Group increased from 103 as of December 31, 2004 to 180 as of December 31, 2005. Other depreciation, amortization and operating lease expenses increased 37.1% from RMB496 million in 2004 to RMB680 million in 2005 primarily due to the Group's acquisition of certain assets and liabilities relating to the aviation businesses of CEA Northwest and CEA Yunnan.

      Wages, salaries and benefits increased 26.4% from RMB1,866 million in 2004 to RMB2,359 million in 2005 primarily due to a significant increase in the number of the Group's employees following its acquisition of certain assets and liabilities relating to aviation businesses of CEA Northwest and CEA Yunnan. The total number of the Group's employees increased by 40.8% from 20,817 as of December 31, 2004 to 29,301 as of December 31, 2005.

      Take-off and landing charges, which accounted for 13.4% of the Group's total operating expenses in 2005, increased 23.1% from RMB3,020 million in 2004 to RMB3,719 million in 2005 primarily due to an increase in the number of its flights, while partially offset by a decrease in the average take-off and landing charges resulting from increased deployment of smaller aircraft. The

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

number of the Group's flights increased from approximately 169 thousand in 2004 to approximately 211 thousand in 2005.

      Aircraft maintenance expenses increased by 60.9% from RMB860 million in 2004 to RMB1,384 million in 2005 primarily due to an expansion of the Group's fleet size in 2005.

      Commission expenses increased 25.6% from RMB772 million in 2004 to RMB970 million in 2005 primarily due to an increase in tickets sales by agents.

      Food and beverage expenses increased 28.9% from RMB758 million in 2004 to RMB977 million in 2005. This increase was primarily due to an 37.2% increase in the number of passengers carried from approximately 17.71 million in 2004 to approximately 24.29 million in 2005.

      Office and administration expenses increased by 33.8% from RMB1,463 million in 2004 to RMB1,958 million in 2005 primarily due to the Group's acquisition of certain assets and liabilities relating to the aviation businesses of CEA Northwest and CEA Yunnan. Office expenses, transportation expenses and travel, business trips and entertainment expenses increased from RMB472 million, RMB55 million and RMB202 million, respectively, in 2004 to RMB673 million, RMB146 million and RMB324 million, respectively, in 2005.

      Societe Internationale de Telecommunications Aeronautiques ("SITA") ticket reservation system charges increased 39.0% from RMB210 million in 2004 to RMB292 million in 2005 primarily due to an increase in the number of passengers the Group carried.

      Other operating expenses increased by 45.1% from RMB646 million in 2004 to RMB938 million in 2005 primarily due to an increase in the amount of civil aviation infrastructure levy payable to the Civil Aviation Administration of China from RMB251 million in 2004 to RMB466 million in 2005.

Other Operating Income

      The Group's other operating income was primarily generated from government subsidies and fair value gains on financial instruments held by the Group. The net amount of its other operating income increased from RMB85 million in 2004 to RMB245 million in 2005 primarily due to an increase in government subsidies from RMB74 million in 2004 to RMB193 million in 2005, see Note 6 to the Group's audited consolidated financial statements.

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

Finance Costs

      The Group's finance costs decreased by 8.2% from RMB770 million in 2004 to RMB707 million primarily due to the recognition of a net exchange gain of RMB415 million in 2005, while partially offset by an increase in interest expenses of RMB251 million. In 2004, the Group received a waiver of amount due to CEA Northwest in a value of RMB133 million under certain aircraft operating leases between CEA Northwest and the Group.

Net Loss

      As a result of the foregoing operating results, net loss attributable to shareholders was RMB467 million in 2005, as compared to a net profit of RMB321 million in 2004.

Fixed Assets

      The Group had approximately RMB38,348 million of fixed assets as of December 31, 2005, including aircraft, engines and flight equipment with a value of approximately RMB34,740 million. Fixed assets are initially recognized at cost and are subsequently stated at revalued amount, being its fair value at the date of revaluation less any subsequent accumulated depreciation.

      Valuation of fixed assets is affected by market conditions and global economic factors that are not within the Group's control. The determination of fair value requires significant judgment, including judgment on valuations by its management and/or by independent professional appraisers. The directors of the Company have reviewed the carrying value of the Group's fixed assets as of December 31, 2005 and are of the opinion that the carrying amount is not materially different from the fair value of such fixed assets.

2004 COMPARED TO 2003

Revenues

      The Group's revenues increased 47.8% from RMB14,470 million in 2003 to RMB21,387 million in 2004. This increase was primarily due to an increase of the Group's passenger and cargo revenues, which were net of the applicable PRC business tax.

      Traffic revenues increased 47.2% from RMB13,562 million in 2003 to RMB19,962 million in 2004. Compared to 2003, the average aircraft daily utilization increased by 1.7 hours to 9.7 hours in 2004.

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

      Passenger revenues, which accounted for 77.8% of the Group's total traffic revenues in 2004, increased 49.7% from RMB10,375 million in 2003 to RMB15,534 million in 2004. This increase was primarily due to the market recovery following the end of severe acute respiratory syndrome (SARS) and the increase of the Group's transportation capacity.

      The Group's domestic passenger revenues, which accounted for 53.3% of its total passenger revenues, increased 48.1% from RMB5,592 million in 2003 to RMB8,284 million in 2004. This increase was principally a result of the growing market demand following the end of SARS and the expansion of the Group's transportation capacity, including the launch of new routes and increase in the number of flights. Compared to 2003, the Group's domestic passenger traffic increased by 40.8% in 2004, and its domestic passenger load factor increased from 64.8% in 2003 to 70.3% in 2004. As a result of the favorable condition in the domestic passenger market since the end of 2003, the Group increased capacity on its domestic routes by 29.7% in 2004. The Group's domestic passenger yield increased from RMB0.54 in 2003 to RMB0.57 in 2004 per passenger-kilometer. This increase was principally a result of the increased pricing level due to strong demand in the domestic transportation.

      Hong Kong passenger revenues, which accounted for 14.4% of the Group's total passenger revenues, increased 34.4% from RMB1,667 million in 2003 to RMB2,240 million in 2004. This increase was primarily due to the market recovery following the end of SARS and the increase in the number of business and leisure travelers. Hong Kong passenger traffic increased by 57.1% in 2004 over that of 2003. In order to meet market demand, the Group increased the passenger capacity on its Hong Kong routes by 31.6% in 2004. The Group's Hong Kong passenger load factor increased from 52.4% in 2003 to 62.6% in 2004, and its Hong Kong passenger yield decreased from RMB0.84 in 2003 to RMB0.74 in 2004 per passenger-kilometer. The decrease in passenger yield on Hong Kong routes was primarily due to (1) an increase in the number of leisure travelers, (2) various promotions offered by the Group and (3) competition from other airlines.

      International passenger revenues, which accounted for 32.3% of the Group's total passenger revenues, increased 60.8% from RMB3,116 million in 2003 to RMB5,010 million in 2004. This increase was mainly due to the market recovery following the end of SARS and the increasing demand as a result of the recovering global economy in 2004. As a result, international passenger traffic increased by 74.1% in 2004 compared to 2003. The Group's international passenger capacity increased by 58.2% in 2004 compared to 2003. The Group's international passenger load factor increased from 56.7% in 2003 to 62.4% in 2004. The Group's international passenger yield decreased from RMB0.53 in 2003 to RMB0.50 in 2004 per passenger-kilometer. This decrease was primarily due to the increase in the number of leisure travelers and competition.

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

      The Group generates cargo and mail revenues from the transportation of cargo and mail on its designated cargo aircraft as well as from the carriage of cargo and mail on passenger aircraft. Revenues from cargo and mail operations, which accounted for 22.2% of the Group's total transportation revenues in 2004, increased 39.0% from RMB3,187 million in 2003 to RMB4,428 million in 2004. This increase was primarily due to the increasing demand for cargo transportation driven by the continuing rapid growth of China's economy following its accession to the World Trade Organization, the increase of the Group's transportation capacity as well as the increase of its market share. The Group's cargo and mail traffic (as measured in revenue freight tonne-kilometers, or RFTKs) increased 44.6% from 1,297 million RFTKs in 2003 to 1,875 million RFTKs in 2004. This increase was primarily due to a significant increase in the capacity of the Group's cargo transportation which resulted from the completion of the remodeling of MD-11 passenger aircraft into freighters, launch of new routes as well as an increase in the number of passenger flights which also carry cargo. Cargo yield decreased from RMB2.46 in 2003 to RMB2.36 in 2004 per cargo tonne-kilometer. This decrease was primarily due to intensified competition.

      Other revenues are primarily generated from airport ground services and ticket handling services. Airport ground services include loading and unloading, aircraft cleaning, fueling and ground transportation of cargo and passenger luggage for airlines operating to or from Hong Qiao International Airport and Pudong International Airport. The Group was currently the principal provider of airport ground services at both Hong Qiao International Airport and Pudong International Airport. Other revenues increased 56.8% from RMB908 million in 2003 to RMB1,424 million in 2004, which is higher than the 39.0% growth rate achieved in 2003. This increase was mainly due to the increase in the number of flights following the end of SARS and the enhancement of the Group's capability in carriage, storage and handling of cargo with the establishment of Shanghai Eastern Logistics Co., Ltd.

Operating Expenses

      The Group's total operating expenses increased 40.0% from RMB14,454 million in 2003 to RMB20,239 million in 2004. This increase was primarily due to increases in aviation fuel expenses, aircraft depreciation and operating lease expenses, take-off and landing charges, food and beverage expenses, salary costs, commission expenses and other expenses. The Group's total operating expenses as a percentage of its revenues decreased from 99.9% in 2003 to 94.6% in 2004.

      Aviation fuel expenses increased 78.3% from RMB3,045 million in 2003 to RMB5,430 million in 2004. This increase was principally a result of the Group's business expansion in 2004 II-9 and the increased international aviation fuel prices in 2004. In 2004, the Group consumed a total of

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

1,454,500 tonnes of aviation fuel, representing an increase of 42.1% compared to 2003. In 2004, the weighted average domestic and international fuel prices paid by the Company compared to 2003 increased by approximately 24.4% and 30.6%, respectively.

      Aircraft depreciation and operating lease expenses increased 26.7% from RMB3,525 million in 2003 to RMB4,467 million in 2004. This increase was primarily due to the Group's fleet expansion. Other depreciation, amortization and operating lease expenses slightly increased from RMB495 million in 2003 to RMB496 million in 2004.

      The wages, salaries and benefits increased 28.8% from RMB1,449 million in 2003 to RMB1,866 million in 2004. This increase was primarily due to a 26.7% increase in the number of staff resulting from the expansion of the Company and its main operations as well as an increase in staff's average salaries with the introduction of an incentive compensation plan that is linked to profit and various factors. The increase was also partially attributable to the introduction of an incentive plan for the Group's pilots that links allowances to flying hours.

      Take-off and landing charges increased 34.0% from RMB2,254 million in 2003 to RMB3,020 million in 2004, which accounted for 14.9% of the Group's total operating expenses in 2004. This increase was primarily due to the expansion of the Group's business and the increased number of flights.

      Aircraft maintenance expenses were RMB860 million in 2004, compared to RMB817 million in 2003, an increase of 5.3%. This increase was mainly due to the increased aircraft maintenance performed as a result of the increase in the number of the Group's flights in 2004.

      Commission expenses increased 66.0% from RMB465 million in 2003 to RMB772 million in 2004. This increase was primarily due to the increase in the revenues of the Group's domestic and international businesses.

      Food and beverage expenses increased 39.9% from RMB542 million in 2003 to RMB758 million in 2004. This increase was primarily due to a 47.1% increase in the number of passengers which was partially offset by a 5% decrease of the average cost of food and beverage as a result of the Group's cost-control initiatives.

      Office, administrative and other expenses increased 26% from RMB1,473 million in 2003 to RMB1,858 million in 2004 primarily due to a 122.6% increase in office expenses from RMB212 million in 2003 to RMB472 million in 2004 and a 48.8% increase in pilot and aircrew training

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

expenses from RMB98 million in 2003 to RMB146 million in 2004, while partially offset by a 28.5% decrease in other expenses from RMB550 million in 2003 to RMB428 in 2004.

      Ticket reservation fees increased 30.3% from RMB161 million in 2003 to RMB210 million in 2004 primarily due to a 47.1% increase in the number of passengers the Group carried. Civil aviation infrastructure levies payable to the CAAC were RMB251 million in 2004, compared to nil in 2003.

      Insurance costs slightly decreased 7.6% from RMB164 million in 2003 to RMB152 million in 2004.

      Ground services and other charges increased 53.6% from RMB65 million in 2003 to RMB99 million in 2004 primarily due to an increase in the Group's flights.

Other Operating Income

      Other operating income was primarily generated from government subsidies and fair value gains on financial instruments held by the Group. The net amount of the Group's other operating income increased from RMB50 million in 2003 to RMB85 million in 2004 primarily due to a net fair value gain of RMB11 million on currency swaps in 2004, compared to a net fair value loss of RMB8 million in 2003, and an increase in government subsidies from RMB58 million in 2003 to RMB74 million in 2004.

Non-operating Income

      Non-operating income was RMB133 million in 2004, which was due to the rescission of certain related party lease arrangements between CEA Northwest and the Group.

Net Profits

      As a result of the foregoing, net profit attributable to equity holders was RMB321 million in 2004 compared to a loss of RMB1,097 million in 2003.

Fixed Assets

      The Group had approximately RMB29,744 million of fixed assets as of 31st December, 2004, including aircraft and flight equipment with a value of approximately RMB6,692 million. Fixed

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

assets are initially recognized at cost and are subsequently stated at revalued amount, being its fair value at the date of revaluation less any subsequent accumulated depreciation.

      Valuation of fixed assets is based on market conditions and global economic factors that the Group may not control. The determination of fair value requires significant judgment, including judgment on valuations by the Company's management and/or by independent professional appraisers. The Company's directors have reviewed the carrying value of the Group's fixed assets as of 31st December, 2004 and are of the opinion that the carrying amount is not materially different from the fair value of the Group's fixed assets.

LIQUIDITY AND CAPITAL RESOURCES

      The Group finances its working capital requirements through a combination of funds generated from operations and short-term bank loans. As a result, the Group's liquidity would be adversely affected to the extent there is a significant decrease in demand for the Group's services, or any delay in obtaining bank loans. As of 31st December, 2003, 2004 and 2005, the Group had cash and cash equivalents of RMB1,583 million, RMB2,114 million and RMB1,864 million, respectively. In 2003, 2004 and 2005, the Group's net cash inflows generated from operating activities were RMB3,163 million, RMB3,266 million and RMB1,952 million, respectively, while its net cash outflows used in investment activities were RMB7,305 million, RMB2,433 million and RMB10,369 million, respectively. In the past three years, the Group's primary cash requirements for investment activities were related to the acquisitions and upgrades of aircraft and flight equipment, debt repayments and the acquisition of certain assets and liabilities relating to the aviation businesses of CEA Northwest and CEA Yunnan.

      In 2003, 2004 and 2005, payment of advances on aircraft and flight equipment were RMB1,296 million, RMB2,679 million and RMB9,073 million, respectively, while additions of aircraft and flight equipment were RMB5,560 million, RMB1,997 million and RMB7,751 million, respectively. The Group financed the additions to its aircraft and flight equipment primarily through lease arrangements, bank loans and funds generated from operations. Funds generated from disposal of old aircraft and flight equipment and other fixed assets and equipment (including by way of exchange) totaled RMB92 million, RMB668 million and RMB33 million in 2003, 2004 and 2005, respectively. The Group's net cash outflow generated from financing activities was RMB3,764 million, RMB-312 million and RMB8,186 million in 2003, 2004 and 2005, respectively, primarily from bank loans and the issue of short-term debentures.

      Pursuant to certain of its finance or operating leases, the Group are required to indemnify the lessors against any withholding or similar taxes that may be imposed on the lessors by taxing

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

authorities in China with regard to payments made under these leases. Pursuant to a regulation issued in 2000 by the State Tax Bureau of China, lease payments made by Chinese airlines to foreign enterprises in respect of lease arrangements entered into prior to 1st September, 1999 are exempt from the payment of any withholding tax. Withholding tax payable in respect of the lease arrangements entered into on or after 1st September, 1999 are charged to the Group's income statement as incurred.

      The Group generally operates with a working capital deficit. As of 31st December, 2003, 2004 and 2005, the Group's current liabilities exceeded its current assets by RMB9,982 million, RMB12,491 million and RMB25,598 million, respectively. The increase in the Group's current liabilities in 2005 was primarily due to an increase in borrowings for payment of advances on aircraft and flight equipment. The increase in the Group's working capital deficit in 2003 and 2004 was due to increase in short-term bank loans and the portion of long-term bank loans payable within one year. Short-term loans outstanding totaled RMB4,632 million, RMB6,189 million and RMB13,711 million as of 31st December, 2003, 2004 and 2005, respectively. Long-term loans outstanding totaled RMB11,223 million, RMB10,736 million and RMB12,659 million as of 31st December, 2003, 2004 and 2005, respectively. Long-term loans payable within two years, from three to five years and beyond five years were RMB7,507 million, RMB5,517 million and RMB1,609 million, respectively, as of 31st December, 2005, as compared to RMB5,580 million, RMB3,216 million and RMB1,940 million, respectively, as of 31st December, 2004 and RMB4,689 million, RMB4,164 million and RMB2,370 million, respectively, as of 31st December, 2003. The total lease obligations outstanding under the Group's finance leases as of 31st December, 2003, 2004 and 2005 were RMB7,101 million, RMB8,662 million and RMB10,608 million, respectively. The Group's lease obligations payable within two years, from three to five years and beyond five years were RMB4,998 million, RMB3,014 million and RMB2,596 million, respectively, as of 31st December, 2005, as compared to RMB2,889 million, RMB3,756 million and RMB2,017 million, respectively, as of 31st December, 2004 and RMB2,679 million, RMB4,039 million and RMB383 million, respectively, as of 31st December, 2003.

      The Group has, and in the future may continue to have, substantial debts. As of 31st December, 2003, 2004 and 2005, the Group's long-term debt to equity ratio was 2.4, 2.6 and 3.4, respectively. The interest expenses associated with these debts might impair the Group's future profitability. The Group expects that cash from operations and bank borrowings will be sufficient to meet its operating cash flow requirements, although events that materially affect its operating results can also have a negative impact on liquidity. The Group has entered into credit facility agreements with certain Chinese banks to meet its future working capital needs. The Group has arranged, and it believes that it will continue to be able to arrange, short-term bank loans with domestic and foreign-funded banks in China as necessary to meet its working capital requirements.

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

However, the Group's ability to obtain financing may be affected by its financial position and leverage and credit ratings, as well as by prevailing economic conditions and the cost of financing generally. If the Group is unable to obtain financing for a significant portion of its capital requirements, its ability to acquire new aircraft and to expand its operations may be adversely affected.

      Currently, the Company has obtained the relevant bank loans and the possibility of the occurrence of such risks is low. The Directors are of the opinion that, after taking into account the Group's present internal resources and available banking facilities, the Group has sufficient working capital for its present requirements for at least 12 months from the date of this circular.

CAPITAL EXPENDITURES

      The Group's aircraft orders as of 31st December, 2005 included commitments to acquire 47 aircraft to be delivered in 2006 and 2007. The Group expects its capital expenditures for aircraft and related equipment, including deposits, through 2010 to be in aggregate approximately RMB57,332 million, including RMB19,080 million in 2006 and RMB12,704 million in 2007, in each case subject to contractually stipulated increases or any increase relating to inflation. The Group generally finance its purchase of aircraft through operating leases and bank loans secured by its assets. As of 31st December, 2005, the total value of our mortgaged assets increased by 1.1%, from RMB9,737 million as of 31st December, 2004 to RMB9,844 million as of 31st December, 2005. Construction of the Group's facilities at the Pudong International Airport and the purchase of maintenance equipment and other property and equipment will continue to require additional capital expenditures in 2006. The Group paid an amount of RMB418 million as the consideration for the increase of its equity interest in China Eastern Airlines Wuhan Limited to 96% early 2006. The Group plans to finance its other capital commitments through a combination of funds generated from operations, existing credit facilities, bank loans, leasing arrangements and other external financing arrangements.

FOREIGN CURRENCY TRANSACTIONS

      The Group has debts denominated in U.S. dollars, Japanese yen or Euro in addition to its debts denominated in Renminbi. The Group generates a significant amount of foreign currency revenues, including U.S. dollar, Japanese yen, Euro, Korean won, Hong Kong dollar, Singapore dollar, Australian dollar, and Thailand baht revenues, from ticket sales made in overseas offices. Pursuant to current foreign exchange regulations in China, the Group may retain its foreign currency earnings subject to the approval of State Administration of Foreign Exchange of the PRC. The Group has also designated certain personnel to manage the foreign currency risks through

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

derivative financial products such as forward foreign exchange contracts and interest rate swaps. The Group uses interest rate swaps to reduce risks related to changes in market interest rates. As of 31st December, 2005, the notional amount of the outstanding interest rate swap agreements was approximately US$661 million, compared to US$437 million as of 31st December, 2004. These interest rate swap agreements will expire between 2006 and 2016. In addition, the Group uses currency forward contracts to reduce risks related to changes in currency exchange rates in respect of ticket sales and expenses denominated in foreign currencies. As of 31st December, 2005, the notional amount of the outstanding currency forward contracts was approximately US$92 million, compared to US$226 million as of 31st December, 2004. This decrease in the notional amount of the outstanding currency forward contracts was primarily due to the cancellation or early termination of certain currency forward contracts in 2005. These currency forward contracts will expire between 2007 and 2010.

      Pursuant to International Financial Reporting Standards, the Group's monetary assets and liabilities denominated in foreign currencies are required to be translated into Renminbi at the year end at exchange rates announced by the People's Bank of China. The net exchange gains or losses are recognized and reflected in the income statement for the relevant year. Any fluctuation of the exchange rates between Renminbi and foreign currencies may materially adversely affect the Group's financial condition and results of operations. Primarily due to an appreciation of Renminbi against certain foreign currencies including U.S. dollar, Japanese yen and Euro following the measures introduced by the PRC government in July 2005 to reform the Renminbi exchange rate regime, the Group recognized a net exchange gain of RMB415 million in 2005, compared to a net exchange loss of RMB32 million in 2004.

TRADING AND FINANCIAL PROSPECTS

      The Group would like to caution readers that as an aviation enterprise that carries public utility functions, the Group and its operations are closely related to the political and economic situations, both internationally and locally. As such, the operation of the Group and of the whole sector is, to a substantial extent, subject to the risks associated with geopolitics and the outbreaks of unexpected events. This Management Discussion and Analysis of the Group contains (but not limited to) certain forward-looking statements, such as those on the economies of Asia including the PRC, and the aviation market. Such forward-looking statements are subject to many uncertainties and risks.

      The Group expects that the global economy will continue to grow in 2006, but the pace might be slower. The economic growth in East Asia continues. Factors such as international oil price, imbalance in global trading and investment and the avian flu become uncertainties in the global

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

economic environment. China's economy is at a stage of fast growth, and with further system reform and opening up, the inherent impetus of economic growth and agility, spending increases gradually. In industrialized cities and town, the progress is faster, which continues to lead a faster economic growth, hence the effects of the macro-economic regulation. As such, growth in air transport demand is maintained. The Group will seize upon the opportunity and make timely adjustments to our capacity, thereby pushing up the turnover volume in every aspect, hence our revenue in air transport. Also, Shanghai, the Group's principal operating base, its radiating effect in reaching out to other cities is marked. However, competition from domestic airlines for the passenger and cargo traffic in Shanghai is the keenest in East China region. In order to capture the opportunity and to fend off competition, the Group shall continue to expand its scale in 2006 and to adjust and optimize its route network, thereby lifting its competitiveness, increase its market share in the Shanghai region over time and create more attractive products and services to meet the need of the market. The Group shall continue to introduce three A319 aircraft, two A321 aircraft, three A330-200 aircraft, seven A330-300 aircraft, seven B737-700 aircraft, four ERJ-145 aircraft and one B747F aircraft, which will be delivered to the Group and commissioned into service this year. It is believed that the Group shall have the benefit of the increasing demand in air transport in the region.

      In view of the operating environment and its actual position, the Group shall implement the following in 2006 to improve its competitive strength:

      1.    To strengthen safety management and enhance flight safety

            In 2006, the Group will continue to accomplish a solid job of security management. To comply with the Airline Operational Control System ("AOC"), the Group will raise the punctuality rate of flights and strengthen its flight services of irregularity. To meet the requirements of the IATA Operational Safety Audit, the Group will unremittingly improve its security management system, step up its surveillance system, and improve an examination of self-monitoring, examination and verification.

      2. To improve the Group's service quality and enhance its corporate image

            In 2006, the Company will first invigorate the functions of service quality control department, continue to strengthen its existing products, and promote the brand image of its services. The Group will bolster and refine its 10 service projects such as "China Shuttle" and "Eastern Miles". It will continue with its effort in dealing with any irregularity in flight schedules by collaborating with department heads of airports.

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

            Efforts will be made to facilitate the building up of Shanghai as an aviation hub, and to reinforce the strategic planning of the Company's route network. The transport capacity deployed to East China especially to Shanghai will be added so as to ensure the Company's advantageous position in the strategic competition in building up Shanghai as the aviation hub.

      3. To step up the Group's revenue quality and explore the market innovatively

            The Group shall fully leverage on its revenue management system and implement its seat income monitoring. It shall adjust its prices upward reasonably and respond quickly to the situation, thereby enhancing the quality of its revenue. The Group shall deploy its route scientifically in order to increase the total number of its flights. The Group shall make use of the pivotal advantages of the Shanghai airports and continue to expand its transit network and code-sharing arrangement with plans to open the routes to Xian, Kunming, Holhote and Changsha, thereby fully utilizing the hub effect of Xian and Kunming. The Group shall put more effort in developing new services, especially those for frequent flyers and major clients.

      4. To strengthen cost control and enhance the Group's financial management

            The Group shall put more efforts in its overall budget management and strengthen its cost control tracking management and speed up the return of capital. By stepping up its capital risk management and making use of financial derivatives, the Group effects suitable operation regarding interest rate and exchange rate. By avoiding financial risks, the Group aims at financing at lower cost.

            The Group shall take steps to control its fuel cost and increase the ratio of aviation fuel arbitrage so as to minimize the impact of fluctuation in fuel prices. The Group fully implement the dynamic fuel policy and refuel strictly in accordance with flight plans.

            The Group shall form its centralized mass purchase of materials, and with such work flow monitored and centralized, the Group aims at reducing the costs. It also strengthen its integrated management to reduce maintenance cost.

      5.    To speed up integration and achieve synergy

            The Group has completed the acquisition from China Eastern Air Holding Company certain assets and liabilities relating to the aviation businesses of China Eastern Air Northwest Company and China Eastern Air Yunnan Company which have been, respectively,

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

      restructured as the Northwest branch and Yunnan branch of the Group. With this move, the Group is able to expand its scale, market share, network, fleet size and human resources and has the profile optimized, and its core competitiveness can become more powerful. In January 2006, the Group increased its shareholding interest in an affiliate, China Eastern Airlines Wuhan Limited from 40% to 96%. The increased shareholding favors its internal control and gives rise to more synergy.

MATERIAL ADVERSE CHANGE

      Save as disclosed in this circular or otherwise previously announced, the Directors are not aware of any material adverse change in the financial or trading position of the Group since 31st December, 2005 (being the date to which the latest published audited accounts of the Group have been made up).

APPENDIX III                                                 GENERAL INFORMATION

RESPONSIBILITY STATEMENT

      This circular includes particulars given in compliance with the Listing Rules for the purpose of giving information with regard to the Group. The Directors collectively and individually accept full responsibility for the accuracy of the information contained in this circular and confirm, having made all reasonable enquiries, that to the best of their knowledge and belief, there are no other facts not contained in this circular, the omission of which would make any statement herein misleading.

DISCLOSURE OF INTERESTS

DIRECTORS, SUPERVISORS, CHIEF EXECUTIVES AND SENIOR MANAGEMENT

      The interests of the Directors, supervisors, chief executives and senior management in the issued share capital of the Company as at the Latest Practicable Date were set out as follows:

                                                                  NUMBER AND TYPE OF SHARES HELD AND NATURE OF INTEREST
                                                                 -------------------------------------------------------
                                                                                                       CAPACITY IN WHICH
                                                                                                            THE A SHARES
    NAME              POSITION                     PERSONAL      FAMILY   CORPORATE       TOTAL                WERE HELD
-------------   -----------------------------   --------------   ------   ---------   --------------   -----------------
Li Fenghua      Chairman, Executive Director    5,000 A shares        -           -   5,000 A shares    Beneficial owner
                                                       (Note 1)                              (Note 1)

Luo Chaogeng    President, Executive Director   5,000 A shares        -           -   5,000 A shares    Beneficial owner
                                                       (Note 1)                              (Note 1)

Cao Jianxiong   Non-executive Director          5,800 A shares        -           -   5,800 A shares    Beneficial owner
                                                       (Note 2)                              (Note 2)

Wan Mingwu      Vice President,                 5,000 A shares        -           -   5,000 A shares    Beneficial owner
                  Executive Director                   (Note 1)                              (Note 1)

Zhong Xiong     Non-executive Director          2,800 A shares        -           -   2,800 A shares    Beneficial owner
                                                       (Note 3)                              (Note 3)

Luo Zhuping     Executive Director,             5,800 A shares        -           -   5,800 A shares    Beneficial owner
                  Company secretary                    (Note 2)                              (Note 2)

Hu Honggao      Independent                                  -        -           -                0                   -
                  non-executive Director

Peter Lok       Independent                                  -        -           -                0                   -
                  non-executive Director

Wu Baiwang      Independent                                  -        -           -                0                   -
                  non-executive Director

                                     III-1

APPENDIX III                                                 GENERAL INFORMATION

Zhou Ruijin     Independent                                  -        -           -                0                   -
                  non-executive Director

Xie Rong        Independent                                  -        -           -                0                   -
                  non-executive Director

Li Wenxin       Chairman of the                 6,000 A shares        -           -   6,000 A shares    Beneficial owner
                  Supervisory Committee                (Note 4)                              (Note 4)

Ba Shengji      Supervisor                      5,800 A shares        -           -   5,800 A shares    Beneficial owner
                                                       (Note 2)                              (Note 2)

Yang Xingen     Supervisor                      3,800 A shares        -           -   3,800 A shares    Beneficial owner
                                                       (Note 5)                              (Note 5)

Yang Jie        Supervisor                      3,000 A shares        -           -   3,000 A shares    Beneficial owner
                                                       (Note 6)                              (Note 6)

Liu Jiashun     Supervisor                      3,000 A shares        -           -   3,000 A shares    Beneficial owner
                                                       (Note 6)                              (Note 6)

Wu Jiuhong      Vice President                  3,000 A shares        -           -   3,000 A shares    Beneficial owner
                                                       (Note 6)                              (Note 6)

Zhou Liguo      Vice President                  3,000 A shares        -           -   3,000 A shares    Beneficial owner
                                                       (Note 6)                              (Note 6)

Zhang Jianzhong Vice President                  5,000 A shares        -           -   5,000 A shares    Beneficial owner
                                                       (Note 1)                              (Note 1)

Tong Guo Zhao   Vice President                  5,000 A shares        -           -   5,000 A shares    Beneficial owner
                                                       (Note 1)                              (Note 1)

Li Yangmin      Vice President                  3,000 A shares        -           -   3,000 A shares    Beneficial owner
                                                       (Note 6)                              (Note 6)

Luo Weide       Chief Financial Officer         3,000 A shares        -           -   3,000 A shares    Beneficial owner
                                                       (Note 6)                              (Note 6)

      Note 1: representing approximately 0.001667% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

      Note 2: representing approximately 0.001933% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

                                     III-2

APPENDIX III                                                GENERAL INFORMATION

      Note 3: representing approximately 0.000933% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

      Note 4: representing approximately 0.002% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

      Note 5: representing approximately 0.001267% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

      Note 6: representing approximately 0.001% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

      Save as disclosed above, as at the Latest Practicable Date, none of the Directors, the Company's supervisors, chief executives or members of senior management of the Company had any interest or short position in the shares, underlying shares and/or debentures (as the case may be) of the Company and/or any of its associated corporations (within the meaning of Part XV of the SFO) which was required to be (i) notified to the Company and the Stock Exchange pursuant to Divisions 7 and 8 of Part XV of the SFO (including any interest and short position which he/she was taken or deemed to have under such provisions of the SFO) or (ii) entered in the register of interests required to be kept by the Company pursuant to section 352 of the SFO or (iii) notified to the Company and the Stock Exchange pursuant to the Model Code for Securities Transactions by Directors of Listed Issuers as set out in appendix 10 to the Listing Rules.

      Each of Li Fenghua, Luo Chaogeng, Cao Jianxiong, Zhong Xiong, Li Wenxin and Ba Shengji was as at the Latest Practicable Date a director or employee of China Eastern Air Holding Company, which, as disclosed below, was a company having, as at the Latest Practicable Date, an interest in the Company's shares required to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO.

SUBSTANTIAL SHAREHOLDERS

Interests in the Company

      So far as is known to the Directors, as at the Latest Practicable Date, each of the following persons, other than a Director, supervisor, chief executive or member of the Company's senior management, had an interest and/or short position in the Company's shares or underlying shares (as the case may be) which would fall to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO, or was otherwise interested in 5% or more of any class of the then issued share capital of the
Company:

                                     III-3

APPENDIX III                                                GENERAL INFORMATION

                                                                             INTEREST
                                                                AS AT THE LATEST PRACTICABLE DATE
                                                     ---------------------------------------------------
                                                       APPROXIMATE       APPROXIMATE       APPROXIMATE
                                                      PERCENTAGE OF     PERCENTAGE OF     PERCENTAGE OF
                                                     SHAREHOLDING IN   SHAREHOLDING IN   SHAREHOLDING IN
                                                      THE COMPANY'S     THE COMPANY'S     THE COMPANY'S
NAME OF               NATURE OF         NUMBER OF      TOTAL ISSUED      TOTAL ISSUED      TOTAL ISSUED      SHORT
SHAREHOLDER          SHARES HELD       SHARES HELD    SHARE CAPITAL        A SHARES          H SHARES      POSITION
-----------------   --------------   -------------   ---------------   ---------------   ---------------   --------
China Eastern Air   A shares         3,000,000,000             61.64%            90.91%                -          -
  Holding Company   (unlisted
                    State-owned
                    legal person
                    shares)

HKSCC Nominees      H shares         1,491,945,163             30.65%                -             95.21%         -
  Limited (Note)

      Note: Based on the information available to the Directors and so far as they are aware, as at the Latest Practicable Date, among the 1,491,945,163 H shares held by HKSCC Nominees Limited, no person had an interest or short position in the Company's shares or underlying shares (as the case may be) which would fall to be and was disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO.

Interests in other members of the Group

      So far as is known to the Directors, as at the Latest Practicable Date, each of the following persons, other than the Company or any of its directors, supervisors, chief executives and members of the senior management, was directly or indirectly interested in 10% or more of the nominal value of any class of share capital carrying rights to vote in all circumstances at general meetings of the relevant subsidiary of the Company:

                                                                                          APPROXIMATE
                                                                                          PERCENTAGE OF
SUBSIDIARY                                    NAME OF RELEVANT SUBSTANTIAL SHAREHOLDER    SHAREHOLDING
----------                                   ------------------------------------------   -------------
(CHINESE CHARACTER)                          (CHINESE CHARACTER)                                               49%
(Shanghai Technology Aerospace               (Singapore Technology Aerospace Limited)
  Company Limited)

(CHINESE CHARACTER)                          (CHINESE CHARECTER)                                     45%
(Eastern Airlines (Shantou) Economic         (Shantou Aviation Equipment Group Company)
  Development Co., Ltd.)

                                     III-4

APPENDIX III                                                 GENERAL INFORMATION

(CHINESE CHARACTER)                          Aircraft Engineering Investment Ltd.                    40%
(Shanghai Eastern Aircraft
  Maintenance Co., Ltd.)

(CHINESE CHARACTER)                          (CHINESE CHARACTER)                                     30%
(China Cargo Airlines Co., Ltd.)             (China Ocean Shipping (Group) Company)

(CHINESE CHARACTER)                          (CHINESE CHARACTER)                                     30%
(Shanghai Eastern Logistics Co., Ltd.)       (China Ocean Shipping (Group) Company)

(CHINESE CHARACTER)                          (CHINESE CHARACTER)                                  23.89%
(China Eastern Airlines Jiangsu Co., Ltd.)   (Jiangsu Provincial Guoxin Asset
                                                Management Group Co., Ltd.)

      Save as disclosed above and so far as is known to the Directors, as at the Latest Practicable Date, no other person (other than the Directors, the Company's supervisors, chief executives or members of senior management of the Company) had an interest or short position in the Company's shares or underlying shares (as the case may be) which would fall to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO, or was directly or indirectly interested in 10% or more of the nominal value of any class of share capital carrying rights to vote in all circumstances at general meetings of any other member of the Group.

MISCELLANEOUS

COMPANY'S OFFICERS

      Mr. Luo Zhuping, who is a holder of a Master's degree in global economics, is a Director and the secretary of the Company.

      Mr. Luo Weide, the Company's Chief Financial Officer having a professional accounting qualification recognised in the PRC, is the qualified accountant of the Company appointed pursuant to Rule 3.24 of the Listing Rules. Since Mr. Luo does not possess the professional qualification normally required under Rule
3.24 of the Listing Rules, the Company has applied for, and the Stock Exchange has granted, a conditional waiver from strict compliance with that rule for a period of three years commencing on 28th January, 2005. Details of the waiver are disclosed in the Company's announcement dated 1st February, 2005.

SERVICE CONTRACTS

                                     III-5

APPENDIX III                                                 GENERAL INFORMATION

      As at the Latest Practicable Date, none of the Directors had any existing or proposed service contract with any member of the Group (excluding contracts expiring or terminable by the employer within a year without payment of any compensation (other than statutory compensation)).

COMPETING INTERESTS

      As at the Latest Practicable Date, none of the Directors or, so far as is known to them, any of their respective associates (as defined in the Listing Rules) was interested in any business (apart from the Group's business) which competes or is likely to compete either directly or indirectly with the Group's business (as would be required to be disclosed under Rule 8.10 of the Listing Rules if each of them were a controlling shareholder).

INTERESTS IN THE GROUP'S ASSETS OR CONTRACTS OR ARRANGEMENTS SIGNIFICANT TO THE GROUP

      As at the Latest Practicable Date, none of the Directors or supervisors of the Company had any interest in any assets which have been, since 31st December, 2005 (being the date to which the latest published audited accounts of the Company were made up), acquired or disposed of by or leased to any member of the Group, or are proposed to be acquired or disposed of by or leased to any member of the Group.

      As at the Latest Practicable Date, none of the Directors or supervisors of the Company was materially interested in any contract or arrangement, subsisting at the date of this circular, which is significant in relation to the business of the Group.

LITIGATION

      In 2005, family members of some of the victims in the aircraft accident in Baotou, which took place on 21st November, 2004, sued the Company in a U.S. court for compensation, the amount of which is yet to be determined. As mentioned in the Company's announcement dated 22nd November, 2004, the aircraft crashed at the accident was then owned and operated by China Eastern Yunnan Company. The Group is actively collaborating with General Administration of Civil Aviation of China, the relevant insurance company, the U.S. attorney for this case and other aviation law experts in response to the claim.

      As at the Latest Practicable Date, save as disclosed above, the Directors were not aware of any other litigation or claim of material importance pending or threatened against any member of the Group.

MATERIAL CONTRACTS

                                     III-6

APPENDIX III                                                 GENERAL INFORMATION

      The Group has entered into the acquisition agreement dated 12th May, 2005 regarding the acquisition by the Company from CEA Holding certain assets and liabilities relating to the aviation businesses of CEA Northwest and CEA Yunnan, the details of which are set out in the Company's announcements dated 12th May, 2005 and 30th June, 2005 and its circular dated 19th May, 2005.

      Save as already disclosed, no material contract (not being contract entered into in the ordinary course of business) has been entered into by any member of the Group within the two years immediately preceding the issue of this circular.

DOCUMENTS FOR INSPECTION

      Copies of the following documents are available for inspection during normal business hours at the Company's principal place of business in Hong Kong at 5th Floor, McDonald's Building, 48 Yee Wo Street, Hong Kong for a period of 14 days (excluding Saturdays, Sundays and public holidays) from the date of this circular:

      (i)   the articles of association of the Company;

      (ii)  the Company's 2003, 2004 and 2005 annual reports;

      (iii) the following aircraft purchase agreements (redacted version):

            (a) the agreement entered into on 9th October, 2004 by the Company with Airbus SAS regarding the purchase of twenty Airbus A330 aircraft;

            (b) the agreement entered into on 23rd December, 2004 by the Company with Boeing Company regarding the purchase of six Boeing 737-700 series aircraft;

            (c) the agreement entered into on 16th March, 2005 by the Company with Airbus SAS regarding the purchase of five Airbus A319 aircraft;

            (d) the agreement entered into on 23rd March, 2005 by China Eastern Airlines Jiangsu Co., Ltd. with Harbin Embraer Aircraft Industry Co., Ltd. regarding the purchase of five ERJ145 aircraft;

            (e) the agreement entered into on 21st April, 2005 by the Company with Airbus SAS regarding the purchase of fifteen Airbus A320 series aircraft;

                                     III-7

APPENDIX III                                                 GENERAL INFORMATION

            (f) the agreement entered into on 28th May, 2005 by China Cargo with Boeing Company regarding the purchase of two Boeing 747-400 series aircraft;

            (g) the agreement entered into on 8th August, 2005 by the Company with Boeing Company regarding the purchase of fifteen Boeing 787 aircraft;

            (h) the agreement entered into on 20th December, 2005 by the Company with Boeing Company regarding the purchase of four Boeing 737 NG series aircraft;

            (i) the agreement entered into on 10th April, 2006 by the Company with Boeing Company regarding the purchase of sixteen Boeing 737 NG series aircraft; and

            (j) the agreement entered into on 26th June, 2006 by the Company with Airbus SAS regarding the purchase of thirty Airbus A320 series aircraft;

      (iv) the acquisition agreement dated 12th May, 2005 regarding the acquisition by the Company from CEA Holding certain assets and liabilities relating to the aviation businesses of CEA Northwest and CEA Yunnan, the details of which are set out in the Company's announcements dated 12th May, 2005 and 30th June, 2005 and its circular dated 19th May, 2005; and

      (v)   each of the following Company's circulars dated:

            (a) 13th January, 2005 (regarding the purchase of six Boeing 737-700 aircraft by the Company);

            (b) 7th April, 2005 (regarding the purchase of five Airbus A319 aircraft by the Company and that of five ERJ145 aircraft by China Eastern Airlines Jiangsu Co., Ltd.);

            (c) 19th May, 2005 (regarding the acquisition by the Company of certain assets and liabilities relating to the aviation businesses of CEA Northwest and CEA Yunnan and certain continuing connected transactions);

            (d) 20th May, 2005 (regarding the purchases of certain Airbus SAS aircraft);

            (e) 12th July, 2005 (regarding the purchases of certain Boeing aircraft by the Group);

                                     III-8

APPENDIX III                                                 GENERAL INFORMATION

            (f) 19th September, 2005 (regarding the purchases of certain Boeing aircraft by the Group);

            (g) 29th April, 2006 (regarding the purchases of four Boeing 737 NG series aircraft by the Group); and

            (h) 30th May, 2006 (regarding the purchases of certain Boeing aircraft by the Group).

                                     III-9